UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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2018 Annual Meeting of Shareholders
PROXY STATEMENT

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

ANNUAL MEETING OF SHAREHOLDERS

Date	Thursday, May 24, 2018
Time	9:30 a.m.
Place	The Rubin Museum of Art 150 West 17th Street New York, New York
Record Date	March 26, 2018
Voting	Shareholders as of the record date are entitled to vote.
Each share of common stock of Tiffany & Co., a Delaware corporation (the "Company"), has one vote.
Admission
Attendance at the 2018 Annual Meeting will be limited to those persons who were shareholders, or held Company stock through a broker, bank or other nominee, at the close of business on the record date.

Pre-registration is required to attend the 2018 Annual Meeting. Registration confirmation and photo identification are also required for admission.
Shareholders of record will have the opportunity to vote by ballot at the 2018 Annual Meeting.
Beneficial owners of shares held in street name must contact their broker before the 2018 Annual Meeting to obtain a legal proxy and bring the legal proxy with them to the meeting.

MATTERS TO BE VOTED ON AT 2018 ANNUAL MEETING

There are three matters scheduled to be voted on at the 2018 Annual Meeting:

Matter	Board Recommended Vote	Required Vote	Broker Discretionary Vote Allowed
Item No. 1: Election of the Board;	"FOR" the election of all 10 nominees for director	Majority of votes cast "for" or "against" the nominee	No
Item No. 2: Ratification of the selection of the independent registered public accounting firm to audit our Fiscal 2018 financial statements; and	"FOR"	Majority of shares present and entitled to vote	Yes
Item No. 3: Approval, on an advisory basis, of the compensation of the Company's named executive officers as disclosed in this Proxy Statement ("Say on Pay").	"FOR"	Majority of shares present and entitled to vote	No

TIFFANY & CO.

ELECTION OF THE BOARD

The following table provides summary information about each director nominee. Each director is elected annually by a majority of votes cast "for" or "against" his or her candidacy. See "Item 1. Election of the Board" at PS-17 for more information.

Name	Age	Director Since	Principal Occupation	Independent	Audit Committee	Compensation Committee & Stock Option Sub- Committee	Corporate Social Responsibility Committee	Dividend Committee	Finance Committee	Nominating/ Corporate Governance Committee	Other Public Company Boards
Alessandro Bogliolo	52	2017	Chief Executive Officer ("CEO") of Tiffany & Co.				✓	✓			0
Rose Marie Bravo	67	1997	Retired CEO of Burberry Limited	✓		✓				✓	2
Roger N. Farah	65	2017	Former co-CEO of Tory Burch LLC	✓		✓	✓				3
Lawrence K. Fish	73	2008	Retired Chairman and CEO of Citizens Financial Group, Inc.	✓	✓		Chair		✓	✓	2
Abby F. Kohnstamm	64	2001	Executive Vice President and Chief Marketing Officer at Pitney Bowes Inc.	✓	✓	✓	✓			✓	0
James E. Lillie	56	2017	Vice Chairman of Mariposa Capital and Consultant for Newell Brands	✓					✓	✓	2
William A. Shutzer	71	1984	Senior Managing Director of Evercore Partners						Chair		0
Robert S. Singer	66	2012	Former CEO of Barilla Holding S.p.A	✓	Chair	✓			✓		1
Francesco Trapani	61	2017	Executive Deputy Chairman of Tages Holding S.p.A.	✓	✓					✓	0
Annie Young-Scrivner	49	—	CEO of Godiva Chocolatier	✓							0

Each director who served on the Company's Board of Directors (the "Board") during all or part of the period from February 1, 2017 to January 31, 2018 ("Fiscal 2017") attended at least 81% of the aggregate number of meetings of the Board and those committees on which he or she served.

AUDITORS

The Audit Committee has appointed, and the Board has ratified the appointment of, PricewaterhouseCoopers LLP ("PwC") as the independent registered public accounting firm to audit the Company's consolidated financial statements for the period from February 1, 2018 to January 31, 2019 ("Fiscal 2018"). As a matter of good corporate governance, we are asking you to ratify this selection.

See "Item 2. Ratification of the Selection of the Independent Registered Public Accounting Firm to Audit Our Fiscal 2018 Financial Statements" at PS-36 and "Relationship with Independent Registered Public Accounting Firm" at PS-38 for more information.

EXECUTIVE COMPENSATION MATTERS

See "Item 1. Election of the Board" at PS-17 and "Compensation of the CEO and Other Executive Officers" at PS-40 for more information.

TIFFANY & CO.

BUSINESS HIGHLIGHTS

Key highlights of Fiscal 2017 performance were as follows:

Sales:
Worldwide net sales increased 4% to $4.2 billion, reflecting sales growth in most reportable segments. Comparable store sales were unchanged from the prior year. There was no significant impact from currency translation (see Appendix I at PS-112).

Profitability:
Net earnings decreased 17% to $370.1 million, or $2.96 per diluted share. However, net earnings in 2017 included a net charge of $1.17 per diluted share related to the enactment of the 2017 U.S. Tax Cuts and Jobs Act (see Appendix I at PS-112). Net earnings in 2016 included impairment charges of $0.19 per diluted share (see Appendix I at PS-112). Excluding these charges, net earnings per diluted share increased 10% to $4.13 (see Appendix I at PS-112).

Store Expansion:	The Company added a net of two TIFFANY & CO. stores, resulting in a 3% net increase in gross retail square footage.
Product Introductions:
The Company expanded its product offerings, including by introducing the new TIFFANY HARDWEAR jewelry collection, through additions to several existing jewelry collections, such as the TIFFANY T collection, and by introducing its new Home and Accessories collection, new watch designs and a new fragrance.

Cash Flow:
Cash flow from operating activities was $932.2 million in 2017, compared with $705.7 million in 2016. Free cash flow (see Appendix I at PS-112) was $692.9 million in 2017, compared with $482.9 million in 2016.

Returning Capital to Shareholders:
The Company returned capital to shareholders by paying regular quarterly dividends (which were increased 11% effective July 2017 to $0.50 per share, or an annualized rate of $2.00 per share) and by repurchasing 1.0 million shares of its Common Stock for $99.2 million.

EXECUTIVE COMPENSATION HIGHLIGHTS

The Board's continued commitment to pay for performance, and other leading compensation practices, was demonstrated in Fiscal 2017 by the following highlights:

•
The majority of compensation payable to the CEO and other named executive officers is tied to the Company's financial performance and/or the performance of the stock price (86.7% for the CEO and 65.7% for the other named executive officers, on average), with significant emphasis on long-term incentives.

•
Long-term and short-term incentive awards granted for Fiscal 2017 and Fiscal 2018 are payable contingent on key performance measures, including operating earnings, growth in annual net sales on a constant-exchange-rate basis that excludes the effect of translating foreign-currency-denominated sales into U.S. dollars ("Constant Currency Sales Growth," see Appendix I at PS-112), net earnings per diluted share, and operating cash flow.

•
Short-term incentive awards for Fiscal 2017 were paid out to the named executive officers at 103.8% of target, based on achievement of operating earnings and Constant Currency Sales Growth goals for the year relative to target and individual performance factors.

•
For the performance period beginning February 1, 2015 and ending January 31, 2018 (Fiscal 2015 to Fiscal 2017), performance-based restricted stock units ("PSUs") vested at 53.4% of target shares (26.7% of maximum shares), based on achievement of net earnings per diluted share and return on assets, relative to pre-established targets.

•
Incentive-based compensation (such as cash incentive awards and PSUs, but excluding stock options and time-vesting restricted stock units ("RSUs")) is subject to recoupment in the event of an accounting restatement due to material noncompliance with financial reporting requirements.

•
Executive officers are expected under the Company's share ownership policy to hold shares of common stock worth five times their annual base salary for the CEO and two to three times their annual base salary for other named executive officers.

•	In the event of a change in control, severance benefits are only payable upon an involuntary termination ("dual trigger").

TIFFANY & CO.

•	The Compensation Committee of the Board retains an independent compensation consultant to advise on the executive compensation program and practices.

2019 ANNUAL MEETING

If you wish to nominate a candidate for election as a director to be included in the Company's Proxy Statement for our 2019 Annual Meeting, we must receive notice of such nomination no earlier than November 6, 2018 and no later than December 6, 2018. If you wish to submit a proposal of other business to be included in the Company's Proxy Statement for our 2019 Annual Meeting, we must receive such proposal no later than December 6, 2018. Proposals should be sent to the Company at 727 Fifth Avenue, New York, New York 10022 to the attention of the Corporate Secretary (Legal Department).

If you wish to nominate a candidate for election as a director at an annual meeting or propose other business for consideration at an annual meeting, but do not intend for such nomination or proposal to be included in the Company's Proxy Statement for the 2019 Annual Meeting, written notice complying with the requirements set forth in our By-laws generally must be delivered to the Company at 727 Fifth Avenue, New York, New York 10022 to the attention of the Corporate Secretary (Legal Department), not later than 90 days, and not earlier than 120 days, prior to the first anniversary of the preceding year's annual meeting. Accordingly, a shareholder nomination or proposal intended to be considered at the 2019 Annual Meeting, but not intended to be included in the Company's Proxy Statement, must be received by the Company no earlier than January 24, 2019 and no later than February 23, 2019.

Except as required by applicable law, the Company will consider only proposals that are received by the Company within the applicable time frames set forth above, and that meet the applicable requirements of the Securities and Exchange Commission (the "SEC") and our By-laws.

TIFFANY & CO.

QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT

WHAT IS THE PURPOSE OF THIS PROXY STATEMENT AND THE ACCOMPANYING MATERIAL?
This Proxy Statement and accompanying material, including the form of proxy, have been sent to you on behalf of the Company by order of the Board.
This Proxy Statement was first sent to the Company's shareholders on or about April 6, 2018, in connection with the 2018 Annual Meeting of the shareholders of the Company to be held on Thursday, May 24, 2018, at 9:30 a.m. at The Rubin Museum of Art, 150 West 17th Street, New York, New York.
You are entitled to vote at our 2018 Annual Meeting because you were a shareholder, or held Company stock through a broker, bank or other nominee, at the close of business on March 26, 2018, the record date for this year's Annual Meeting. That is why you were sent this Proxy Statement and accompanying material.

WHAT INFORMATION IS CONTAINED IN THIS PROXY STATEMENT AND THE ACCOMPANYING MATERIAL?
The information included in this Proxy Statement relates to the proposals to be considered and voted on at the 2018 Annual Meeting, the voting process, the compensation of our directors and most highly compensated executive officers, and other required information. This Proxy Statement is accompanied by our Annual Report on Form 10-K, which contains financial and other information about our business during Fiscal 2017.

WHY DID I RECEIVE A NOTICE REGARDING THE INTERNET AVAILABILITY OF THIS PROXY STATEMENT AND THE ACCOMPANYING MATERIAL INSTEAD OF A PAPER COPY OF THE PROXY MATERIALS?
As is the practice of many other companies, the Company is now providing proxy materials by a "notice and access" process. As a shareholder, you will receive a written notice of proxy, by postal service or e-mail, with instructions on how to access the proxy materials. This enables the Company to reduce the cost of paper, printing and postage and to substantially reduce paper use in order to benefit our environment. Those shareholders who wish to receive a paper report may request one. In some instances, shareholders will receive a proxy card and paper report automatically.

HOW CAN I REQUEST AND RECEIVE A PAPER OR E-MAIL COPY OF THE PROXY MATERIALS?

To receive a paper or e-mail copy of the proxy materials, please visit or contact:

1) By Internet:	www.proxyvote.com
2) By Telephone:	1-800-579-1639
3) By E-Mail*:	sendmaterial@proxyvote.com

*
If requesting materials by e-mail, please send a blank e-mail with the 16-Digit Control Number (located on the Notice of Proxy) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

Please make the request as instructed above on or before May 10, 2018 to facilitate timely delivery.
You may also find important information about the Company, with its principal executive offices at 727 Fifth Avenue, New York, New York 10022, on our website at www.tiffany.com. By clicking "Investors" at the bottom of the page, you will find additional information concerning some of the subjects addressed in this document.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder Meeting to be Held on May 24, 2018
The Proxy Statement and Annual Report on Form 10-K are available to shareholders at www.proxyvote.com

TIFFANY & CO.

WHAT MATTERS WILL BE VOTED ON AT THE 2018 ANNUAL MEETING?

There are three matters scheduled to be voted on at the 2018 Annual Meeting:

Item No. 1: Election of the Board;
Item No. 2: Ratification of the selection of the independent registered public accounting firm to audit our Fiscal 2018 financial statements; and
Item No. 3: Approval, on an advisory basis, of the compensation of the Company's named executive officers as disclosed in this Proxy Statement ("Say on Pay").

In addition, such other business as may properly come before the 2018 Annual Meeting or any adjournment or postponement thereof may be voted on.

DOES THE BOARD OF DIRECTORS RECOMMEND VOTING IN FAVOR OF THE PROPOSALS?
The Board recommends a vote "FOR" each of the director nominees and the proposals set forth in Items 2 and 3.

WHAT SHARES CAN I VOTE?
You may vote all of the shares of the Company's common stock that you owned at the close of business on March 26, 2018, the record date.

HOW MANY VOTES DO I HAVE?
Each share of the Company's common stock has one vote. The number of shares, or votes, that you have at the 2018 Annual Meeting is indicated on the enclosed proxy card or notice.

HOW DO I VOTE MY SHARES?
You can vote your shares at the 2018 Annual Meeting either by submitting your vote or instruction prior to the meeting, or by attending the meeting and voting in person.
Voting instructions, whether voting is in person or by proxy, vary depending on whether you are a shareholder of record (also known as a "registered shareholder") or a beneficial owner of shares held in street name:
Shareholder of Record: If your shares are registered directly in your name with the Company's transfer agent, Computershare, you are considered the shareholder of record with respect to those shares. Instructions for how to vote your shares are set forth below.
Beneficial Owner of Shares Held in Street Name: If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, or if your shares are held in the Tiffany and Company Employee Profit Sharing and Retirement Savings Plan (the "401K Plan"), then you are the "beneficial owner" of shares held in "street name." The organization holding, or trustee of, your account is considered the shareholder of record for purposes of voting at the 2018 Annual Meeting. As a beneficial owner, you have the right to instruct that organization or trustee on how to vote the shares held in your account. Those instructions are contained in the "voting instruction form" sent to you and are summarized below.

HOW DO I VOTE MY SHARES BEFORE THE 2018 ANNUAL MEETING IF I AM A SHAREHOLDER OF RECORD?
You can vote by proxy by having one or more individuals who will be at the 2018 Annual Meeting vote your shares for you. These individuals are called "proxies," and using them to cast your ballot at the 2018 Annual Meeting is called voting "by proxy."
Proxies will extend to, and be voted at, any adjournment or postponement of the 2018 Annual Meeting.
If you vote by proxy, you will have designated three officers of the Company to act as your proxies at the 2018 Annual Meeting. One of them will then vote your shares at the 2018 Annual Meeting in accordance with the

TIFFANY & CO.

instructions you have given them on the proxy card or by telephone or the Internet with respect to each of the proposals presented in this Proxy Statement.
While we know of no other matters to be acted upon at the 2018 Annual Meeting, it is possible that other matters may be presented at the meeting. If that happens and you have signed and not revoked a proxy, your proxy will vote on such other matters in accordance with his or her best judgment.
A shareholder of record may vote by proxy any of the following ways:

•
Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the notice or proxy card; have your notice or proxy card in hand as you will be prompted to enter your control number.

•
Via Telephone. You may vote by proxy via telephone by following the instructions provided in the proxy card; have your notice or proxy card in hand as you will be prompted to enter your control number.

•	By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided.

CAN I CHANGE MY VOTE AFTER I HAVE DELIVERED MY PROXY?
If you decide to vote by proxy (whether by Internet, telephone or mail), you can revoke – that is, change or cancel – your vote at any time before your proxy casts his or her vote at the 2018 Annual Meeting. Revoking your vote by proxy may be accomplished in one of three ways:

•	You can send an executed, later-dated proxy card to the Corporate Secretary of the Company, call in different instructions, or provide different instructions through the Internet voting site; or

•	You can notify the Corporate Secretary of the Company in writing that you wish to revoke your proxy; or

•	You can attend the 2018 Annual Meeting and vote in person.

HOW DO I VOTE MY SHARES BEFORE THE 2018 ANNUAL MEETING IF I AM A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME?
You may instruct your broker or the 401K Plan's trustee, as applicable, how to vote on your behalf in any of the following ways:

•
Via the Internet. You may instruct your broker or the 401K Plan's trustee, as applicable, as to your vote via the Internet by visiting www.proxyvote.com and entering the control number found in the notice or voting instruction form sent to you.

•
Via Telephone. You may instruct your broker or the 401K Plan's trustee, as applicable, as to your vote by calling the toll-free number found in your voting instruction form and entering the control number found in the notice or voting instruction form sent to you.

•
By Mail. You may instruct your broker or the 401K Plan's trustee, as applicable, as to your vote by mail by filling out the voting instruction form provided to you and returning it in the envelope provided.

Shares held in a broker's name may be voted by the broker, but only in accordance with the rules of the New York Stock Exchange. For more details, see "WHAT IS A BROKER NON-VOTE?" immediately below.
Shares held in the 401K Plan will be voted by the 401K Plan's trustee in accordance with specific instructions given by 401K Plan participants to whose accounts such shares have been allocated.

WHAT IS A BROKER NON-VOTE?
Shares held in a broker's name may be voted by the broker, but only in accordance with the rules of the New York Stock Exchange. Under those rules, your broker must follow your instructions. If you do not provide instructions to your broker, your broker may vote your shares based on its own judgment or it may withhold a vote. Whether your broker is permitted to vote or withhold its vote is determined by the New York Stock Exchange rules and depends on

TIFFANY & CO.

the proposal being voted upon. With respect to voting on the election of the Board and Say on Pay, your broker will be required to withhold its vote unless you provide instructions on those matters.
If your broker withholds its vote, that is called a "broker non-vote." As stated below, broker non-votes are counted as present for a quorum, but will have no effect on the outcome of the election of directors or any of the other proposals set forth herein. See "WHAT CONSTITUTES A QUORUM?" and "WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?" below.

CAN I CHANGE THE INSTRUCTION TO MY BROKER OR THE 401K PLAN TRUSTEE?
You may vote in person at the 2018 Annual Meeting, or you may change your instruction to your broker or the 401K Plan trustee, as applicable, by submitting a subsequent instruction through one of the means set forth above under "HOW DO I VOTE MY SHARES BEFORE THE 2018 ANNUAL MEETING IF I AM A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME?".

HOW WILL MY SHARES BE VOTED IN THE ABSENCE OF INSTRUCTIONS?
If you are a shareholder of record and you do not give any specific instructions as to how your shares are to be voted when you sign a proxy card or vote by telephone or by Internet, your proxies will vote your shares in accordance with the following recommendations of the Board:

•	FOR the election of all 10 nominees for director named in this Proxy Statement;

•	FOR the ratification of the selection of PwC as the independent registered public accounting firm to audit our Fiscal 2018 financial statements; and

•	FOR approval of the compensation paid to the Company's named executive officers in Fiscal 2017.

Shares held in a broker's name for which no instructions are received may be voted by the broker, but only in accordance with the rules of the New York Stock Exchange. For more details, see "WHAT IS A BROKER NON-VOTE?" above. Any shares held in the 401K Plan for which no instructions are received will be voted in the same proportion as those shares for which instructions are received.

DO I NEED TO ATTEND THE 2018 ANNUAL MEETING?
No. You may authorize your shares to be voted by following the instructions presented in the notice, proxy card or voting instruction form.

IF I WISH TO ATTEND THE 2018 ANNUAL MEETING AND VOTE IN PERSON, WHAT DO I NEED TO DO?
To attend the 2018 Annual Meeting, you will need to pre-register as instructed on your notice or proxy card and print out the registration confirmation. You will be required to show the registration confirmation as well as photo identification to enter the 2018 Annual Meeting.
To vote in person at the 2018 Annual Meeting:

•	For shareholders of record, you will have the opportunity to vote by ballot at the meeting.

•
For beneficial owners of shares held in street name, contact your broker before the 2018 Annual Meeting to obtain a legal proxy, and bring the legal proxy with you to the meeting. To submit a vote by ballot at the meeting, you will be required to show the legal proxy as well as photo identification.

WHAT CONSTITUTES A QUORUM?
A "quorum" is the minimum number of shares that must be present at the 2018 Annual Meeting for a valid vote. For the 2018 Annual Meeting, a majority of shares issued and outstanding on the record date and entitled to vote at the Annual Meeting must be present.

TIFFANY & CO.

The number of shares issued and outstanding at the close of business on March 26, 2018, the record date, was 124,504,359. Therefore, 62,252,180 shares must be present at the 2018 Annual Meeting for a quorum to be established.
To determine if there is a quorum, we consider a share "present" if:

•	The shareholder who owns the share is present in person at the 2018 Annual Meeting, whether or not he or she chooses to cast a ballot on any proposal; or

•	The shareholder is represented by proxy at the 2018 Annual Meeting, including, for any beneficial owner of shares held in street name, by the organization holding such shareholder's account.
If a shareholder is represented by proxy at the 2018 Annual Meeting as described above, his or her shares are deemed present for purposes of a quorum, even if:

•	The shareholder withholds his or her vote or marks "abstain" for one or more proposals; or

•	There is a "broker non-vote" on one or more proposals.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?
Each nominee for director shall be elected by a majority of the votes cast "for" or "against" the nominee at the 2018 Annual Meeting. That means that the number of shares voted "for" a nominee must exceed the number of shares voted "against" that nominee. To vote "for" or "against" any of the nominees named in this Proxy Statement, you can so mark your proxy card or ballot or, if you vote via telephone or Internet, so indicate by telephone or electronically.
You may abstain on the vote for any nominee but your abstention will not have any effect on the outcome of the election of directors. A broker non-vote has the same effect as an abstention: neither will have any effect on the outcome of the election of directors. To abstain on the vote on any or all of the nominees named in this Proxy Statement, you can so mark your proxy card or ballot or, if you vote via telephone or Internet, so indicate by telephone or electronically.
The proposal to ratify the selection of PwC as the independent registered public accounting firm to audit the Company's consolidated financial statements for Fiscal 2018 will be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the 2018 Annual Meeting and entitled to vote on the matter. That means that the proposal will pass if more than half of those shares present in person or represented by proxy at the 2018 Annual Meeting and entitled to vote on the matter vote "for" the proposal. Therefore, if you "abstain" from voting – in other words, you indicate "abstain" on the proxy card, by telephone or by Internet – it will have the same effect as an "against" vote.
The advisory proposal to approve the compensation of our named executive officers will be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the 2018 Annual Meeting and entitled to vote on the matter. That means that the advisory proposal will be approved if more than half of those shares present in person or represented by proxy at the 2018 Annual Meeting and entitled to vote on the matter vote "for" the proposal. Therefore, if you abstain from voting, it will have the same effect as an "against" vote. Broker non-votes on this proposal will have no effect.

WHAT HAPPENS IF A DIRECTOR NOMINEE DOES NOT RECEIVE A MAJORITY OF THE VOTES CAST?
In the event that any of the current directors standing for re-election does not receive a majority of "for" votes of the votes cast "for" or "against" his or her candidacy, such person would continue to serve as a director until he or she is succeeded by another qualified director or until his or her earlier resignation or removal from office. Each of the current directors standing for re-election has tendered a resignation letter to the Nominating/Corporate Governance Committee to be considered in the event that he or she does not receive such a majority vote. Under the Corporate Governance Principles adopted by the Board, the Nominating/Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject such resignation or whether other action should be taken.

TIFFANY & CO.

HOW ARE PROXIES SOLICITED?
The Company has hired the firm of Georgeson LLC to assist in the solicitation of proxies on behalf of the Board. Georgeson LLC has agreed to perform this service for a fee of not more than $8,500, plus out-of-pocket expenses.
Employees of Tiffany and Company, a New York corporation and a subsidiary of the Company ("Tiffany"), may also solicit proxies on behalf of the Board. These employees will not receive any additional compensation for their work soliciting proxies and any costs incurred by them in doing so will be paid for by Tiffany.
Proxies may be solicited by mail, in person, by facsimile, by telephone or by e-mail. In addition, we will pay for any costs incurred by brokerage houses and others for forwarding proxy materials to beneficial owners.

WHO WILL COUNT THE VOTES?
All votes will be tabulated by American Election Services, LLC, the inspector of elections appointed for the 2018 Annual Meeting.

WHERE CAN I FIND THE VOTING RESULTS OF THE 2018 ANNUAL MEETING?
The Company will announce preliminary voting results at the 2018 Annual Meeting and publish final results in a Form 8-K filed with the SEC within four business days after the 2018 Annual Meeting.

TIFFANY & CO.

OWNERSHIP OF THE COMPANY

SHAREHOLDERS WHO OWN AT LEAST FIVE PERCENT OF THE COMPANY

The following table shows all persons who were known to us to be "beneficial owners" of at least five percent of Company stock as of March 19, 2018. Footnote (a) below provides a brief explanation of what is meant by the term "beneficial ownership." This table is based upon reports filed with the SEC. Copies of these reports are publicly available from the SEC. All of the reports included a certification to the effect that the shares were not acquired and were not being held for the purpose of or with the effect of changing or influencing the control of the Company and were not acquired and were not being held in connection with or as a participant in any transaction having that purpose or effect.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (a)		Percentage of Class
The Vanguard Group	12,314,123	(b)	9.89%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
Qatar Investment Authority	11,822,436	(c)	9.49%
Ooredoo Tower
Diplomatic Area Street, West Bay
P.O. Box 23224, Doha, State of Qatar
BlackRock, Inc.	6,923,749	(d)	5.56%
55 East 52nd Street
New York, New York 10055

a) "Beneficial ownership" is a term broadly defined by the SEC and includes more than the typical form of stock ownership, that is, stock held in the person's name. The term also includes circumstances where a person has the right to acquire stock within 60 days or has or shares the power to vote the stock or to sell it. Accordingly, some of the shares reported as beneficially owned in this table may actually be held by other persons or organizations. Those other persons and organizations are described in the reports filed with the SEC.

b) The Vanguard Group, Inc. reported such beneficial ownership to the SEC on its Schedule 13G/A as of February 9, 2018 and stated that, as an investment advisor, it beneficially owned the number of shares referred to above. This Schedule stated that it had sole power to vote 149,647 shares of the Company's common stock, shared power to vote 24,315 shares, sole power to dispose or direct the disposition of 12,140,623 shares, and shared power to dispose or direct the disposition of 173,500 shares.

c) Qatar Investment Authority, a citizen of Qatar, reported such beneficial ownership to the SEC on its Schedule 13G/A as of September 14, 2017 and stated that it had sole voting and disposition power with respect to all such shares.

d) Blackrock, Inc. reported such beneficial ownership to the SEC on its Schedule 13G/A as of January 23, 2018 and stated that, as a parent holding company of the subsidiaries identified in that Schedule, it beneficially owned the number of shares referred to above. This Schedule stated that Blackrock, Inc. had sole power to vote 5,814,858 shares of the Company's common stock and sole power to dispose or direct the disposition of 6,923,749 shares.

OWNERSHIP BY DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

The following table shows the number of shares of the Company's common stock beneficially owned as of March 19, 2018 by: those persons who are director nominees or who were directors on such date; the principal executive officers and the principal financial officer during Fiscal 2017; the three next most highly compensated executive officers of the Company as of the end of Fiscal 2017; and the directors and executive officers on March 19, 2018 (see "Executive Officers of the Company" at PS-15) as a group. In the notes to the table below, "Vested Stock

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Options" refer to stock options that are exercisable as of March 19, 2018 or will become exercisable within 60 days of that date.

Name	Amount and Nature of Beneficial Ownership		Percentage of Class [a]
Directors
Alessandro Bogliolo (CEO, effective October 2, 2017)	—		*
Rose Marie Bravo	33,956	b	*
Gary E. Costley	21,741	c	*
Roger N. Farah	16,749	d	*
Lawrence K. Fish	68,702	e	*
Abby F. Kohnstamm	65,702	f	*
Michael J. Kowalski (Interim CEO from February 5, 2017 to October 2, 2017)	121,945	g	*
James E. Lillie	17,749	h	*
Charles K. Marquis	163,685	i	*
William A. Shutzer	351,320	j	*
Robert S. Singer	37,747	k	*
Francesco Trapani	381,749	l	*
Annie Young-Scrivner	—		*
Executive Officers
Frederic Cumenal (CEO through February 5, 2017)	49,595	m	*
Mark J. Erceg	69,489	n	*
Pamela H. Cloud	129,296	o	*
Philippe Galtie	3,539		*
Leigh M. Harlan	46,055	p	*
All executive officers and directors as a group (20 persons):	1,632,274	q	1.3%

a)	An asterisk (*) is used to indicate less than 1% of the class outstanding.

b)	Includes 29,956 shares issuable upon the exercise of Vested Stock Options.

c)	Includes 20,741 shares issuable upon the exercise of Vested Stock Options. Dr. Costley will not stand for re-election at the 2018 Annual Meeting.

d)	Includes 6,749 shares issuable upon the exercise of Vested Stock Options.

e)	Includes 26,096 shares issuable upon the exercise of Vested Stock Options.

f)	Includes 34,673 shares issuable upon the exercise of Vested Stock Options.

g)
Includes 12,763 shares issuable upon the exercise of Vested Stock Options, 7,000 shares held by the Kowalski Family Foundation and 30,585 shares held in trust of which Mr. Kowalski is the sole trustee. Mr. Kowalski was named Interim CEO effective February 5, 2017 and stepped down from that position effective October 2, 2017. Mr. Kowalski will not stand for re-election at the 2018 Annual Meeting.

h)	Includes 6,749 shares issuable upon the exercise of Vested Stock Options.

i)
Includes 29,956 shares issuable upon the exercise of Vested Stock Options, 29,729 shares held in the Charles and Cynthia Marquis Joint Revocable Trust dated December 8, 2003 and 56,000 shares held in the Marquis 2012 Children's Trust, as Trustee. Mr. Marquis disclaims beneficial ownership of Company shares held by the Marquis 2012 Children's Trust. Mr. Marquis will not stand for re-election at the 2018 Annual Meeting.

j)
Includes 34,673 shares issuable upon the exercise of Vested Stock Options; 107,500 shares held by KJC Ltd. of which Mr. Shutzer is the sole general partner and of which three of his adult children are limited partners;

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32,210 shares held in trust for one adult child of which trust Mr. Shutzer's wife is sole trustee; and 176,937 shares pledged as security in a margin account. Mr. Shutzer disclaims beneficial ownership of Company shares held by KJC Ltd. and shares held in the aforementioned trust.

k)	Includes 23,619 shares issuable upon the exercise of Vested Stock Options.

l)
Includes 375,000 shares held by Argenta Holdings Sarl, of which Mr. Trapani owns 100% of the equity interests and 6,749 shares issuable upon the exercise of Vested Stock Options. Pursuant to the Schedule 13D filed jointly with the SEC on February 22, 2017 by Mr. Trapani and JANA Partners LLC ("JANA"), as of February 14, 2017, the date of the event which required the filing of such Schedule, Mr. Trapani and JANA may have been deemed to be members of a "group" for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 13d-5(b)(1) promulgated thereunder. From and after February 20, 2017, the date of the Cooperation Agreement (as defined below) and the Trapani Cooperation Agreement (as defined below), Mr. Trapani and JANA are required, in accordance with the Cooperation Agreements, to be independent of each other and, as reported in the Schedule 13D, Mr. Trapani and JANA ceased working together for any purpose effective February 20, 2017, and believe they should no longer be deemed to be a "group" as of such date. As a result, Mr. Trapani expressly disclaims beneficial ownership of the shares beneficially owned by JANA. For more information regarding the Cooperation Agreement and the Trapani Cooperation Agreement see "Item 1. Election of the Board" at PS-17.

m)
Includes 12,815 shares issuable upon the vesting of PSUs on March 21, 2018 and 36,780 shares reported as directly owned on Mr. Cumenal's Form 4 filed with the SEC on March 8, 2017. Mr. Cumenal stepped down from his position as CEO effective February 5, 2017 and resigned as a director effective February 10, 2017.

n)	Includes 65,231 shares issuable upon the exercise of Vested Stock Options.

o)
Includes 97,556 shares issuable upon the exercise of Vested Stock Options, 3,471 shares issuable upon the vesting of PSUs on March 21, 2018 and 523 shares held in Ms. Cloud's account under the 401K Plan.

p)
Includes 39,596 shares issuable upon the exercise of Vested Stock Options, 2,297 shares issuable upon the vesting of PSUs on March 21, 2018 and 12 shares held in Ms. Harlan's account under the 401K Plan.

q)
Includes 499,381 shares issuable upon the exercise of Vested Stock Options; 11,429 shares issuable upon the vesting of PSUs on March 21, 2018; 2,192 shares held in accounts under the 401K Plan; and three shares held in the Tiffany Employee Stock Purchase Plan.

See "Equity Ownership by Executive Officers and Non-Executive Directors," beginning at PS-67 for a discussion of the Company's share ownership policy.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company's directors, executive officers and greater-than-10-percent shareholders to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. These persons are also required to provide us with copies of those reports.
Based on our review of those reports and of certain other documents we have received, we believe that, during and with respect to Fiscal 2017, all filing requirements under Section 16(a) applicable to our directors, executive officers and greater-than-10-percent shareholders were satisfied in a timely manner, except that one filing was made one day late. Specifically, on October 13, 2017, Gary E. Costley filed a Form 4 to report the accrual of six dividend equivalent units on October 10, 2017 in respect of vested restricted stock units granted to him in May 2016.

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EXECUTIVE OFFICERS OF THE COMPANY
The executive officers of the Company are:

Name	Age	Position	Year Joined Tiffany
Alessandro Bogliolo	52	Chief Executive Officer	2017
Mark J. Erceg	49	Executive Vice President – Chief Financial Officer	2016
Philippe Galtie	57	Executive Vice President – Global Sales	2015
Pamela H. Cloud	48	Senior Vice President – Chief Merchandising Officer	1994
Andrea C. Davey	49	Senior Vice President – Global Marketing	2013
Leigh M. Harlan	41	Senior Vice President – Secretary & General Counsel	2012
Andrew W. Hart	50	Senior Vice President – Diamond & Jewelry Supply	1999
Gretchen Koback-Pursel	45	Senior Vice President – Chief Human Resources Officer	1997
Caroline D. Naggiar	60	Senior Vice President – Chief Brand Officer	1997

Alessandro Bogliolo. Mr. Bogliolo joined Tiffany on October 2, 2017 as CEO, and was appointed as a director of Tiffany & Co. effective on that same date. Prior to joining Tiffany, Mr. Bogliolo served as CEO of Diesel SpA, a global apparel and accessories company, from 2013 to 2017. Previously, he was Chief Operating Officer, North America, at Sephora USA Inc. from 2012 to 2013. Mr. Bogliolo also spent 16 years at Bulgari SpA from 1996 to 2012, serving in various management roles, including as Chief Operating Officer and Executive Vice President, Jewelry, Watches & Accessories.

Mark J. Erceg. Mr. Erceg joined Tiffany in October 2016 as Executive Vice President – Chief Financial Officer. Prior to joining Tiffany, Mr. Erceg held the role of executive vice president and chief financial officer for Canadian Pacific Railway Limited, a transcontinental railway, from 2015 to 2016, and for Masonite International Corporation, a global manufacturer of commercial and residential doors, from 2010 to 2015. Previously, Mr. Erceg held finance, market strategy, customer response, general management and global investor relations positions at The Procter & Gamble Company during his tenure there from 1992 to 2010.

Philippe Galtie. Mr. Galtie joined Tiffany in August 2015 as Senior Vice President – International, with responsibility for all sales channels in the Company's Asia-Pacific, Europe, Japan and Emerging Markets regions, as well as oversight of global store development and global sales operations. In 2016, Mr. Galtie assumed responsibility for global customer and omnichannel management, and in January 2017 he also assumed responsibility for global customer and sales service. Effective August 4, 2017, Mr. Galtie's responsibilities were further expanded to include the Americas. Following this change, he was responsible for sales channels in every region, as well as global store planning, global sales operations, global customer and omnichannel management and global customer and sales service. Effective February 1, 2018, Mr. Galtie was promoted to Executive Vice President – Global Sales. Prior to joining Tiffany, Mr. Galtie held the role of International Retail Director at Cartier since 2011, where he was responsible for oversight of retail and client strategy, client relations and services, operations, store design and merchandising.

Pamela H. Cloud. Ms. Cloud joined Tiffany in 1994 as an assistant buyer and has since advanced through positions of increasing management responsibility within the Merchandising division. In 2007, she was promoted to Senior Vice President – Merchandising, responsible for all aspects of product planning and inventory management. In February 2016, Ms. Cloud was named Senior Vice President – Global Category Marketing, with responsibility for management of the Company's key product categories as well as global merchandising operations. Her current title is Senior Vice President – Chief Merchandising Officer.

Andrea C. Davey. Ms. Davey joined Tiffany in May 2013 as Vice President – Marketing for Northern America, and in 2014 was named Vice President – Global Marketing, with responsibility for marketing brand management, marketing production and consumer insights. In 2016, Ms. Davey was named Divisional Vice President – Jewelry Collections, where she was responsible for overseeing the management of Tiffany's various jewelry collections. She was promoted to Senior Vice President – Global Marketing effective February 1, 2018. Prior to joining Tiffany, Ms. Davey held

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marketing and brand management positions of increasing responsibility at The Procter & Gamble Company from 1996 to 2013.

Leigh M. Harlan. Ms. Harlan joined Tiffany in 2012 as Associate General Counsel. In 2014, she was promoted to Senior Vice President – Secretary & General Counsel, with responsibility for the Company's worldwide legal affairs. In 2017, Ms. Harlan's responsibilities were expanded to include global compliance. Prior to joining Tiffany, Ms. Harlan was an attorney at the law firm of Cravath, Swaine & Moore LLP, where she practiced corporate, transactional and finance law, from 2005 to 2012.

Andrew W. Hart. Mr. Hart joined Tiffany in 1999 as Director – Materials Management and advanced through positions of increasing management responsibility. In 2012, he was promoted to Senior Vice President – Diamonds and Gemstones, with responsibility for the Company's global diamond and gemstone supply chain. In 2013, Mr. Hart assumed responsibility for jewelry manufacturing as well. His current title is Senior Vice President – Diamond & Jewelry Supply.

Gretchen Koback-Pursel. Ms. Koback-Pursel joined Tiffany in 1997 as a Human Resources Representative and advanced through positions of increasing management responsibility. In 2012, she was promoted to Vice President – Global Human Resources, serving as the primary human resources business partner for the Tiffany & Co. executive team and the Company's creative and operational corporate groups. Effective June 1, 2017, Ms. Koback-Pursel was promoted to Senior Vice President – Chief Human Resources Officer.

Caroline D. Naggiar. Ms. Naggiar joined Tiffany in 1997 as Vice President – Marketing Communications. She was promoted to Senior Vice President, responsible for advertising and marketing, in 1998, and in 2007 she was assigned additional responsibility for the Public Relations department and named Chief Marketing Officer. In February 2016, Ms. Naggiar was named Senior Vice President – Chief Brand Officer, with responsibility for establishing the strategic vision for the TIFFANY & CO. brand, managing brand equity, global brand management and global public relations. Ms. Naggiar will be retiring from Tiffany effective January 31, 2019. Following April 30, 2018, she will no longer be an executive officer of the Company, but will rather focus on assisting in the transition of her employment duties.

TIFFANY & CO.

ITEM 1. ELECTION OF THE BOARD

Each year, the Company elects directors at an annual meeting of its shareholders. Pursuant to the Company's By-laws, directors are required to be less than age 74 when elected or appointed, unless the Board waives that provision with respect to an individual director whose continued service is deemed uniquely important to the Company.

At the 2018 Annual Meeting, 10 directors will be elected. Each of them will serve until he or she is succeeded by another qualified director or until his or her earlier resignation or removal from office. Gary E. Costley and Charles K. Marquis, who are each age 74 or older, and Michael J. Kowalski will not stand for re-election at the 2018 Annual Meeting, and the Board thanks them for their exemplary service to the Company.

It is not anticipated that any of this year's nominees will be unable to serve as a director but, if that should occur before the 2018 Annual Meeting, the Board may either propose another nominee or reduce the number of directors to be elected. If another nominee is proposed, you or your proxy will have the right to vote for that person at the 2018 Annual Meeting.

Why the Nominees were Chosen to Serve. Each of the 10 nominees for director was recommended for nomination by the Nominating/Corporate Governance Committee and nominated by the full Board to stand for election by the shareholders. All nominees, except Annie Young-Scrivner, have previously been elected as directors by the Company's shareholders.

On February 20, 2017, JANA and the Company entered into a Cooperation Agreement (the "Cooperation Agreement"), pursuant to which the Company agreed that, subject to the conditions set forth therein, the Board would appoint (i) Roger N. Farah, James E. Lillie and Francesco Trapani to the Board and (ii) Mr. Trapani to the Nominating/Corporate Governance and Search Committees, in each case no later than 10 business days after the date of the Cooperation Agreement. Mr. Farah, Mr. Lillie and Mr. Trapani were subsequently appointed to the aforementioned positions on March 6, 2017. Pursuant to the Cooperation Agreement, the Company also agreed that, subject to the conditions set forth therein, the Board would nominate each of Mr. Farah, Mr. Lillie and Mr. Trapani for election to the Board at the 2017 Annual Meeting. Mr. Farah, Mr. Lillie and Mr. Trapani were so nominated, and were each subsequently elected as directors by the Company's shareholders at the Company's 2017 Annual Meeting. On December 5, 2017, the Company delivered notice to JANA that the Board had determined to include each of Mr. Farah, Mr. Lillie and Mr. Trapani on the Company's slate of directors for the 2018 Annual Meeting, and on December 8, 2017 JANA agreed to such inclusion. As a result, the Standstill Period (as defined in the Cooperation Agreement) has been extended, on and subject to the terms set forth in the Cooperation Agreement, to the date that is 30 days prior to the expiration of the Company’s advance notice period for the nomination of directors at the 2019 Annual Meeting.

Mr. Farah, Mr. Lillie and Mr. Trapani have each provided to the Company an executed irrevocable resignation letter from the Board that will be effective (subject to Board acceptance) if JANA ceases to comply with or breaches any of the terms of the Cooperation Agreement in any material respect and, after receiving notice of such breach, does not cure such breach, and, solely with respect to Mr. Trapani, such resignation letter will also be effective (subject to Board acceptance) if Mr. Trapani ceases to comply with or breaches any of the terms of a separate cooperation agreement, entered into on February 20, 2017 between the Company and Mr. Trapani (the "Trapani Cooperation Agreement") in any material respect and, after receiving notice of such breach, does not cure such breach. JANA and Mr. Trapani have also each agreed that, during the Standstill Period, they will vote their respective shares in favor of the election of each of Mr. Farah, Mr. Lillie and Mr. Trapani, as well as all directors who were members of the Board as of February 20, 2017 who are nominated and recommended by the Board for election at an annual meeting of shareholders. Pursuant to the Cooperation Agreement and the Trapani Cooperation Agreement, JANA and Mr. Trapani are each committed to be independent of each other following the date of such agreements.

Pursuant to the Cooperation Agreement, the Company agreed to limit waivers under the retirement age provision of its By-laws referenced above, such that, in accordance with such mandatory retirement age, Dr. Costley and Mr. Marquis will not stand for re-election at the 2018 Annual Meeting. The foregoing summary of the Cooperation Agreement and Trapani Cooperation Agreement is not complete and is subject to, and is qualified by reference to, the full text of the Cooperation Agreement and Trapani Cooperation Agreement, which are filed as Exhibits 10.37 and 10.38, respectively, to the Company's Current Report on Form 8-K filed with the SEC on February 21, 2017.

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The specific experience and qualifications of each director nominee are set forth in the brief biographies that follow. Each of the nominees has many and diverse skill sets but those skills that most stand out are identified below at the end of each biography as "Key Skills."
Information concerning each of the nominees of the Board is set forth below:

Alessandro Bogliolo
Mr. Bogliolo, 52, became a director of Tiffany & Co. on October 2, 2017, the same date on which he commenced employment as CEO. Prior to joining Tiffany, Mr. Bogliolo served as CEO of global apparel and accessories company Diesel SpA from 2013 to 2017. Previously, he was Chief Operating Officer, North America, at Sephora USA Inc. from 2012 to 2013. Mr. Bogliolo also spent 16 years at Bulgari SpA from 1996 to 2012, serving in various management roles, including as Chief Operating Officer and Executive Vice President, Jewelry, Watches & Accessories.

Key Skills: retail and luxury brand management, product development, merchandising, marketing, global management and strategic planning.

Rose Marie Bravo
Ms. Bravo, CBE, 67, became a director of Tiffany & Co. in 1997. Ms. Bravo previously served as CEO of Burberry Limited from 1997 until 2006 and as President of Saks Fifth Avenue from 1992 to 1997. Prior to Saks, Ms. Bravo held a series of merchandising positions at Macy's, culminating in the Chairman & CEO role at I. Magnin, which was a division of R. H. Macy & Co. Ms. Bravo also serves on the Board of Directors of Estee Lauder Companies Inc. and Williams-Sonoma, Inc.

Key Skills: retail and brand management, merchandising and product development.

Roger N. Farah
Mr. Farah, 65, became a director of Tiffany & Co. in March 2017 and was elected Chairman of the Board effective October 2, 2017. He served as the Co-CEO of Tory Burch LLC from 2014 to March 2017, when he transitioned to the role of Executive Director, which he held through December 2017. He also served as a member of the Board of Directors of Tory Burch LLC from 2014 to 2017. Mr. Farah served as President and Chief Operating Officer of Ralph Lauren Corporation from 2000 to 2013 and as Executive Vice Chairman from November 2013 to May 2014. He was a member of the Board of Directors of Ralph Lauren Corporation from 2000 to 2014. Prior to joining Ralph Lauren Corporation, he served as Chairman of the Board and CEO of Venator Group, Inc. (now Foot Locker, Inc.), as President and Chief Operating Officer of R.H. Macy & Co., Inc. and as Chairman and CEO of Federated Merchandising Services. Mr. Farah currently serves on the Board of Directors of The Progressive Corporation and Aetna, Inc., and as a non-executive director of Metro Bank PLC. Mr. Farah holds a B.S. in Economics from the University of Pennsylvania, Wharton School of Business.

Key Skills: luxury brand management, global management, marketing and product development.

Lawrence K. Fish
Mr. Fish, 73, became a director of Tiffany & Co. in 2008. Mr. Fish previously served as Chairman, President and CEO of Citizens Financial Group, Inc. ("Citizens") from 1992 until 2005, when he relinquished the title of President. He relinquished the title of CEO of Citizens in 2007 and retired as Chairman in 2009. Mr. Fish is a member of the Corporation and Executive Committee of Massachusetts Institute of Technology. Mr. Fish serves as Chairman of Houghton Mifflin Harcourt and as a member of the Board of Directors of Textron. He has also served on the Board of Directors of the following public company during the past five years: National Bank Holdings. Mr. Fish serves as a Trustee Emeritus of The Brookings Institution, as Chairman of Management Sciences for Health and as a Trustee of Woods Hole Oceanographic Institute.

Key Skills: risk analysis, finance, brand management and community banking.

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Abby F. Kohnstamm
Ms. Kohnstamm, 64, is Executive Vice President and Chief Marketing Officer at Pitney Bowes Inc. ("Pitney Bowes"). In this role, she oversees all of Pitney Bowes's marketing and communications worldwide, as well as citizenship and philanthropy. Before joining Pitney Bowes in June 2013, Ms. Kohnstamm was the President and founder of Abby F. Kohnstamm & Associates, Inc., a marketing and consulting firm. Prior to establishing her company in 2006, Ms. Kohnstamm served as Senior Vice President, Marketing (Chief Marketing Officer) of IBM Corporation from 1993 through 2005. In that capacity, she had overall responsibility for all aspects of marketing across IBM on a global basis. Before joining IBM, Ms. Kohnstamm held a number of senior marketing positions at American Express from 1979 through 1993. She is also a member of the Board of Directors of the Roundabout Theatre Company and is a Trustee Emeritus of Tufts University after serving 10 years on the Board of Trustees. She became a director of Tiffany & Co. in 2001. Ms. Kohnstamm also served on the Board of Directors of the following public company during the past five years: World Fuel Services Corporation. She holds a B.A. from Tufts University, an M.A. in Education from New York University and an M.B.A. from New York University.

Key Skills: brand management, global management, strategic planning and digital marketing.

James E. Lillie
Mr. Lillie, 56, became a director of Tiffany & Co. in March 2017. He is the Vice Chairman of Mariposa Capital, a private investment office, and a consultant for Newell Brands, which acquired Jarden Corporation in April 2016. He held senior positions at Jarden Corporation from 2003 through the aforementioned acquisition of the company, including as President and Chief Operating Officer and, beginning in 2011, CEO. He also served as a member of the Board of Directors of Jarden Corporation from 2011 until the aforementioned acquisition. Prior to joining Jarden Corporation, Mr. Lillie served as Executive Vice President of Operations at Moore Corporation Limited and held several senior level management positions at portfolio companies of Kohlberg, Kravis, Roberts & Company. Mr. Lillie serves on the Board of Directors of J2 Acquisition Limited and Nomad Foods Limited, and previously served on the Board of Directors of Radio Prisa in Spain and the US-China Business Council. Mr. Lillie holds a B.A. from the University of Wisconsin.

Key Skills: global management, strategic planning, finance, product innovation and business process optimization.

William A. Shutzer
Mr. Shutzer, 71, has been a Senior Managing Director of Evercore Partners, a financial advisory and private equity firm, since 2004. He previously served as a Managing Director of Lehman Brothers from 2000 through 2003, a Partner in Thomas Weisel Partners LLC, a merchant banking firm, from 1999 through 2000, as Executive Vice President of ING Baring Furman Selz LLC from 1998 through 1999, President of Furman Selz Inc. from 1995 through 1997 and as a Managing Director of Lehman Brothers and its predecessors from 1978 through 1994. He was first elected a director of Tiffany & Co. in 1984. Mr. Shutzer serves on the Board of Directors of ExamWorks Group, Inc., Evercore Trust Company and RSI Home Products, Inc. He has also served on the Board of Directors of the following public company during the past five years: Mecklermedia Corporation (formerly known as Mediabistro Inc.).

Key Skills: finance, investor relations and strategic planning.

TIFFANY & CO.

Robert S. Singer
Mr. Singer, 66, served as CEO of Barilla Holding S.p.A, a major Italian food company, from 2006 to 2009. From 2004 to 2005, Mr. Singer served as President and Chief Operating Officer of Abercrombie & Fitch Co., an American clothing retailer. Prior to joining Abercrombie, Mr. Singer served as Chief Financial Officer of Gucci Group NV, a leading luxury goods company, from 1995 to 2004. From 1987 to 1995, Mr. Singer was a Partner at Coopers & Lybrand. Mr. Singer served on the Board of Directors of Benetton S.p.A. from 2006 to 2010, and on the Board of Directors of Fairmont Hotels & Resorts, Inc. from 2003 to 2006. Mr. Singer currently serves on the Board of Directors of Coty Inc., and served on the Board of Directors of the following public companies during the past five years: Mead Johnson Nutrition Company and Jimmy Choo PLC. Mr. Singer also currently serves on the Board of Directors of several non-public companies. Mr. Singer was first elected a director of Tiffany & Co. in 2012.

Key Skills: accounting, global retail, financial and general management of luxury brands.

Francesco Trapani
Mr. Trapani, 61, became a director of Tiffany & Co. in March 2017. From 1984 until 2012, Mr. Trapani served as CEO of Bulgari S.p.A. ("Bulgari"), including in connection with the company's listing on the Italian Stock Exchange, creation of Bulgari Hotels & Resorts, and acquisition by LVMH Moët Hennessy – Louis Vuitton S.A. ("LVMH") in 2011. While he remained a director of Bulgari following 2012, he resigned such role on February 20, 2017. Mr. Trapani was named as a defendant, in his capacity as CEO of Bulgari and along with other directors and managers thereof, in a pending criminal proceeding in Italy related to an alleged violation of the Italian tax laws resulting from the tax treatment of certain intercompany dividend payments made to Bulgari beginning in 2008. The tax treatment of such dividend payments was determined based on the advice of Bulgari's tax advisors and auditors, after analysis of all applicable rules, regulations and related interpretations. Further, the tax treatment of such dividend payments was previously reviewed, in a separate administrative proceeding, by the Italian Revenue Agency who deemed them to be in compliance with applicable Italian tax laws. From 2011 to 2014, Mr. Trapani also served as Chairman and CEO of the LVMH Watches and Jewelry Division and on the Board of Directors of LVMH; following 2014, he continued to serve on the LVMH Board and as a senior advisor to the LVMH CEO until 2016. Mr. Trapani joined Clessidra SGR, the largest private equity fund in Italy, as Executive Vice-Chairman in 2014, and later served as Chairman of the Board until the company's sale in 2016. In 2016, Mr. Trapani became the Executive Deputy Chairman and a partner of Tages Holding S.p.A., an asset management firm. Mr. Trapani holds a degree in business administration from the University of Naples.

Key Skills: luxury brand management, finance, strategic planning and global management.

Annie Young-Scrivner
Ms. Young-Scrivner, 49, is CEO of Godiva Chocolatier ("Godiva"). Prior to joining Godiva in August 2017, Ms. Young-Scrivner held senior positions at Starbucks Corporation ("Starbucks") beginning in 2009, including as Global Chief Marketing Officer & President of Tazo Tea from 2009 to 2012, President of Starbucks Canada from 2012 to 2014, President, Teavana & Executive Vice President of Global Tea from 2014 to 2015, and Executive Vice President, Global Digital & Loyalty Development from 2015 until her departure in April 2017. Prior to joining Starbucks, Ms. Young-Scrivner held senior leadership positions at PepsiCo, Inc. in sales, marketing and general management, including her role as Region President of PepsiCo Foods Greater China from 2006 to 2008. Ms. Young-Scrivner holds a B.A. from the Foster School of Business, University of Washington and an Executive M.B.A. from the Carlson School of Business, University of Minnesota. Ms. Young-Scrivner also served on the Board of Directors of the following public company during the past five years: Macy's Inc.

Key Skills: omnichannel brand management, digital marketing, global management, consumer insights and data analytics, and strategic planning.
In the event that any of the current directors standing for re-election does not receive a majority of "for" votes of the votes cast "for" or "against" his or her candidacy, such person would continue to serve as a director until he or she is succeeded by another qualified director or until his or her earlier resignation or removal from office. Each such director standing for re-election has tendered a resignation letter to the Nominating/Corporate Governance Committee to be considered in the event that he or she does not receive such a majority vote. Under the Corporate Governance Principles adopted by the Board, the Nominating/Corporate Governance Committee will make a recommendation to

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the Board on whether to accept or reject the resignation or whether other action should be taken. Please refer to Section 1.h of our Corporate Governance Principles for further information about the procedure that would be followed in the event of such an election result. The Corporate Governance Principles may be viewed on the Company's website www.tiffany.com, by clicking on "Investors" at the bottom of the page and then selecting "Corporate Governance" from the left-hand column.

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL 10 NOMINEES FOR DIRECTOR.

TIFFANY & CO.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

CORPORATE GOVERNANCE HIGHLIGHTS

The Company and its Board are committed to maintaining strong corporate governance practices that serve the interests of the Company and its shareholders. The Board recognizes that the Company's corporate governance practices must continually evolve, and the Board monitors developments in governance best practices to ensure that the Company continues to effectively represent the interests of its shareholders. The Board has adopted several corporate governance practices in support of this commitment, including:

•	Independent Chairman – Roger N. Farah, an independent director, was elected as Chairman of the Board effective October 2, 2017;

•	Annual election of directors;

•	Majority voting standard for director elections – each director must be elected by a majority of votes cast, not a plurality;

•
Director resignation policy – each of the current directors standing for re-election has tendered a resignation letter to the Nominating/Corporate Governance Committee to be considered in the event that he or she does not receive a majority of "for" votes of the votes cast "for" or "against" his or her candidacy. The Nominating/Corporate Governance Committee will then make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken;

•	Director independence – 8 of the Company's 10 directors up for election are independent;

•	Proxy access by-law – adopted by the Board during Fiscal 2017;

•	Director overboarding policy – directors may not serve on a total of more than five public company boards (including the Board);

•
Resignation on job change or new directorship – a director must submit a letter of resignation to the Nominating/Corporate Governance Committee on a change in employment and upon accepting a directorship with another public company (or any other organization that would require a significant time commitment). The Nominating/Corporate Governance Committee may then accept or decline such resignation;

•
Annual self-evaluation – the Company's non-management directors participate in an annual assessment and evaluation of the workings and efficiency of the Board and each of the committees on which they serve, the results of which are discussed by the full Board;

•	Long-standing policies governing business and ethical conduct;

•	Commitment to corporate social responsibility; and

•	Leading compensation practices – see "Corporate Governance Best Practices" at PS-47.

THE BOARD, IN GENERAL

The Board is currently composed of 12 members. The Board can fill vacancies and newly created directorships, as well as provide for a greater or lesser number of directors, subject to the terms of the Cooperation Agreement, which limits the Board's ability to increase in size over 12 members (with certain limited exceptions) during the Standstill Period. The Board intends to take action, effective as of the date of the 2018 Annual Meeting, to establish the number of directors constituting the full Board at 10.

Under the Company's Corporate Governance Principles, directors may not serve on a total of more than five public company boards. Service on the Board is included in that total.

THE ROLE OF THE BOARD IN CORPORATE GOVERNANCE

The Board plays several important roles in the governance of the Company, as set out in the Company's Corporate Governance Principles. The Corporate Governance Principles may be viewed on the Company's website www.tiffany.com, by clicking on "Investors" at the bottom of the page and then selecting "Corporate Governance" from the left-hand column. The responsibilities of the Board include:

•	Review and approval of the annual operating plan prepared by management;

•	Monitoring of performance in comparison to the annual operating plan;

•	Review and approval of the Company's multi-year strategic plan prepared by management;

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•	Consideration of topics of relevance to the Company's ability to carry out its strategic plan;

•	Selection and evaluation of, and determination of whether to retain or replace, the Company's CEO;

•	Participation in succession planning for the Company's other executive officers;

•	Review and approval of delegations of authority by which management carries out the day-to-day operations of the Company and its subsidiaries;

•	Review of management's enterprise risk assessment;

•	Review and, if appropriate, modification of Board committee charters;

•	Review and approval of the Company's policies or programs with respect to payment of dividends and the repurchase of common stock; and

•	Review and approval of significant actions by the Company.

BOARD LEADERSHIP STRUCTURE

Michael J. Kowalski, who served as the Company's Interim CEO from February 5, 2017 to October 2, 2017 and its CEO from 1999 until March 31, 2015, held the position of Chairman of the Board from the end of Fiscal 2002 until October 2, 2017. As such, the role of Chairman of the Board and the office of CEO were held by the same individual for much of the Company's recent history. However, in February 2017, Mr. Kowalski announced that, following the transition of his responsibilities as Interim CEO to the Company's next CEO, he also planned to relinquish his responsibilities as Chairman of the Board. Effective October 2, 2017, and concurrent with Alessandro Bogliolo becoming the Company's CEO, Mr. Kowalski resigned from his position as Chairman of the Board.

Pursuant to the Company's Corporate Governance Principles, it is the responsibility of the Board to determine whether the offices of Chairman of the Board and CEO shall be held by one person or by separate persons, and to further determine whether the person holding the office of Chairman of the Board shall be "independent."  Further, in determining which director is elected to serve as Chairman of the Board, the Board broadly considers all relevant facts and circumstances, as well as candidates' business experience, specific areas of expertise and skill set, including their ability to effectively moderate discussions during Board meetings and their responsiveness to the Board's suggestions for agenda items and information to be provided by management to the Board.

Following Mr. Kowalski's February 2017 announcement, the Board, with the assistance of its Nominating/Corporate Governance Committee, assessed the Board’s leadership structure. The Board determined that having an independent, non-executive Chairman would be in the best interest of the Company and its shareholders in light of the recent CEO transition, the ongoing Board refreshment initiatives and the continuing strategic evolution of the Company.  The Board believes that a clear division of responsibilities between the leadership of the Board and the executive responsible for the day-to-day operation of the Company's business will best enable Mr. Bogliolo to focus his time and attention on managing the Company, and allow Mr. Farah to dedicate his efforts to Board governance matters and to leading the Board in its fundamental role of providing oversight and guidance regarding the business, operations and strategy of the Company. The Board believes the non-executive Chairman role is also important to provide additional independent oversight of the Company's management and to serve in an advisory capacity to the CEO. In addition, the existence of an independent, non-executive Chairman facilitates communication among the Company's other directors, or between any of them, as well as communication between shareholders and the Company's independent and other non-management directors.

Effective October 2, 2017, the Board elected Roger N. Farah, an independent director who joined the Board in March 2017, as the non-executive Chairman of the Board. Consistent with the Company's Corporate Governance Principles, upon Mr. Farah's election as Chairman, the Board ceased to have a "presiding independent director", a role previously held by Charles K. Marquis in his capacity as chairman of the Nominating/Corporate Governance Committee. The Board considered Mr. Farah's extensive experience as an executive in the luxury retail industry, noting that his in-depth understanding of the industry, consumer behavior and the competitive environment in which the Company operates will be invaluable in advising the CEO and in guiding the Board through key matters within its purview, including the strategic planning process.  Additionally, the Board focused on Mr. Farah's service as a director and an executive of multiple U.S. public companies with global operations, noting that such experience has enabled him to develop knowledge of public company governance, compensation, investor relations, regulatory and reporting matters. The Board also noted the expertise Mr. Farah had demonstrated and the insights he had provided during his tenure on the Company's Board to date.

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As non-executive Chairman of the Board, Mr. Farah works closely with the CEO, providing advice to the CEO on operational, strategic, organizational and executive management matters. In this capacity, he facilitates communications between the directors and the Company's management. Mr. Farah also approves the schedule of Board meetings, sets the agenda for each Board meeting, after consideration of any items submitted for inclusion by the other directors and Company management, and consults with management regarding the materials to be presented to the Board to ensure such materials are responsive to the Board's requests and needs. As non-executive Chairman, Mr. Farah presides over meetings of the Board as well as meetings of the non-management and independent directors, and has the authority to call such meetings. Both in and outside of Board meetings, Mr. Farah facilitates communication among the directors. Consistent with this role, Mr. Farah works closely with the chair of the Nominating/Corporate Governance Committee to evaluate the performance of the Board and its committees and to provide oversight with respect to the Board's compliance with corporate governance requirements and best practices.

The Board, with the assistance of the Nominating/Corporate Governance Committee, will reassess the appropriateness of the existing leadership structure as warranted, including following changes in management, in Board composition or in the nature, scope or complexity of the Company's operations.

EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS

Non-management directors meet regularly in executive session without the participation of management directors or executive officers. This encourages open discussion. In addition, at least once per year the independent directors meet separately in executive session.

SHAREHOLDER ENGAGEMENT AND COMMUNICATION WITH NON-MANAGEMENT DIRECTORS

The Company's Board and management are strongly committed to proactive and ongoing communications with current, potential and former shareholders. The Company's approach to shareholder engagement revolves around providing informative, candid, credible and consistent communications to shareholders, as well as soliciting their feedback. The Company's CEO, Chief Financial Officer ("CFO") and Vice President – Investor Relations, regularly communicate with Company shareholders through one-on-one and group meetings and in conferences in an effort to remain informed regarding shareholder perspectives on strategic, operational and governance matters (including with respect to executive compensation) and to address any questions or concerns from shareholders.

Through the foregoing shareholder engagement practices, the Company's management serves as a liaison between shareholders and the Board. However, shareholders and other interested persons may also contact the Board directly by sending written communications to the entire Board or to any of the non-management directors by addressing their concerns to Roger N. Farah, Chairman of the Board, at the following address: Corporate Secretary (Legal Department), Tiffany & Co., 727 Fifth Avenue, New York, New York 10022. All communications will be compiled by the Corporate Secretary and submitted to the Board or an individual director, as appropriate, on a periodic basis.

INDEPENDENT DIRECTORS CONSTITUTE A MAJORITY OF THE BOARD

The Board has affirmatively determined that each of the following directors and director-nominees is "independent" under the listing standards of the New York Stock Exchange in that none of them has a material relationship with the Company (directly or as a partner, shareholder or officer of any organization that has a relationship with the Company): Rose Marie Bravo, Gary E. Costley, Roger N. Farah, Lawrence K. Fish, Abby F. Kohnstamm, James E. Lillie, Charles K. Marquis, Robert S. Singer, Francesco Trapani and Annie Young-Scrivner.

All of the members of the Audit, Nominating/Corporate Governance and Compensation Committees are independent as indicated in the prior paragraph.

The Board also considered the other tests of independence set forth in the New York Stock Exchange Corporate Governance Rules and has determined that each of the above directors and nominees is independent as defined in such Rules.

In addition, the Board has affirmatively determined that Mr. Singer, Mr. Fish, Ms. Kohnstamm, Mr. Marquis and Mr. Trapani meet the additional, heightened independence criteria applicable to audit committee members under the New York Stock Exchange rules.

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In determining that Mr. Trapani is independent, the Board specifically considered the Cooperation Agreement, the Trapani Cooperation Agreement and the Nomination Agreement (as defined below). In determining that Mr. Farah and Mr. Lillie are independent, the Board specifically considered the Cooperation Agreement. See "Item 1. Election of the Board" at PS-17 for additional information regarding the Cooperation Agreement and Trapani Cooperation Agreement. See "Additional Compensation from JANA Partners LLC" at PS-108 for additional information regarding the Nomination Agreement.

To the Company's knowledge, none of the other independent directors or director nominees has any direct or indirect relationship with the Company, other than as a director.

BOARD AND COMMITTEE MEETINGS AND ATTENDANCE DURING FISCAL 2017

Pursuant to the Company's Corporate Governance Principles, directors are expected to attend the regularly scheduled Board meetings, as well as all regularly scheduled meetings for those committees on which they serve. Directors are expected to attend such meetings in person or, if such attendance in person is not practicable, by telephone or other communications equipment.

The Board holds one of its regularly scheduled meetings on the date of the annual meeting of its shareholders to facilitate attendance at the annual meeting by the directors. Eight of the Company's 10 directors up for election at the 2018 Annual Meeting attended the 2017 Annual Meeting (the two non-attending directors were not on the Board in May 2017). Gary E. Costley, Michael J. Kowalski and Charles K. Marquis, who will not stand for re-election at the 2018 Annual Meeting, also attended the 2017 Annual Meeting.

Each director who served on the Board during Fiscal 2017 attended at least 81% of the aggregate number of meetings of the Board and those committees (including the Audit Committee, Compensation Committee, Stock Option Subcommittee, Nominating/Corporate Governance Committee, Finance Committee and Corporate Social Responsibility Committee) on which he or she served.

•	The full Board held six regular meetings and nine special meetings. Attendance averaged 94% amongst all members.

•	The Audit Committee held nine meetings. Attendance averaged 91% amongst all members.

•	The Compensation Committee and its Stock Option Subcommittee held nine meetings. All members attended all meetings.

•	The Nominating/Corporate Governance Committee held seven meetings. All members attended all meetings.

•	The Finance Committee held six meetings. Attendance averaged 96% amongst all members.

•	The Corporate Social Responsibility Committee held three meetings. Attendance averaged 92% amongst all members.

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COMMITTEES OF THE BOARD
Board Committee Membership

The committees of the Board, as well as the memberships thereof, consisted of the following as of March 19, 2018:

Director	Audit*	Compensation Committee & Stock Option Sub-committee*	Corporate Social Responsibility	Dividend	Finance	Nominating/ Corporate Governance*
Alessandro Bogliolo			✓	✓
Rose Marie Bravo		✓				✓
Gary E. Costley		Chair	✓			✓
Roger N. Farah		✓	✓
Lawrence K. Fish	✓		Chair		✓	✓
Abby F. Kohnstamm	✓	✓	✓			✓
Michael J. Kowalski			✓
James E. Lillie					✓	✓
Charles K. Marquis	✓	✓				Chair
William A. Shutzer					Chair
Robert S. Singer	Chair	✓			✓
Francesco Trapani	✓					✓
* Composed solely of independent directors.
Given that Dr. Costley, Mr. Kowalski and Mr. Marquis will not stand for re-election at the 2018 Annual Meeting, the Board intends to make certain changes to committee composition and chairmanships at its May 24, 2018 meeting.

Audit Committee

The Company's Audit Committee is an "audit committee" established in accordance with Section 3(a)(58)(A) of the Exchange Act. The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the (i) integrity of the Company's financial statements, (ii) Company's compliance with legal and regulatory requirements, (iii) Company's process to assess, monitor and control major financial risk exposures, (iv) independent auditor's qualifications and independence, and (v) performance of the Company's internal audit function and independent auditor. The Audit Committee operates under a charter adopted by the Board; that charter may be viewed on the Company's website, www.tiffany.com, by clicking "Investors" at the bottom of the page and then selecting "Corporate Governance" from the left-hand column. Under its charter, the Audit Committee's responsibilities and related oversight processes include:

•	Appointing, compensating, retaining and providing oversight of the Company's independent registered public accounting firm retained to audit the Company's consolidated financial statements;

•	Reviewing the quality-control procedures and independence of the Company's independent registered public accounting firm and evaluating their proposed audit scope, performance and fee arrangements;

•	Reviewing and evaluating the lead partner of the independent auditor;

•	Approving in advance all audit and non-audit services to be rendered by the independent registered public accounting firm;

•
Reviewing and discussing the Company's financial statements and audit findings, including the impact of significant events, transactions or changes in accounting principles thereon, with management and the independent auditor in advance of filing;

•	Reviewing and discussing significant proposed changes in the Company's auditing and accounting principles, policies, controls, procedures and practices with management and the independent auditor;

•	Discussing the Company's earnings press releases in advance of filing, as well as financial information and earnings guidance provided to analysts and rating agencies;

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•	Reviewing the adequacy of the Company's system of internal accounting and financial controls;

•
Discussing guidelines and policies with respect to risk assessment and risk management, including the steps management has taken to monitor and control major risk exposures in the following areas: financial and financial reporting risks, risks related to litigation or other legal or compliance matters, employee safety risks, global security risks, information security and technology risks, and data privacy and data protection risks;

•	Meeting separately, periodically, with management, the Company's internal audit function and the independent auditor;

•	Discussing with the Company's internal audit function and the independent auditor the overall scope and plans for their respective audit work;

•
Discussing with management, the Company's internal audit function and, as appropriate, the independent auditor the adequacy and effectiveness of the Company’s financial reporting process and system for monitoring and managing business risk and legal compliance programs;

•
Reviewing with the independent auditor any difficulties the auditor encountered in the course of its audit work, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management;

•	Setting clear hiring policies for employees or former employees of the independent auditor;

•	Establishing procedures for complaints regarding accounting, internal accounting controls or auditing matters; and

•	Reviewing the responsibilities, budget and staffing of the Company's internal audit function, as well as the compensation and performance of the person responsible for that function.

The Board has determined that all members of the Audit Committee are financially literate, that at least one member of the Audit Committee meets the New York Stock Exchange standard of having accounting or related financial management expertise, and that Mr. Singer meets the SEC criteria of an "audit committee financial expert." The Board considered Mr. Singer's past experience as Chief Financial Officer of Gucci Group NV, Partner at Coopers & Lybrand, and Chairman of the audit committee for Fairmont Hotels & Resorts, Inc., Mead Johnson Nutrition Company and Jimmy Choo PLC. The Board also considered Mr. Singer's role as Chairman of the audit committee for Coty Inc. The Board has determined that Mr. Singer's simultaneous service on the audit committee of one other public company will not impair his ability to effectively serve on the Company's Audit Committee. See "Report of the Audit Committee" at PS-37.

For additional information regarding the Company's relationship with its independent registered public accounting firm, see "Relationship with Independent Registered Public Accounting Firm" at PS-38.

Compensation Committee

The primary function of the Compensation Committee is to assist the Board in compensation matters. The Compensation Committee operates under its charter which may be viewed on the Company's website, www.tiffany.com, by clicking "Investors" at the bottom of the page, and then selecting "Corporate Governance" from the left-hand column.

Under its charter, the Compensation Committee's responsibilities include:

•	Reviewing and approving corporate goals and objectives relevant to the compensation of our CEO;

•	Evaluating our CEO's performance in light of those corporate goals and objectives;

•	Determining and approving our CEO's compensation level based on such evaluation;

•	Where Board action is required, making recommendations to the Board with respect to the compensation of our other executive officers, including compensation under incentive and equity-based plans;

•	Reviewing and approving remuneration arrangements for executive officers;

•	Making awards to executive officers under the Company's compensation plans, including equity-based plans;

•
Considering the expressed view of shareholders on executive compensation matters, including shareholder proposals and advisory votes, and considering communications with proxy advisory firms and related matters; and

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•	Assessing on an annual basis potential material risks to the Company from its compensation programs and plans.

Pursuant to its charter, the Compensation Committee may delegate any of its functions to one or more subcommittees composed entirely of members of the Compensation Committee.

Compensation for the non-management members of the Board is set by the Board with advice from the Nominating/Corporate Governance Committee.

Role of Compensation Consultants

Frederic W. Cook & Co., Inc. ("FW Cook") is an independent advisor retained by the Compensation Committee to provide advice with respect to the amount and form of executive compensation. FW Cook also provides advice to the Nominating/Corporate Governance Committee with respect to non-management director compensation.

FW Cook assists the Compensation Committee's development and evaluation of executive compensation policies and practices and the Compensation Committee's determinations of executive compensation awards by:

•	attending Compensation Committee meetings;

•	meeting with the Compensation Committee without management present;

•	providing third-party data, advice and expertise on proposed executive compensation awards and plan design (see "Competitive Compensation Analysis - No Benchmarks" at PS-52);

•	providing information on trends and regulatory developments affecting executive compensation;

•
reviewing materials prepared by management and advising the Compensation Committee on the matters included in these materials, including the consistency of proposals with the Compensation Committee's compensation philosophy and comparisons to programs at other companies; and

•
preparing its own analysis of compensation matters, including positioning of programs in the competitive market and the design of plans consistent with the Compensation Committee's compensation philosophy.

Independence factors as reflected in the Compensation Committee charter were considered in selecting FW Cook, and FW Cook was found to be independent. The Compensation Committee has instructed FW Cook to act independently of management and only at the direction of the Compensation Committee, and has advised FW Cook that its ongoing engagement will be determined solely by the Compensation Committee. FW Cook does not consult with management on compensation to be paid to non-executive employees, nor does it have any potential or actual conflicts with the Company. Management has assisted in arranging meetings between FW Cook and the Compensation Committee and in facilitating FW Cook's review of Compensation Committee materials.

For additional information regarding the operation of the Compensation Committee, including the role of consultants and management in the process of determining the amount and form of executive compensation, see "Compensation Evaluation Process" at PS-51 and "Report of the Compensation Committee" at PS-73.

Stock Option Subcommittee

The Stock Option Subcommittee determines the grant of options, restricted stock units, cash incentive awards and other matters under our 2014 Employee Incentive Plan. All members of the Compensation Committee are members of this subcommittee.

Compensation Committee Interlocks and Insider Participation

During 2017, the members of the Compensation Committee and its Stock Option Subcommittee were Rose Marie Bravo, Gary E. Costley, Roger N. Farah, Abby F. Kohnstamm, Charles K. Marquis, Peter W. May and Robert S. Singer. Mr. May did not stand for re-election at the Company's 2017 Annual Meeting. No director serving on the Compensation Committee or its Stock Option Subcommittee during any part of Fiscal 2017 was, at any time either during or before such fiscal year, an officer or employee of Tiffany & Co. or any of its subsidiaries. None of the Company's executive officers serves, or in the past fiscal year served, as a member of the board of directors or

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compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Compensation Committee and its Stock Option Subcommittee.

Nominating/Corporate Governance Committee

The primary function of the Nominating/Corporate Governance Committee is to identify individuals to become Board members consistent with criteria approved by the Board, and to assist the Board in matters of corporate governance. The Nominating/Corporate Governance Committee operates under the charter adopted by the Board. The charter may be viewed on the Company's website, www.tiffany.com, by clicking "Investors" at the bottom of the page, and then selecting "Corporate Governance" from the left-hand column. Under its charter, the role of the Nominating/Corporate Governance Committee includes recommending to the Board:

•	Policies on the composition of the Board;

•	Criteria for the selection of nominees for election to the Board;

•	Nominees to fill vacancies on the Board;

•	Nominees for election to the Board;

•	The optimal number of directors constituting the entire Board;

•	Corporate governance principles applicable to the Company;

•	Non-management director compensation; and

•	Management performance and succession planning.

Submitting Candidate Names

If you would like to submit the name of a candidate for the Nominating/Corporate Governance Committee to consider as a nominee of the Board for director, you may send your submission at any time to the Nominating/Corporate Governance Committee, c/o Corporate Secretary (Legal Department), Tiffany & Co., 727 Fifth Avenue, New York, New York 10022.

Process for Identifying and Evaluating Nominees for Director

The Nominating/Corporate Governance Committee evaluates candidates recommended by shareholders in the same manner as it evaluates director candidates suggested by others, including those recommended by director search firms.

See our Corporate Governance Principles which are available on our website www.tiffany.com, and may be viewed by clicking "Investors" at the bottom of the page, and then selecting "Corporate Governance" from the left-hand column. In accordance with these principles, candidates for director shall be selected on the basis of their business experience, expertise and skills, with a view to supplementing the business experience, expertise and skills of management and adding further substance and insight into Board discussions and oversight of management.

The candidate identification and evaluation process includes discussions at meetings of the Nominating/Corporate Governance Committee and specifications provided to director search firms when such firms are retained. The Nominating/Corporate Governance Committee engaged a leading third party search firm in 2015 to assist the Committee in the identification of certain non-employee director candidates, in light of the fact that certain of the Company's directors would reach the mandatory retirement age of 74 set forth in the Company's By-laws prior to the Company's 2017 and 2018 Annual Meetings. While the Nominating/Corporate Governance Committee engaged a new third party search firm to replace the prior one in November 2017, the Company's Board refreshment process has been consistently ongoing since 2015. The Nominating/Corporate Governance Committee has no procedure or means of assessing the effectiveness of this process other than the process described under "Board Refreshment" below.

While the Company's Corporate Governance Principles do not prescribe diversity standards, as a matter of practice, the Nominating/Corporate Governance Committee considers the diversity of the Board as a whole when considering candidates for director. In this context, diversity is broadly construed to include differences in personal and professional experience, perspective, ways of thinking, education, skill and other individual qualities and attributes that contribute to a more diversified mindset among the directors. In addition, one of the factors that the Board

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considers during its annual self-evaluation is whether the membership of the Board provides an appropriate mix of skills, experience and backgrounds.

Roger N. Farah, James E. Lillie and Francesco Trapani were originally appointed to the Board pursuant to the Cooperation Agreement, as discussed under "Item 1. Election of the Board" above.

Corporate Social Responsibility Committee

The Corporate Social Responsibility Committee assists the Board in its oversight of the Company's initiatives, plans and practices with respect to corporate social responsibility matters of significance to the Company and the communities in which it operates. These matters are presently defined as ethical and sustainable sourcing, human rights, the environment, supplier conduct, labor conditions, climate change, diversity in employment, charitable giving, government relations and political spending. The Corporate Social Responsibility Committee operates under the charter adopted by the Board. The charter may be viewed on the Company's website, www.tiffany.com, by clicking "Investors" at the bottom of the page, and then selecting "Corporate Governance" from the left-hand column.

Dividend Committee

The Dividend Committee exercises the power otherwise vested in the Board with respect to the declaration of regular quarterly dividends in accordance with the dividend policy established by the Board. The Dividend Committee operates under the charter adopted by the Board. The charter may be viewed on the Company's website, www.tiffany.com, by clicking "Investors" at the bottom of the page, and then selecting "Corporate Governance" from the left-hand column. Alessandro Bogliolo is the sole member of the Dividend Committee.

Finance Committee

The Board formed the Finance Committee to assist the Board with its oversight of the Company's capital structure, liquidity risk, dividend policy, purchase and repurchase of the Company's common stock, debt and equity financings, the retention of investment bankers and other financial advisors to the Board, the Company's schedule of, and strategy with respect to, insurance coverage, the Company's hedging policy and guarantee of indebtedness incurred by the Company's subsidiaries, as well as of currency, interest rate or commodity hedging transactions entered into by the Company's subsidiaries. The Finance Committee operates under the charter adopted by the Board. The charter may be viewed on the Company's website, www.tiffany.com, by clicking "Investors" at the bottom of the page, and then selecting "Corporate Governance" from the left-hand column.

Search Committee

The Board formed the Search Committee in February 2017 in order to identify and perform an initial assessment of potential candidates to serve as CEO of the Company and, based on such assessment, to propose suitable individuals for consideration by the full Board. Pursuant to the charter of the Search Committee, which was adopted by the Board, the Search Committee dissolved automatically upon Alessandro Bogliolo's appointment as the Company's CEO.

BOARD SELF-EVALUATION

Annually, each non-management director participates in an assessment and evaluation of the Board's performance and the performance of each of the Board committees on which he or she serves. The results of such self-assessments are then discussed by the full Board.

BOARD REFRESHMENT

Changes to Board composition may result from the Board's self-evaluation practices and related discussions; however, the Board also ensures refreshment through By-law provisions requiring that directors be less than age 74 when elected or appointed, unless the Board waives that provision with respect to an individual director whose continued service is deemed uniquely important to the Company. As a result of this requirement, Gary E. Costley and Charles K. Marquis will not stand for re-election at the 2018 Annual Meeting.

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In light of upcoming retirements at the 2017 and 2018 Annual Meetings, in 2015 the Board engaged a leading search firm to assist in its search for new director candidates. In March 2017, after working collaboratively with JANA Partners LLC in connection with the Board's refreshment objectives, the Board appointed three new independent directors as contemplated by the Cooperation Agreement. Alessandro Bogliolo then joined the Board in October 2017. In November 2017, the Nominating/Corporate Governance Committee engaged a new third party search firm to replace the prior one and, in March 2018, the Board nominated Annie Young-Scrivner for election at the 2018 Annual Meeting. Pursuant to the mandatory retirement age provision in the Company's By-laws, the Board expects that Lawrence K. Fish will not stand for re-election at the 2019 Annual Meeting. As such, the Nominating/Corporate Governance Committee is continuing to work with its engaged search firm to evaluate additional candidates for election to the Board. The Board carefully considers its decisions with respect to its optimal size and the selection, nomination and election of individuals to serve as directors; as such, notwithstanding its ongoing Board refreshment efforts, the Board may or may not nominate additional individuals to serve as directors in the near- to mid-term.

RESIGNATION ON JOB CHANGE OR NEW DIRECTORSHIP

Under the Company's Corporate Governance Principles, a director must submit a letter of resignation to the Nominating/Corporate Governance Committee on a change in employment or significant change in job responsibilities and upon accepting or resolving to accept a directorship with another public company (or any other organization that would require a significant time commitment). The Committee shall promptly determine, in light of the circumstances, whether to accept or decline such resignation. In certain instances, taking into account all relevant factors and circumstances, the Nominating/Corporate Governance Committee may decline such resignation, but recommend to the Board that such director cease participation in one or more committees or that such director not be re-nominated to the Board. If the Nominating/Corporate Governance Committee does not accept such resignation within 10 days of receipt, the resignation will not be effective.

MANAGEMENT SUCCESSION PLANNING

One of the Board's primary responsibilities is to ensure that the Company has a high-quality management team in place. The Board, assisted by the Nominating/Corporate Governance Committee, is responsible for selecting, evaluating the performance of, and determining whether to retain or replace the Company's CEO. Pursuant to the Company's Corporate Governance Principles, any such evaluations and determinations must be made with a view towards the effectiveness and execution of the strategies and decisions set forth by the CEO regarding the Company's long-term strategic plan and long-term financial performance.

In February 2017, the Board determined that accelerating execution of the Company's core business strategies was necessary for the Company to compete more effectively and improve performance, and the Company's then-serving CEO stepped down from that position. On that same date, the Board appointed Michael J. Kowalski as Interim CEO and formed the Search Committee to identify potential candidates for the CEO position. Following the Search Committee's assessment, and the full Board's consideration, of candidates, the Board appointed Alessandro Bogliolo as the Company's CEO effective October 2, 2017.

The Board will, at least annually, evaluate Mr. Bogliolo's performance in connection with a self-assessment performed by Mr. Bogliolo. The Board also evaluates, at least annually, in conjunction with the CEO, the performance and potential of the Company's other executive officers. The Board, assisted by the Nominating/Corporate Governance Committee, also participates in the planning for the succession of the Company's other executive officers.

BOARD ROLE IN RISK OVERSIGHT

The Board believes that (i) management is responsible for identifying, assessing and managing the various risks that may arise in the Company's operations and ensuring that the Board is appropriately aware of any such material risks, and (ii) the Board has a role in overseeing management in the risk management function.

Management's approach to risk management includes systems of authorities and approval levels; internal control checks and balances; analytical methods for making and evaluating decisions; an annual enterprise risk assessment process; annual operating planning; strategic planning; and nurturing a corporate culture that encourages and rewards ethical behavior and supports the TIFFANY & CO. brand image. This approach to risk management reflects

TIFFANY & CO.

these goals: that every risk should, when possible and practicable, be identified, quantified as to impact, assigned a probability factor, and properly delegated to the appropriate member of management for a response. This approach helps to ensure that the Company's enterprise risk management process informs the Company's approach to strategic planning, as well as to managing the day-to-day operations of the business. Operational risks so categorized are also used to inform and shape the internal audit plan and are communicated to the Company's independent registered public accounting firm so that they can be referenced and used, if deemed appropriate, to inform and shape the external audit plan. Strategic risks are specifically addressed in the strategic planning process.

Each year, management is charged with the preparation of detailed business plans for the coming one-year (the annual operating plan) and three-year (the strategic plan) periods and is required to review these plans, as they are developed and refined, with the Board. Such plans include both financial and non-financial considerations. The Board requires management to plan on the basis of realistic assumptions. In this process, the Board endeavors to assess whether management has made an appropriate analysis of the strategic, operational and brand risks inherent in the plans.

Each year, the Board reviews and approves the annual operating plan and the strategic plan. The Board also annually reviews management's enterprise risk management assessment and results. In addition, as part of its general oversight role, the Board has responsibility for assessing material risks that arise in the Company's operations as identified by management and reviews mitigation plans for addressing such risks. These risk areas include, for example, risks related to competition, competitive brand positioning and execution on the Company's strategic initiatives, as well as sourcing, distribution and inventory risks.

The Audit Committee is required to discuss policies with respect to risk assessment and risk management and regularly does so. The Audit Committee concerns itself most specifically with the integrity of the financial reporting process, but also with risks related to employee safety, global security, fraud, litigation and other legal and compliance matters, and data privacy and data protection. The Audit Committee more generally reviews any litigation or other legal or compliance matters that could have a significant impact on the Company's financial results, as well as the status of the Company's income tax returns, any government audits related thereto, and the Company's overall tax strategy. The Audit Committee is further responsible for reviewing and discussing the Company's cybersecurity, data privacy and data security programs and regularly engages with management to monitor the risks related to this complex and evolving area.

The Compensation Committee is responsible for assessing, on an annual basis, potential material risks to the Company from its compensation programs and plans.

The Nominating/Corporate Governance Committee concerns itself principally with the Company's risks related to corporate governance, as well as succession planning for executive officers and directors.

The Finance Committee concerns itself principally with liquidity risk, including risks related to foreign currency exchange rates. The Finance Committee also annually reviews the Company's schedule of, and strategy with respect to, insurance coverage, as part of the Company's risk mitigation initiatives.

The Corporate Social Responsibility Committee assists the Board in its oversight of management's evaluation of risks and opportunities related to ethical and sustainable sourcing, human rights, the environment, supplier conduct, labor conditions, climate change, diversity in employment, charitable giving, government relations and political spending.

The Company has not designated an overall risk management officer and has no formal policy for coordination of risk management oversight amongst the Board committees involved. However, the full Board does approve the duties, responsibilities and procedures with respect to the areas of risk oversight specified in the charter of each committee. Each committee also shares the minutes of its meetings with the Board and reports regularly to the Board, to the extent the full Board is not otherwise present for such meetings. All committee meetings are open to all directors, and most directors regularly attend all committee meetings because such meetings are scheduled on the day of, or the day preceding, Board meetings. The practices and processes set forth in this paragraph represent the Board's approach to coordinating the risk management oversight function. The committee structure of the Board was not organized specifically for the purpose of risk management oversight.

TIFFANY & CO.

BUSINESS CONDUCT POLICY AND CODE OF ETHICS

The Company has a long-standing policy governing business conduct for all Company employees worldwide. The policy requires compliance with law and avoidance of conflicts of interest and sets standards for various activities to avoid the potential for abuse or the occasion for illegal or unethical activities. This policy covers, among other activities, the protection of confidential Company information, insider information and transactions in Company securities, the acceptance of gifts from those seeking to do business with the Company, the giving of gifts or other items of value to third parties, processing one's own transactions, protection of computer passwords, political contributions made through the use of Company funds, prohibition of discrimination or harassment, theft, unauthorized disposition or unauthorized use of Company assets and reporting dishonest activity. Each year, all employees are required to review the policy, report any violations or conflicts of interest and affirm their obligation to report future violations to management.

The Company has a toll-free "hotline" to receive complaints from employees, vendors, shareholders and other interested parties concerning violations of the Company's policies or questionable financial, accounting, internal controls or auditing matters, as well as incidents of potential or suspected corruption and other legal and regulatory non-compliance. The toll-free phone number is 877-806-7464. The hotline is operated by a third-party service provider to assure the confidentiality and completeness of all information received. Users of this service may elect to remain anonymous.

The Company also has a Code of Business and Ethical Conduct for the directors, the CEO, the CFO and all other executive officers of the Company. The Code advocates and requires those persons to adhere to principles and responsibilities governing professional and ethical conduct. This Code supplements the Company's business conduct policy. Waivers may only be made by the Board. A summary of the Company's business conduct policy and a copy of the Code of Business and Ethical Conduct are posted on the Company's website, www.tiffany.com, and may be viewed by clicking "Investors" at the bottom of the page, and then selecting "Corporate Governance" from the left-hand column. The Board has not adopted a policy by which it will disclose amendments to, or waivers from, the Company's Code of Business and Ethical Conduct on the Company's website. Accordingly, the Company will file a report on Form 8-K if that Code is amended or if the Board has granted a waiver from such Code, including an implicit waiver. The Company will file such a report only if the waiver applies to the Company's principal executive officer, principal financial officer, principal accounting officer or controller, and if such waiver relates to: honest and ethical conduct; full, fair, accurate, timely and understandable disclosure; compliance with applicable governmental laws, rules and regulations; the prompt internal reporting of violations of the Code; or accountability for adherence to the Code.

POLITICAL SPENDING

The Board has adopted the Tiffany & Co. Principles Governing Corporate Political Spending, which are intended to ensure oversight, transparency and effective decision-making with respect to the Company's political spending. The principles may be viewed on the Company's website, www.tiffany.com, by clicking "Investors" at the bottom of the page, and then selecting "Corporate Governance" from the left-hand column.

In accordance with the Principles Governing Corporate Political Spending, the Company reported the following expenses for Fiscal 2017: the Company paid $314,100 to Cassidy & Associates, a government relations firm based in Washington D.C. that engaged, on behalf of the Company, in lobbying efforts focused on public policy associated with various mining law, public lands conservation and sustainability issues, including with respect to the proposed Pebble Mine in Bristol Bay, Alaska, and in communications with certain governmental agencies regarding international gemstone sourcing as well as actions necessary to protect against wildlife trafficking. Cassidy & Associates did not use any funds from the Company to assist candidates for any office or to influence the outcome of ballot initiatives or elections. The Company also seeks to understand whether any membership dues the Company and its affiliates pay to major trade associations (defined to include those trade associations to which the Company and its affiliates pay at least $25,000 in annual dues) were used by such trade associations for political expenditures. The major trade associations to which the Company and its affiliates paid annual dues in Fiscal 2017 have advised the Company that none of the Company's dues were used by such trade associations for political expenditures in Fiscal 2017. Additionally, the Company and its affiliates did not make any political expenditures during Fiscal 2017.

TIFFANY & CO.

The Tiffany & Co. Principles Governing Corporate Political Spending define "political expenditures" to include payments of money as well as provision of goods, services or use of facilities to candidates, political parties, political organizations, campaign funds or to any other organization, fund, person or trust, whose purpose, in whole or in part, is (i) to advance the candidacy of any person or persons seeking elective office, including the candidacies of nominees of any political party on a federal, national, statewide or local basis; (ii) to influence the outcome of any ballot initiative; or (iii) to influence the outcome of any election through issues advocacy communications, whether or not such communications specifically refer to a named candidate or party. Political expenditures also include indirect expenditures whose purpose includes any of the foregoing.

COMMITMENT TO CORPORATE SOCIAL RESPONSIBILITY

Corporate social responsibility has long been a priority of the Company. The Company strives to protect the interests of our shareholders, customers and other stakeholders through responsible business decisions that reflect the integrity of the TIFFANY & CO. brand in both the short- and long-term; enhance the communities in which we source, operate and sell our merchandise; improve our environmental performance; and promote responsible practices within our supply chain and our industry.

Underscoring the importance of sustainability and corporate social responsibility to the Company, the Board established a Corporate Social Responsibility Committee in 2009. See "Corporate Social Responsibility Committee" at PS-30 for more information.

The Company publicly discloses information regarding its corporate social responsibility strategy, programs and performance at www.tiffany.com/CSR.

LIMITATION ON ADOPTION OF POISON PILL PLANS

On January 19, 2006, the Board terminated the Company's shareholder rights plan (typically referred to as a "poison pill") and adopted the following policy:

"This Board shall submit the adoption or extension of any poison pill to a stockholder vote before it acts to adopt such poison pill; provided, however, that this Board may act on its own to adopt a poison pill without first submitting such matter to a stockholder vote if, under the circumstance then existing, this Board in the exercise of its fiduciary responsibilities deems it to be in the best interests of the Company and its stockholders to adopt a poison pill without the delay in adoption that is attendant upon the time reasonably anticipated to seek a stockholder vote. If a poison pill is adopted without first submitting such matter to a stockholder vote, the poison pill must be submitted to a stockholder vote within one year after the effective date of the poison pill. Absent such submission to a stockholder vote, and favorable action thereupon, the poison pill will expire on the first anniversary of its effective date."

TRANSACTIONS WITH RELATED PERSONS

The Board has adopted policies and procedures for the review and approval or ratification of any transaction with the Company (or any subsidiary) in which (i) the aggregate amount involved will, or may be expected to, exceed $120,000 in any fiscal year and (ii) any director or executive officer, any nominee for election as a director, any five-percent or greater holder of the Company's securities, or any immediate family member of such an officer, director, nominee or holder, has or will have a direct or indirect material interest. Any such transaction is referred to the Nominating/Corporate Governance Committee for review. The Nominating/Corporate Governance Committee will then evaluate such transaction and, where the Nominating/Corporate Governance Committee determines in its business judgment that such transaction is in the best interest of the Company, recommend such transaction for approval or ratification to the Board.

CONTRIBUTIONS TO DIRECTOR-AFFILIATED CHARITIES
Pursuant to the Company's Corporate Governance Principles, contributions made by the Company during any fiscal year to charitable organizations with which the Company's directors are affiliated, through memberships on the governing body of such charitable organization, are required to be disclosed in the Company's annual proxy statement for such fiscal year. The contributions listed below were made during Fiscal 2017. None of the independent directors serve as an executive officer of these charities:

TIFFANY & CO.

•
92nd Street Y: merchandise grants of $1,500 (Peter W. May, who served as a director of the Company during Fiscal 2017 but did not stand for re-election at the 2017 Annual Meeting, is an Honorary Director).

•	Fish Family Foundation: $10,000 cash contribution and merchandise grants of $450 to support the Japanese Women's Leadership Initiative (Lawrence K. Fish is a Trustee).

•	Partnership for New York City: $15,000 annual dues contributions (Mr. May is a member of the Executive Committee).

•	Prep for Prep: merchandise grants of $2,615 (William A. Shutzer is a Trustee).

TIFFANY & CO.

ITEM 2. RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT OUR FISCAL 2018 FINANCIAL STATEMENTS

The Audit Committee has appointed, and the Board has ratified the appointment of, PwC as the independent registered public accounting firm to audit the Company's consolidated financial statements for Fiscal 2018. As a matter of good corporate governance, we are asking you to ratify this selection.

PwC, directly and through its predecessor firms, has served as the Company's independent registered public accounting firm since 1984.

A representative of PwC will be in attendance at the 2018 Annual Meeting to respond to appropriate questions raised by shareholders and will be afforded the opportunity to make a statement at the meeting, if he or she desires to do so.

The Board may review this matter if this appointment is not ratified by the shareholders.

THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS FOR FISCAL 2018.

TIFFANY & CO.

REPORT OF THE AUDIT COMMITTEE
The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the (i) integrity of the Company's financial statements, (ii) Company's compliance with legal and regulatory requirements, (iii) Company's process to assess, monitor and control major financial risk exposures, (iv) independent auditor's qualifications and independence, and (v) performance of the Company's internal audit function and independent auditor. The Audit Committee operates under a charter adopted by the Board; that charter may be viewed on the Company's website, www.tiffany.com, by clicking "Investors" at the bottom of the page and then selecting "Corporate Governance" from the left-hand column. The Company's management is responsible for the Company's internal controls and for preparing the Company's financial statements contained in the Company's public reports. The Company's independent registered public accounting firm, PricewaterhouseCoopers LLP ("PwC"), is responsible for auditing the annual financial statements prepared by management and for expressing opinions on the Company's consolidated financial statements and on the effectiveness of the Company's internal control over financial reporting in accordance with the Public Company Accounting Oversight Board (United States) (the "PCAOB").

Included in the Company's Annual Report to Shareholders are the consolidated balance sheets of the Company and its subsidiaries as of January 31, 2018 and 2017, and the related consolidated statements of earnings, comprehensive earnings, stockholders' equity, and cash flows for each of the three years in the period ended January 31, 2018. These statements (the "Audited Financial Statements") are the subject of a report by PwC. The Audited Financial Statements are also included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.
The Audit Committee reviewed and discussed the Audited Financial Statements with the Company's management and PwC, as appropriate, and otherwise fulfilled the responsibilities set forth in its charter. The Audit Committee has also discussed with the Company's management and PwC their evaluations of the effectiveness of the Company's internal control over financial reporting, as well as the quality, not just acceptability, of the accounting principles applied and the reasonableness of the significant accounting judgments and estimates incorporated in the Audited Financial Statements. The Audit Committee has discussed with PwC the matters required to be discussed by PCAOB Auditing Standard No. 1301, "Communications with Audit Committees." In connection with such discussion, the Audit Committee and PwC also discussed the business, compliance and financial reporting risks to which the Company is subject.
The Audit Committee also received from PwC the written disclosure and letter required by PCAOB Rule 3526 "Communication with Audit Committees Concerning Independence," and has discussed with them their independence. PwC has, directly or through its predecessor firms, served as the Company's independent registered public accounting firm continuously since 1984. In selecting PwC to serve in this capacity for the fiscal year ending January 31, 2019, the Audit Committee considered the quality and efficiency of the services provided by PwC, including PwC's technical expertise and knowledge of the Company's business operations, accounting policies and internal control over financial reporting. The Audit Committee also considered whether the provision by PwC of the tax consultation, tax compliance and other non-audit-related services disclosed below under "Relationship with Independent Public Accounting Firm–Fees and Services of PricewaterhouseCoopers LLP" is compatible with maintaining PwC's independence and has concluded that providing such services is compatible with PwC's independence from the Company and its management.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Company's Board that the Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2018.

Signed:
Robert S. Singer, Chair
Lawrence K. Fish
Abby F. Kohnstamm
Charles K. Marquis
Francesco Trapani
Members of the Audit Committee

TIFFANY & CO.

RELATIONSHIP WITH INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

As noted under "Audit Committee" at PS-26, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Further, the Audit Committee ensures the rotation of the lead audit partner having responsibility for the audit of the Company's consolidated financial statements and effectiveness of internal control over financial reporting and further ensures the rotation of the audit partner responsible for reviewing such audit, in each case as required by law. The Audit Committee also considers whether the audit and non-audit services provided by the Company's independent registered public accounting firm are compatible with maintaining that firm's independence, and periodically considers whether, in order to assure continuing auditor independence, there should be regular rotation of such firm. These processes enable the Audit Committee to ensure the continuing independence of the Company’s independent registered public accounting firm. The Audit Committee also evaluates the quality and efficiency of the services provided by such firm, including that firm's technical expertise and knowledge of the Company's business operations, accounting policies and internal control over financial reporting, in determining whether to appoint or retain such firm.

On the basis of its Fiscal 2017 review of these independence, quality and efficiency considerations, the Audit Committee has selected PwC as the independent registered public accounting firm to audit the Company's consolidated financial statements and effectiveness of internal control over financial reporting for the fiscal year ending January 31, 2019.

The Audit Committee has adopted a policy requiring advance approval of PwC's fees and services by the Audit Committee; this policy also prohibits PwC from performing certain non-audit services for the Company including: (i) bookkeeping, (ii) financial information systems design and implementation, (iii) appraisal or valuation services, fairness opinions or contribution in kind reports, (iv) actuarial services, (v) internal audit outsourcing services, (vi) management functions or human resources, (vii) investment advisor or investment banking services, and (viii) legal and expert services unrelated to the audit. All fees paid to PwC by the Company as shown in the table that follows were approved by the Audit Committee pursuant to this policy.

FEES AND SERVICES OF PRICEWATERHOUSECOOPERS LLP

The following table presents fees for professional audit services rendered by PwC for the audit of the Company's consolidated financial statements and the effectiveness of internal control over financial reporting for the years ended January 31, 2018 and 2017, and for its reviews of the Company's unaudited condensed consolidated interim financial statements. This table also reflects fees billed for other services rendered by PwC.

	January 31, 2018	January 31, 2017
Audit Fees	$3,645,100	$3,345,400
Audit-related Fees	493,300	163,300
Audit and Audit-related Fees	4,138,400	3,508,700
Tax Fees [a]	1,702,100	2,003,900
All Other Fees [b]	177,400	195,400
Total Fees	$6,017,900	$5,708,000

a)
Tax fees consist of fees for tax compliance and tax consulting services. These fees include tax compliance fees of $1,637,400 for the year ended January 31, 2018 and $947,300 for the year ended January 31, 2017.

b)	All other fees consist primarily of the Sustainability Assurance, Kimberley Process Agreed Upon Procedures and costs for research software for the years ended January 31, 2018 and January 31, 2017.

TIFFANY & CO.

ITEM 3. APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

Rule 14a-21(a) ("SEC Rule 14") was adopted by the SEC under the Exchange Act. It requires the Company to include in its proxy statement, at least once every three years, a separate shareholder advisory vote to approve the compensation of the Company's named executive officers. Accordingly, we are presenting the following resolution for the vote of the shareholders at the 2018 Annual Meeting:
RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934 (as amended) in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, be and hereby is APPROVED.

The disclosed compensation paid to the Company's named executive officers (Alessandro Bogliolo, Frederic Cumenal, Michael J. Kowalski, Mark J. Erceg, Pamela H. Cloud, Philippe Galtie, and Leigh M. Harlan) for which your approval is sought may be found at PS-41 through PS-104 inclusive of this Proxy Statement.

At the 2017 Annual Meeting, the Company included in its proxy statement a separate shareholder advisory vote to approve the compensation of the Company's named executive officers for the fiscal year ended January 31, 2017 ("Fiscal 2016"). The Company's Say on Pay proposal passed with 97.2% of the shareholder advisory votes in favor of the Company's executive compensation program. The Committee considered shareholder approval of the executive compensation program in evaluating the design of the program for Fiscal 2017.

THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS IN FISCAL 2017.

TIFFANY & CO.

COMPENSATION OF THE CEO AND OTHER EXECUTIVE OFFICERS
Contents

Compensation Discussion and Analysis	Page PS-41
Report of the Compensation Committee	Page PS-73
Summary Compensation Table - Fiscal 2017, 2016 and 2015	Page PS-74
Grants of Plan-Based Awards Table – Fiscal 2017	Page PS-80
Discussion of Summary Compensation Table and Grants of Plan-Based Awards	Page PS-84
Outstanding Equity Awards at Fiscal Year-End Table	Page PS-89
Option Exercises and Stock Vested Table – Fiscal 2017	Page PS-93
Pension Benefits Table	Page PS-93
Nonqualified Deferred Compensation Table	Page PS-97
Potential Payments on Termination or Change in Control	Page PS-99
CEO Pay Ratio	Page PS-104
Director Compensation Table – Fiscal 2017	Page PS-105
Equity Compensation Plan Information	Page PS-109

TIFFANY & CO.

COMPENSATION DISCUSSION AND ANALYSIS ("CD&A")
This Compensation Discussion and Analysis explains the Company's compensation program as it pertains to the Company's named executive officers ("NEOs") for Fiscal 2017.
NAMED EXECUTIVE OFFICERS

The Company's NEOs for Fiscal 2017 were as follows:

Alessandro Bogliolo	Chief Executive Officer, appointment effective October 2, 2017
Frederic Cumenal	Chief Executive Officer, departure effective February 5, 2017
Michael J. Kowalski	Interim Chief Executive Officer, February 5, 2017 to October 2, 2017
Mark J. Erceg	Executive Vice President – Chief Financial Officer
Pamela H. Cloud	Senior Vice President – Chief Merchandising Officer
Philippe Galtie	Executive Vice President – Global Sales
Leigh M. Harlan	Senior Vice President – Secretary & General Counsel

EXECUTIVE SUMMARY
2017 Overview
In October 2017, Alessandro Bogliolo was appointed CEO, following the departure of Frederic Cumenal in February 2017. Compensation provided to the NEOs during Fiscal 2017 — which included short- and long-term incentives linked to key performance measures, as well as certain one-time payments and grants — was intended to serve the objectives of recruiting a new CEO and motivating and retaining executive talent during the transition period, while continuing to reward achievement of short- and long-term financial goals and link management and shareholder interests.

Short-term incentive awards for Fiscal 2017 paid out at 103.8% of target based on achievement of operating earnings, Constant Currency Sales Growth and individual performance targets. This payout reflected net sales growth of 4%, Constant Currency Sales Growth of 4% (see Appendix I at PS-112) and operating earnings of $794.5 million for Fiscal 2017. PSUs granted for the three-year performance period beginning on February 1, 2015 and ending on January 31, 2018 vested at 53.4% of target shares and 26.7% of maximum shares, based on net earnings and return on assets, as compared to pre-established goals.

Target direct compensation established for the NEOs for Fiscal 2018 remained unchanged from the end of Fiscal 2017 (aside from an increase for one executive that accompanied a promotion). The design of the short-term and long-term incentive programs was also unchanged from Fiscal 2017. The performance goals approved for short- and long-term incentive compensation awarded for Fiscal 2018 were informed by the annual operating plan and three-year strategic plan approved by the Board in March 2018. These plans reflect, among other factors, increased investment spending in a number of areas in Fiscal 2018, which management and the Board believe is necessary to achieve longer-term financial objectives. (For information concerning the Company’s Fiscal 2018 outlook and underlying assumptions, see K-48 of the Company’s Annual Report on Form 10-K.) The performance goals established for Fiscal 2018 incentive compensation are likewise intended to balance near-term financial objectives with brand stewardship and sustainable growth.

TIFFANY & CO.

2017 Company Performance
Reflected below are key highlights for Fiscal 2017:

Stock Price at January 31, 2018	Stock Price at January 31, 2017	Total Dividends Paid Per Share	Total Shareholder Return
$106.65	$78.72	$1.95	38%

(in millions, except per share amounts)	Fiscal 2017	Fiscal 2016	Percentage Increase/(Decrease)
Earnings from operations
As reported	$794.5	$721.2	10%
As adjusted*	794.5	759.2	5%
Net earnings
As reported	370.1	446.1	(17)%
As adjusted*	516.3	470.1	10%
Diluted earnings per share
As reported	2.96	3.55	(17)%
As adjusted*	4.13	3.75	10%
*See Appendix I at PS-112 for Non-GAAP reconciliation.

Sales:
Worldwide net sales increased 4% to $4.2 billion, reflecting sales growth in most reportable segments. Comparable store sales were unchanged from the prior year. There was no significant impact from currency translation (see Appendix I at PS-112).

Profitability:
Net earnings decreased 17% to $370.1 million, or $2.96 per diluted share. However, net earnings in 2017 included a net charge of $1.17 per diluted share related to the enactment of the 2017 U.S. Tax Cuts and Jobs Act (see Appendix I at PS-112). Net earnings in 2016 included impairment charges of $0.19 per diluted share (see Appendix I at PS-112). Excluding these charges, net earnings per diluted share increased 10% to $4.13 (see Appendix I at PS-112).

Store Expansion:	The Company added a net of two TIFFANY & CO. stores, resulting in a 3% net increase in gross retail square footage.
Product Introductions:
The Company expanded its product offerings, including by introducing the new TIFFANY HARDWEAR jewelry collection, through additions to several existing jewelry collections, such as the TIFFANY T collection, and by introducing its new Home and Accessories collection, new watch designs and a new fragrance.

Cash Flow:
Cash flow from operating activities was $932.2 million in 2017, compared with $705.7 million in 2016. Free cash flow (see Appendix I at PS-112) was $692.9 million in 2017, compared with $482.9 million in 2016.

Returning Capital to Shareholders:
The Company returned capital to shareholders by paying regular quarterly dividends (which were increased 11% effective July 2017 to $0.50 per share, or an annualized rate of $2.00 per share) and by repurchasing 1.0 million shares of its Common Stock for $99.2 million.

Chief Executive Officer Transition
At the beginning of Fiscal 2017, on February 5, 2017, Frederic Cumenal stepped down as CEO, and Michael J. Kowalski, then the Chairman of the Board of Directors, was appointed as Interim CEO. Mr. Kowalski had previously served as CEO from 1999 until his retirement effective March 31, 2015. For transition purposes, Mr. Cumenal remained employed by the Company until February 10, 2017.

TIFFANY & CO.

On October 2, 2017, Alessandro Bogliolo was appointed CEO, succeeding Mr. Kowalski. On the same date, Mr. Kowalski also resigned as Chairman of the Board of Directors but remained a director of the Company.

Alessandro Bogliolo Appointment as Chief Executive Officer

In connection with his recruitment, Mr. Bogliolo was provided the following compensation, pursuant to an offer letter by Tiffany and the Company, dated July 12, 2017:

•	Annual base salary of $1,350,000 per year;

•
Annual short-term incentive award in the target amount of 150% of base salary, with the actual amount of the Fiscal 2017 award to be calculated on a pro-rata basis to reflect Mr. Bogliolo's actual service during Fiscal 2017;

•	Annual long-term incentive award (for which Mr. Bogliolo will first be eligible beginning with Fiscal 2018) with a target value of 500% of base salary;

•
One-time sign-on awards of: (i) stock options with a grant date value of $1,400,000, (ii) RSUs with a grant date value of $1,400,000, in each case to vest in equal installments on the first three anniversaries of the date Mr. Bogliolo commenced employment, and (iii) $2,800,000 in cash, payable in a lump sum in January 2018, and subject to partial recoupment in the event of termination for cause or resignation without good reason prior to October 2, 2019 (the second anniversary of his commencement date). These awards were intended to replace amounts forfeited at his prior employer and to provide further inducement to join the Company; and

•
A one-time payment of $500,000 to reimburse Mr. Bogliolo's expenses in relocating to the United States, as well as reimbursement of certain expenses for tax and legal advice. The relocation payment is also subject to partial recoupment in the event of termination for cause or resignation without good reason prior to October 2, 2019.

Mr. Bogliolo's offer letter also provides for certain severance benefits in the event his employment is involuntarily terminated without cause or he resigns with good reason prior to October 2, 2020. For a description of these benefits, see "Alessandro Bogliolo Offer Letter" at PS-70. The foregoing summary of Mr. Bogliolo’s offer letter is not complete and is subject to, and qualified by reference to, the full text of the document filed as Exhibit 10.39 to the Company’s Current Report on Form 8-K filed with the SEC on July 13, 2017.

Frederic Cumenal Departure

The Company and Tiffany entered into a separation agreement with Mr. Cumenal on March 6, 2017. The separation agreement affirmed that Mr. Cumenal would receive the following severance payments and benefits provided for by his employment agreement:

•	Cash severance in the amount of $1,909,387;

•
Cash payment in the amount of $1,631,250, in respect of the payout of his short-term incentive award for Fiscal 2016, based on actual performance of the Company, as determined by the Compensation Committee ("Committee") of the Board in accordance with the targets and guidelines established at the beginning of the performance period; and

•	Payment of the cost of one year of continued health care coverage.

The separation agreement also provided for a release and waiver of claims by Mr. Cumenal in favor of the Company and its affiliates, as well as his agreement to assist in the transition of his responsibilities and with respect to litigation matters. As additional consideration for these benefits (which were not contemplated by his employment agreement), Mr. Cumenal received (i) an additional cash payment of $690,613, (ii) a reduction in the length of certain post-employment non-solicitation obligations from eighteen to twelve months, (iii) certain outplacement benefits and (iv) amendment to the terms applicable to certain of Mr. Cumenal's equity awards to provide that:

TIFFANY & CO.

•
All stock option awards that were vested but unexercised as of the termination of his employment — which ordinarily would have expired three months after the termination date — remained exercisable until February 10, 2018 (the one-year anniversary of his termination of employment);

•
The unvested portions of stock option awards previously granted to Mr. Cumenal that had been scheduled to vest in Fiscal 2017, and that ordinarily would have been forfeited upon the termination of his employment, vested as of March 14, 2017, and remained exercisable until February 10, 2018; and

•
PSUs granted to Mr. Cumenal in January 2015, which otherwise would have been forfeited upon the termination of his employment, continued to vest according to their terms. The payout of this award remained contingent upon pre-established performance goals, and was pro-rated to reflect Mr. Cumenal's employment during the performance period. The Committee was only permitted to exercise its discretion to reduce the amount of the award to be vested if the reduction applied to the executive officers generally. For information concerning the payout of this award, see below under "2017 Incentive Compensation - Performance-Based Restricted Stock Units" at PS-45.

Aside from the grants described above and others that vested according to their terms, all of Mr. Cumenal's unvested equity grants were forfeited upon his departure. The Company is entitled to recover or revoke the additional consideration described above in the event it reasonably determines that Mr. Cumenal has breached his agreement to provide transition or litigation assistance or his applicable confidentiality, no-hire and non-solicitation obligations. As required by his employment agreement, the Company also paid Mr. Cumenal for accrued but unused vacation and an amount in lieu of the applicable notice period.

The foregoing summary of the separation agreement by and among Mr. Cumenal, Tiffany and the Company is not complete and is subject to, and is qualified by reference to, the full text of the agreement filed as Exhibit 10.41 to the Company's Current Report on Form 8-K filed with the SEC on March 7, 2017.

Michael J. Kowalski Service as Interim Chief Executive Officer

In connection with his appointment as Interim CEO, Mr. Kowalski was provided a monthly base salary of $60,078. In addition, on February 15, 2017, Mr. Kowalski was granted an award of 43,615 stock options with a grant date fair value of $625,395, which vested in its entirety on the first anniversary of the grant date. As an executive, Mr. Kowalski was eligible to participate in certain executive benefits programs, but did not participate in the Company's 2014 Employee Incentive Plan (aside from the stock options noted above), any cash bonus program or any Company severance program, plan or arrangement.

While serving as Interim CEO, Mr. Kowalski remained a director of the Company but received no compensation for his service in such position. Following his relinquishment of the role of Interim CEO in October 2017, on November 16, 2017, Mr. Kowalski was granted 571 RSUs and 3,334 stock options with a grant date fair value of $51,938 and $53,084, respectively. The grant was made pursuant to the 2017 Directors Equity Compensation Plan and was calculated to be a pro-rata share of non-employee director equity compensation for the 2017 compensation year, based on Mr. Kowalski's dates of service as a non-employee director.

TIFFANY & CO.

Other Named Executive Officer Changes
Effective August 4, 2017, Philippe Galtie, then the Senior Vice President - International, expanded his responsibilities to include the Americas. Following the change, he was responsible for sales channels in every region, as well as global store planning, global sales operations, global customer and omnichannel management, and global customer and sales service. Adjustments to his compensation were made at that time, as detailed below under "Base Salary" at PS-55 and "Short-Term Incentives" at PS-56. On January 17, 2018, Mr. Galtie was promoted to the role of Executive Vice President - Global Sales.

2017 Incentive Compensation

Short-Term Incentive Award

Under the targets and guidelines established by the Committee at the start of Fiscal 2017, the NEOs shown below were eligible to earn up to 200% of their target short-term incentive awards based on corporate and individual performance, as described below. Based on the extent to which those pre-established goals were achieved, Fiscal 2017 short-term incentive awards were paid out as follows:

	Target Annual Incentive Award	Potential Payout Based on Achievement of Operating Earnings Target (120% of Target)	Potential Payout Based on Achievement of Constant Currency Sales Growth Target (40% of Target)	Potential Payout Based on Individual Performance (40% of Target)	Potential Total Payout of Annual Incentive Award (200% of Target)	Actual Payout of Annual Incentive Award (103.8% of Target)
Alessandro Bogliolo	$676,849	$812,219	$270,740	$270,740	$1,353,699	$702,570
Mark J. Erceg	$680,000	$816,000	$272,000	$272,000	$1,360,000	$705,840
Pamela H. Cloud	$390,000	$468,000	$156,000	$156,000	$780,000	$404,820
Philippe Galtie	$563,123	$675,748	$225,249	$225,249	$1,126,247	$584,522
Leigh M. Harlan	$345,000	$414,000	$138,000	$138,000	$690,000	$358,110

In accordance with the offer letter provided to Mr. Bogliolo, the target annual incentive award shown above for Mr. Bogliolo is a pro-rated amount that takes into account his appointment in October 2017. The target annual incentive award shown above for Mr. Galtie takes into account adjustments made to his base salary and target annual incentive that became effective in August 2017. For information about these adjustments, see "Short-Term Incentives" at PS-56. Neither Frederic Cumenal nor Michael J. Kowalski was eligible to receive payment of a short-term incentive award for Fiscal 2017.
Performance-Based Restricted Stock Units
The PSUs awarded to executive officers in January 2015 for the three-year period ended January 31, 2018, vested at 53.4% of target shares (26.7% of maximum shares). This was based on diluted earnings per share ("EPS") of $11.71 for the three-year performance period (taking into account adjustments permitted under the 2014 Employee Incentive Plan, see "Vesting of Performance-Based Restricted Stock Units for the February 2015 - January 2018 Performance Period" at PS-85), compared to the EPS threshold, target and maximum of $10.38, $13.89 and $15.76, respectively, for the three-year performance period; and average return on assets ("ROA") of 9.5% for the three-year performance period, compared to the ROA target of 10.6%, resulting in no ROA modifier being applied.

TIFFANY & CO.

Mr. Cumenal, Ms. Cloud and Ms. Harlan were the only NEOs granted PSUs for the three-year performance period ended January 31, 2018. The extent to which goals were achieved resulted in payouts as follows:

	Potential Performance-Based Restricted Stock Units under January 2015 Award (200% of target)	Actual Performance-Based Restricted Stock Units to Vest under January 2015 Award, in accordance with achievement of pre-established goals
Frederic Cumenal	47,996	12,815
Pamela H. Cloud	13,000	3,471
Leigh M. Harlan	8,600	2,297
Pursuant to Mr. Cumenal's separation agreement, payout of the above PSU grant was subject to pro-rating to reflect his employment during the performance period. The amounts reported in both columns above for Mr. Cumenal have been pro-rated in this manner.

Target Compensation for Named Executive Officers in Fiscal 2018
At its January 2018 meeting, the Committee approved the target direct compensation for Fiscal 2018 shown below:

	Annual Base Salary	Target Short-Term Incentive Award (% of base salary)	Target Long-Term Incentive Award (% of base salary)	Total Target Direct Compensation	Change in total target direct compensation from Fiscal 2017
Alessandro Bogliolo	$1,350,000	$2,025,000 (150%)	$6,750,000 (500%)	$10,125,000	appointed in October 2017
Mark J. Erceg	$850,000	$680,000 (80%)	$2,125,000 (250%)	$3,655,000	—%
Pamela H. Cloud	$650,000	$390,000 (60%)	$1,105,000 (170%)	$2,145,000	—%
Philippe Galtie	$800,000	$640,000 (80%)	$1,600,000 (200%)	$3,040,000	15%
Leigh M. Harlan	$575,000	$345,000 (60%)	$862,500 (150%)	$1,782,500	not an NEO
The change in target direct compensation shown above for Mr. Galtie represents the change from the total target direct compensation in effect at the end of Fiscal 2017, after taking into account certain adjustments made in August 2017 in connection with his assumption of additional responsibilities. For information on these adjustments, see "Base Salary" and "Short-Term Incentives" at PS-55 and PS-56, respectively.

TIFFANY & CO.

Corporate Governance Best Practices

The Board seeks to ensure that the Company's executive compensation program conforms to sound corporate governance principles and policies, as demonstrated by the following practices:

WHAT WE DO		WHAT WE DON'T DO
☑
Pay for performance: 86.7% of CEO compensation and, on average, 65.7% of other NEO compensation, is tied to the Company's financial performance and/or the performance of the stock price (that is, is awarded in the form of cash incentives, stock options or PSUs).
		☒	Tax gross-ups: No tax gross-ups, for example for life insurance benefits, are paid to executive officers, other than for one-time relocation expenses.
☑	Limited use of employment agreements: Employment agreements and formal severance arrangements are used only as necessary to attract newly recruited executives.	☒	Pay current dividends on unvested long-term incentives: Current dividends are not paid on stock options and are not paid on unvested RSUs and PSUs until vesting.
☑	Independent Executive Compensation Consultant: The Committee retains an independent compensation consultant to advise on the executive compensation program and practices.	☒
Repricing of underwater stock options without shareholder approval: The Company's shareholder-approved employee and director incentive plans do not permit repricing of underwater stock options without shareholder approval.

☑
Share Ownership Policy: Executive officers are expected to acquire and hold Company common stock worth two to five times their annual base salary. Non-executive directors are expected to own Company common stock worth five times their annual retainer.
		☒	Allow pledged shares to count under Share Ownership Policy: Shares of the Company's common stock that are pledged to a third party do not count toward the share ownership requirements.
☑
"Dual trigger" requirement for Change in Control severance benefits: Following a change in control, outstanding equity awards and unvested retirement benefits will only be accelerated, and cash severance benefits will only be paid, in the event of an involuntary termination of employment, or if the Company does not survive the transaction and the surviving entity does not assume the obligations in question.
		☒	Grant stock options below 100% of fair market value: The Company's shareholder-approved employee and director incentive plans do not permit stock options to be granted below 100% of fair market value.
☑	Provide limited perquisites: Perquisites provided to executive officers on a limited basis only (for example, life insurance benefits and executive long-term disability benefits).	☒
Permit hedging of Company stock: The Company's policy on insider information, applicable to all employees, officers, and directors, expressly prohibits speculative transactions (i.e. hedging) such as the purchase of calls or puts, selling short or speculative transactions as to any rights, options, warrants or convertible securities related to Company securities.

☑
Clawback policy: Incentive-based compensation (such as cash incentive awards and PSUs, but excluding stock options and RSUs) are subject to recoupment in the event of an accounting restatement due to material noncompliance with financial reporting requirements.

TIFFANY & CO.

Say on Pay

In May 2017, the Company's Say on Pay proposal passed with 97.2% of the shareholder advisory votes in favor of the Company's executive compensation program, which indicated to the Committee that shareholders were supportive of the Company's executive compensation design and philosophy, and that significant changes were not warranted. The Committee will continue to consider Say on Pay results, as well as shareholder feedback, in the design of the compensation program. The Company's CEO, CFO and Vice President – Investor Relations regularly communicate with shareholders through one-on-one and group meetings and in conferences in an effort to remain informed regarding shareholder perspectives on a range of topics.

TIFFANY & CO.

OVERVIEW OF COMPENSATION COMPONENTS

The Committee has established an executive compensation program that contains the following key components:

Base Salary - 25.1%	Short-Term Incentives - 19.4%	Long-Term Incentives - 55.5%
• Base salary provides cash compensation that is not "at risk" so as to provide a stable source of income and financial security.

• Designed to attract and retain executives by providing reasonable and market-competitive level of fixed compensation.

• Short-term incentives motivate achievement of annual financial targets and individual demonstration of strategic leadership.

• Cash payments are dependent on the degree of achievement of annual operating earnings, Constant Currency Sales Growth and individual performance targets. The Committee retains discretion to reduce awards.

• Long-term incentives align management interests with those of shareholders, motivate achievement of long-term financial targets and promote retention.

• Provided in the form of 50% stock options/50% PSUs for the CEO and Executive Vice Presidents ("EVPs"); 25% stock options/25% RSUs/50% PSUs for other NEOs.

• PSUs vest upon achievement of financial goals over a three-year performance period. The Committee retains discretion to reduce awards.

• Stock options and RSUs granted each January vest ratably over four years.

The above chart reflects the average percentage contribution of key compensation components awarded to the CEO (Alessandro Bogliolo) and the other NEOs in January 2018. See charts of "CEO Target Pay Mix" and "Other Named Executive Officers Target Pay Mix" under "Relative Values of Key Compensation Components" at PS-55.

TIFFANY & CO.

The Company also offers the following compensation components, in addition to the annual compensation program described above:

Special time-vesting restricted stock unit grants
In addition to being granted as a component of long-term incentive compensation to certain NEOs, RSUs are granted periodically on a selective basis, typically in connection with a promotion or new hire, to recognize prior performance or to attract or retain key talent. These awards vest according to their terms.

Benefits	Used to attract and retain executives. Includes a comprehensive program of benefits that includes retirement benefits and life insurance benefits that build cash value.
SHORT- AND LONG-TERM PLANNING
The performance of management in developing and executing operational and strategic plans and initiatives determines the Company's success in achieving its financial and brand stewardship goals – both short- and long-term.
As part of each year's planning process, the executive officers develop and submit to the Board:

•	A three-year strategic plan that balances financial and "brand stewardship" objectives (see below); and

•	An annual operating plan for the fiscal year.
Each plan must incorporate goals that are both challenging and realistic for sales, gross margins, selling, general and administrative expenses (including marketing, staffing and other expenses), inventory management, capital spending and all other elements of the Company's financial performance (including capital allocation). As part of the development process, management discusses preliminary versions of the plans with the Board and makes revisions as necessary to incorporate the Board's feedback. The plans are generally finalized and approved at the Board's March meeting.
"Brand stewardship" refers to actions taken by management to maintain, in the minds of consumers, strong associations between the TIFFANY & CO. brand and product quality, craftsmanship, luxury, the highest levels of customer service, compelling store design and product display and responsible product sourcing practices.
The Committee recognizes that trade-offs between near-term financial objectives and brand stewardship are often difficult. For example, introducing certain new designs can enhance brand image and attract new customers, but affect overall margin negatively in the short term; increased staffing can positively affect customer service while negatively affecting earnings in the short term; and expanding inventory can enhance the customer experience but also affect operating cash flow negatively in the short term. Through the planning process, management must balance expectations for annual earnings growth and cash flow generation with its focus on brand stewardship and sustainable growth.

TIFFANY & CO.

OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM
The Committee has established the following objectives for the compensation program:

•	To attract, motivate and retain the management talent necessary to develop and execute both the annual operating plan and the strategic plan;

•	To reward achievement of short- and long-term financial goals; and

•	To link management's interests with those of the Company's shareholders.
The total executive compensation program includes base salary, short- and long-term incentives, special grants of RSUs and benefits.
SETTING EXECUTIVE COMPENSATION

The Committee determines remuneration arrangements for executive officers and makes awards to executive officers under the Company's incentive and equity-based plans (currently, the 2014 Employee Incentive Plan), as more fully described in the Committee Charter. In January of each year, the Committee reviews the target amount of total compensation for each executive officer, as well as the target levels of key components of such compensation. This follows a process in which the Committee conducts a detailed review of each executive officer's compensation.

COMPENSATION EVALUATION PROCESS

The following are key components of the Committee's evaluation process.
Consideration of Say on Pay
The Committee weighs the level of shareholder support for the compensation program as demonstrated by the Say on Pay vote.
Independent Compensation Consultant
In connection with carrying out its responsibilities, the Committee considers the advice of FW Cook, its independent compensation consultant, and the competitive compensation analysis provided by FW Cook. See "Role of Compensation Consultants" at PS-28 for discussion of the selection process for FW Cook, inclusive of an independence analysis.
Tally Sheets
The Committee regularly reviews "tally sheets," prepared by the Company's Human Resources division for each executive officer. The tally sheets include data concerning historical compensation as well as information regarding share ownership and other benefits accumulated from employment with Tiffany. The tally sheets provide a historical view of multiple compensation elements, as further context for compensation decisions.
Consultations with the Chief Executive Officer
In periodic meetings with the Committee, the CEO provides his views as to the individual performance of the other executive officers, and the Committee solicits his recommendations with respect to their compensation. His input is especially important with respect to the evaluation of the individual performance factors used in determining short-term incentives, as well as for setting base salary and target incentive compensation as a percentage of base salary. The Committee also relies on its own business judgment as to each executive officer's experience and skill set, capacity for growth, expected contributions, breadth, scope and complexity of role, demonstrated success and desirability to other employers.
Coordination with Financial Results and Annual Operating and Strategic Planning Process
In January, the Committee reviews a forecast of financial results for the fiscal year ending that month with the CFO and reviews calculations of the tentative payouts for short- and long-term

TIFFANY & CO.

incentives on that basis. Final calculations are reviewed and approved at the Committee's March meeting, when fiscal year financial results are nearly final. After the public disclosure of financial results, the calculations are confirmed, and management makes payment on the prior fiscal year's short-term incentive awards and causes the applicable percentage of PSU awards for which the three-year performance period ended in the prior fiscal year to vest, in each case pursuant to the Committee's authorization.
The Committee grants stock option awards and, if applicable, RSUs to executive officers at a meeting in January of each year. Stock option awards and RSUs may also be granted in connection with new hires or promotions, or for recognition purposes. The Committee has never delegated to management its authority to make such awards. At that same January meeting, PSUs are granted for the three-year performance period beginning the next February 1, with reference to preliminary drafts of the Company's strategic plan, while annual incentive awards are granted for the one-year performance period beginning the next February 1, with reference to preliminary drafts of the Company's annual operating plan. However, the specific financial goals for the PSUs and the annual incentive awards are not established until the March meeting when the strategic plan and annual operating plan are approved by the Board and adopted.

COMPETITIVE COMPENSATION ANALYSIS - NO BENCHMARKS
Each year the Committee refers to competitive compensation data because the Committee believes that such data is helpful in assessing the competitiveness of the total compensation offered to the Company's executive officers. However, the Committee does not consider such data sufficient for a full evaluation of appropriate compensation for any individual executive officer. Accordingly, the Committee:

•
Has not set a "benchmark" to such data for any executive officer, although it does look to see if the Company's total executive compensation program falls between the 25th and 75th percentile of competitive data;

•	Does not rely exclusively on compensation surveys or publicly available compensation information when it determines the compensation of individual executive officers; and

•	Also considers those factors described above in "Compensation Evaluation Process."
The Committee also reviews a competitive compensation analysis by FW Cook, which includes the following elements of compensation for each executive officer:

•	base salary;

•	target short-term incentive;

•	target total cash compensation (salary plus target short-term incentive);

•	target long-term incentive;

•	target total direct compensation (target total cash compensation plus target long-term incentive); and

•	target total compensation (target total direct compensation plus all other compensation, above market interest on deferred compensation and change in pension value).
DEFINING APPROPRIATE COMPARATORS
Defining an appropriate comparator group within the retail industry is challenging because there are few U.S.-based companies of similar size in the luxury retail business with an integrated manufacturing function and extensive global organization similar to the Company. In addition, the Committee believes that an appropriate comparator group must include non-retail companies because a competitive market for the services of our executives exists, even among companies outside the retail industry. Accordingly, to fully understand market compensation levels for comparable executive positions, the analysis includes data for both retail and general industry companies, with greater emphasis on the former.

TIFFANY & CO.

For the NEOs, a defined peer group was used for comparative purposes, composed of U.S. public companies similar to Tiffany, selected by the Committee. For the executive officers as a whole, third-party surveys for both retail and general industry were used.
Peer Group
The Committee reviewed comparisons of the Company's NEOs to the NEOs of the peer group. In selecting the peer group, the Committee sought to include companies similar to the Company across a range of factors, including size, business model (e.g., significant global sales, manufacturing/sourcing operations), products and customers. The peer group used in Fiscal 2017 consists of the 18 companies shown below:

	Financial Data			Common Factors
	Revenue (in millions)	Net Income (in millions)	Market Cap (in millions)	Multi-Channel Retailing	Mfg. Operations	Significant Foreign Sales	Similar Products/Customers
Tiffany & Co.	$4,010	$452	$10,839	✓	✓	✓	✓
Burberry	$3,464	$359	$7,893	✓	✓	✓	✓
Coach	$4,509	$521	$12,991	✓		✓	✓
Coty	$6,485	$-148	$14,160	✓	✓	✓
Fossil	$2,964	$25	$522	✓	✓	✓	✓
Hanesbrands	$6,189	$530	$7,520		✓
Kate Spade	$1,378	$143	$2,369	✓			✓
L Brands	$12,397	$1,100	$14,696	✓			✓
Estee Lauder	$11,576	$1,114	$34,628	✓	✓	✓	✓
Lululemon Athletica	$2,369	$289	$6,613	✓
Michael Kors	$4,494	$553	$5,171	✓		✓	✓
Nordstrom	$14,862	$371	$6,941	✓			✓
Pier 1 Imports	$1,828	$30	$416	✓			✓
PVH	$8,274	$388	$8,265	✓		✓	✓
Ralph Lauren	$6,653	$-99	$5,491	✓		✓	✓
Restoration Hardware	$2,241	$16	$1,856	✓			✓
Signet Jewelers	$6,517	$475	$3,290	✓			✓
VF Corporation	$11,966	$1,023	$21,545	✓	✓	✓
Williams-Sonoma	$5,098	$305	$4,228	✓			✓
Source: S&P Capital IQ; revenue and net income based on the most recent four quarters for which data was publicly available as of July 19, 2017; market capitalization based on the most recent publicly available data as of May 31, 2017.

In terms of size, the Company's revenues were between the 25th percentile and median of the peer companies, and net income and market capitalization were between the median and 75th percentile.
For Fiscal 2017, target total direct compensation was between the median and 75th percentile for Alessandro Bogliolo and at the median for Mark J. Erceg, Pamela H. Cloud and Philippe Galtie. Target total compensation, which includes the value of pension accruals and all other compensation, was at the median for Mr. Bogliolo, Mr. Galtie and Ms. Cloud, and between the median and 75th percentile for Mr. Erceg. Leigh M. Harlan's compensation was compared solely to third party survey data and was not compared to the peer group, as she was not an NEO prior to Fiscal 2017.

TIFFANY & CO.

Survey Data
The Committee used third-party survey data to evaluate compensation for the CEO and all other executive officers. The surveys used were:

•	Towers Watson Retail Survey;

•	Towers Watson General Industry Survey; and

•	Hay Group Luxury Retail Survey.
Relative to the survey data, target total direct compensation was at the 75th percentile for Philippe Galtie, and above the 75th percentile for the other NEOs.

RELATIVE VALUES OF KEY COMPENSATION COMPONENTS
In January 2018, as part of its annual review of the target level of short- and long-term incentives for each executive officer, the Committee adopted the following target incentive opportunities expressed as a percentage of base salary. For the CEO and executive officers with the title of EVP (currently Mark J. Erceg and Philippe Galtie), the Committee awarded 50% of target long-term incentives in the form of PSUs (valued at target) and stock options. The Committee believes that executives in these positions have the greatest direct influence on achievement of financial performance metrics. For the remaining NEOs, the Committee awarded 50% of target long-term incentives in the form of PSUs (valued at target), 25% in the form of stock options and 25% in the form of RSUs. For purposes of calculating these awards, the grant date value of PSUs, stock options and RSUs is determined in the manner described below under "Types of Equity Awards" at PS-61.

Executive	Position	Target Short-Term Incentive as a Percentage of Salary	Target Long-Term Incentive as a Percentage of Salary
Alessandro Bogliolo	Chief Executive Officer	150%	500%
Mark J. Erceg	Executive Vice President – Chief Financial Officer	80%	250%
Pamela H. Cloud	Senior Vice President – Chief Merchandising Officer	60%	170%
Philippe Galtie	Executive Vice President – Global Sales	80%	200%
Leigh M. Harlan	Senior Vice President – Secretary & General Counsel	60%	150%
The Committee believes that a minimum of 60% of the target total direct compensation of the CEO and of approximately 50% of the target total direct compensation of the other executive officers should be composed of long-term incentives to link realized compensation to the Company's longer-term financial and stock price performance.

TIFFANY & CO.

Based on target levels for incentive compensation granted in January 2018, the mix of pay for the CEO and other NEOs, on average, is shown below:

BASE SALARY

The Committee pays the executive officers competitive base salaries as one part of a total compensation program to attract and retain talent, but does not use base salary increases as the primary means of recognizing talent and performance.

In January 2018, the Committee reviewed base salaries for all executive officers. Base salaries for Fiscal 2018 for executive officers were determined based on multiple factors, including competitive market compensation levels for comparable positions; executive experience and skill set; expected contributions; breadth, scope and complexity of role; internal equity; and overall shareholder support as evidenced by the 2017 Say on Pay vote. The Committee did not increase the base salaries for any of the NEOs in January 2018.

TIFFANY & CO.

Executive	Position	Fiscal 2017 Base Salary	Fiscal 2018 Base Salary	Percentage Increase from Fiscal 2017 to Fiscal 2018
Alessandro Bogliolo	Chief Executive Officer	$1,350,000	$1,350,000	—%
Mark J. Erceg	Executive Vice President – Chief Financial Officer	$850,000	$850,000	—%
Pamela H. Cloud	Senior Vice President – Chief Merchandising Officer	$650,000	$650,000	—%
Philippe Galtie	Executive Vice President – Global Sales	$800,000	$800,000	—%
Leigh M. Harlan	Senior Vice President – Secretary & General Counsel	$575,000	$575,000	—%
The Fiscal 2017 base salary shown above for Mr. Bogliolo commenced upon his appointment in October 2017.
Effective August 4, 2017, Mr. Galtie's base salary for Fiscal 2017 was increased from $650,000 to $800,000 to reflect his assumption of additional responsibilities. The base salary for Fiscal 2017 shown above reflects his base salary as of the end of Fiscal 2017.

SHORT-TERM INCENTIVES

The Committee uses short-term incentive opportunities, which are typically established in January of each year, to motivate executive officers to achieve the annual financial targets established by the Committee and to demonstrate strategic leadership. Short-term incentives for the executive officers consist of annual cash incentive awards under the 2014 Employee Incentive Plan. Short-term incentive awards have an individual component but are primarily formula-driven, with the majority of the award based on achievement of annual financial targets that agree to the Company's annual operating plan.

For short-term incentives for Fiscal 2017, the Committee determined a portion of the awards based on the following individual performance factors: strategic thinking; leadership, including development of effective management teams and employee talent; demonstrated adherence to the Company's Business Conduct Policy – Worldwide, and professionalism; financial metrics relevant to specific areas of responsibility; and specific objectives set for the executive officer. These same factors will be used to determine a portion of the short-term incentives to be paid in respect of Fiscal 2018.

In January 2018, the Committee established target short-term incentive opportunities for Fiscal 2018 for the executive officers. The target short-term incentive opportunities provided to the NEOs for Fiscal 2018, as compared to the target short-term incentive opportunities provided for Fiscal 2017, are shown in the following chart. The maximum short-term incentive established by the Committee for each of the NEOs is equal to twice the target.

TIFFANY & CO.

Executive	Position	Fiscal 2017 Target Short-Term Incentive As Percentage of Base Salary	Fiscal 2018 Target Short-Term Incentive As Percentage of Base Salary	Percentage Increase from Fiscal 2017 to Fiscal 2018
Alessandro Bogliolo	Chief Executive Officer	150%	150%	-%
Mark J. Erceg	Executive Vice President – Chief Financial Officer	80%	80%	-%
Pamela H. Cloud	Senior Vice President – Chief Merchandising Officer	60%	60%	-%
Philippe Galtie	Executive Vice President – Global Sales	80%	80%	-%
Leigh M. Harlan	Senior Vice President – Secretary & General Counsel	60%	60%	-%

As provided in his offer letter, the short-term incentive paid to Mr. Bogliolo for Fiscal 2017 was pro-rated to reflect his appointment in October 2017. The target short-term incentive shown above for Fiscal 2017 does not take into account this pro-rating.

In connection with his assumption of additional responsibilities, effective August 4, 2017, Mr. Galtie's target short-term incentive was increased from 75% to 80% of base salary. In conjunction with the adjustment to his base salary that was made at the same time (see above under "Base Salary" at PS-55), this adjustment resulted in a target short-term incentive of $487,500 for the period of February 1, 2017 to August 3, 2017, and a target short-term incentive of $640,000 for the period of August 3, 2017 to January 31, 2018. The target short-term incentive shown above for Fiscal 2017 reflects the target short-term incentive amount in effect for Mr. Galtie at the end of Fiscal 2017.

Fiscal 2017

Company Performance Goals for Fiscal 2017 Short-Term Incentives

In January 2017, the Committee determined that payment of short-term incentives for Fiscal 2017 would be wholly contingent on the Company meeting an operating earnings threshold (the "Base Threshold"). The Committee provided guidance to the executive officers indicating that, if the Base Threshold was not met, then no short-term incentive would be paid, regardless of the extent to which other performance might have been achieved. The Committee further indicated in the guidance that, if the Base Threshold was met, then the Committee intended to calculate the amount to be paid based 60% on achievement of operating earnings goals, 20% on achievement of Constant Currency Sales Growth goals, and 20% on achievement related to the individual performance factors described at PS-56. Thus, full achievement of operating earnings goals, Constant Currency Sales Growth goals and individual goals, each at the maximum goal levels, would result in payment of 60%, 20% and 20%, respectively, of the maximum short-term incentive (120%, 40% and 40%, respectively, of target). Notwithstanding this guidance, the Committee retained the discretion to pay out the maximum short-term incentive, or reduce the payout from the maximum to any amount down to $0, provided the Base Threshold was met.

The use of operating earnings as a performance metric for short-term incentive awards is intended to reward increased profitability through sales growth and margin expansion. Constant Currency Sales Growth was added as a performance metric for the Fiscal 2017 awards to incentivize sales growth through effective brand positioning and customer engagement initiatives.

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In March 2017, the Committee established $469 million of operating earnings (subject to permitted adjustments) as the Base Threshold. For the purpose of evaluating performance once the Base Threshold was achieved, the Committee also established threshold, target and maximum performance goals for operating earnings and Constant Currency Sales Growth. In recognition of the challenges of setting precise target amounts, and to avoid windfalls or deficits resulting from slight variances from target, the target goals were expressed as ranges. The performance goals established, and the corresponding percentage of target short-term incentives eligible to be paid out based on corporate and individual performance, are shown in the chart below.

	Operating Earnings		Constant Currency Sales Growth		Individual Performance
	Operating earnings (millions)	Percentage of target short-term incentive that may be paid:*	Constant Currency Sales Growth	Percentage of target short-term incentive that may be paid:*	Up to 40% of the target short-term incentive may be paid based on achievement of individual performance factors
Threshold	Less than or equal to $626	0%	Less than or equal to -6.3%	0%
Target	Within the range of $774 to $790	60%	Within the range of 2.7% to 4.7%	20%
Maximum	Equal to or greater than $861	120%	Equal to or greater than 8.7%	40%
	Percentage calculated based on operating earnings, Constant Currency Sales Growth and individual performance = total percentage of target annual incentive paid out*
*Subject to linear interpolation if actual performance falls between the threshold and the bottom of the target range, or between the top of the target range and the maximum. Target ranges include the ends of the ranges.

Actual Payout of Fiscal 2017 Short-Term Incentives

In March 2018, the Committee determined that Fiscal 2017 operating earnings equaled $794.5 million, net sales growth equaled 4% and Constant Currency Sales Growth equaled 4% (see Appendix I at PS-112).

The Committee also evaluated the individual performance of the other NEOs, taking into account the CEO's views. The Committee independently evaluated the performance of the CEO. In these evaluations, the individual performance of each NEO eligible for payment of a Fiscal 2017 short-term incentive award was discussed with reference to the individual performance factors described on PS-56, which were set at the beginning of Fiscal 2017. The Committee determined to pay each NEO who was eligible to receive a short-term incentive for Fiscal 2017 20% of his or her target award based on individual performance.

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Based on the determinations described above, the NEOs eligible for payment of a short-term incentive award for Fiscal 2017 were paid the percentage shown below of their target awards.

Operating Earnings		Constant Currency Sales Growth		Individual Performance
Fiscal 2017 operating earnings (millions)	Percentage of target short-term incentive paid:	Fiscal 2017 net sales growth/Constant Currency Sales Growth*	Percentage of target short-term incentive paid:	Percentage of target short-term incentive paid based on achievement of individual performance factors:
$794.5	63.8%	4%/4%	20%	20%
Total percentage of target annual incentive paid out: 103.8%
* See Appendix I at PS-112.
Fiscal 2018
For Fiscal 2018, the Committee retained the short-term incentive structure from Fiscal 2017. As such, in January 2018, the Committee established target and maximum short-term incentive amounts for the NEOs, with the maximum amount equal to 200% of the target amount. The target short-term incentives established for Fiscal 2018 for the NEOs are shown above under "Relative Values Of Key Compensation Components" at PS-54.

In March 2018, the Committee established $482 million of operating earnings (subject to permitted adjustments) as the Base Threshold necessary for a payout of the Fiscal 2018 short-term incentive awards. Payment of any short-term incentive awarded for Fiscal 2018 will be contingent on meeting the Base Threshold. If the Base Threshold is not met, no short-term incentive will be paid. The Committee has provided guidance to the executive officers indicating that, if the Base Threshold is met, the Committee intends to calculate the amount to be paid based 60% on achievement of operating earnings goals, 20% on achievement of Constant Currency Sales Growth goals, and 20% on achievement of the individual performance factors described at PS-56. Notwithstanding this guidance, the Committee has retained the discretion to pay out the maximum short-term incentive, or reduce the payout from the maximum to any amount down to $0, provided the Base Threshold is met.

For purposes of evaluating performance once the Base Threshold is achieved, the Committee, in March 2018, also established threshold, target and maximum performance goals for operating earnings and Constant Currency Sales Growth. The operating earnings goals against which operating earnings performance will be measured are substantially higher than the Base Threshold.

Corporate and Individual Performance Goals

The operating earnings and Constant Currency Sales Growth goals for the Fiscal 2018 grants, and the corresponding percentage of target short-term incentives to be paid out (if any), together with the percentage of target short-term incentives that may be paid out based on individual performance factors, are shown below. In evaluating achievement of performance goals, the Committee is permitted under the 2014 Employee Incentive Plan to exclude certain events. See "Permissible Adjustments to Evaluation of Performance" at PS-60.

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	Operating Earnings		Constant Currency Sales Growth		Individual Performance
	Operating earnings (millions)	Percentage of target short-term incentive that may be paid:*	Constant Currency Sales Growth	Percentage of target short-term incentive that may be paid:*	Up to 40% of the target short-term incentive may be paid based on achievement of individual performance factors
Threshold	Less than or equal to $643	0%	Less than or equal to -6%	0%
Target	Within the range of $796 to $812	60%	Within the range of 3% to 5%	20%
Maximum	Equal to or greater than $884	120%	Equal to or greater than 9%	40%
	Percentage calculated based on operating earnings, Constant Currency Sales Growth and individual performance = total percentage of target annual incentive paid out*
*Subject to linear interpolation if actual performance falls between the threshold and the bottom of the target range, or between the top of the target range and the maximum. Target ranges include the ends of the ranges.

Five-Year History of Short-Term Incentive Payouts
The following summarizes average short-term incentive payouts (including bonuses) for the executive officers as a group, as a percentage of target, over the past five fiscal years (without giving effect to payments that were prorated in light of mid-year individual hire dates):

Fiscal Year	Total Payout as a Percentage of Target Short-Term Incentive Award
2017	104%
2016	98%
2015	75%
2014	101%
2013	124%
Five-Year Average	100%

Permissible Adjustments to Evaluation of Performance

The 2014 Employee Incentive Plan, approved by the shareholders, permits the Committee, in evaluating achievement of a performance goal, to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgment or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) unusual or infrequently occurring items as described in the Annual Report for the applicable year, (vi) acquisitions or divestitures, (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereto, (viii) foreign exchange gains and losses and (ix) a change in the Company's fiscal year.

LONG-TERM INCENTIVES

The Committee uses long-term incentives to align management interests with those of shareholders, to motivate management to achieve earnings growth and generate operating cash flow, as well as to promote the retention of executive officers.

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The Committee considers equity-based awards to be appropriate because, over the long term, the Company's stock price should be a good indicator of management's success in achieving the above objectives.

The total value of each executive officer's target long-term incentive grant each year is based on a percentage of base salary. The ratio of long-term incentive target to base salary is reviewed annually at the same time that base salaries are reviewed. The long-term incentives established for Fiscal 2018 for each of the NEOs are shown above under "Relative Values of Key Compensation Components" at PS-54.

Alessandro Bogliolo was not granted long-term incentive awards for Fiscal 2017 due to his appointment in October 2017. Pursuant to the offer letter provided to him, Mr. Bogliolo was provided long-term incentives for Fiscal 2018 with a target value of 500% of base salary. Philippe Galtie's target long-term incentive opportunity was increased from 150% of base salary in Fiscal 2017 to 200% of base salary in Fiscal 2018. For the remaining NEOs, the Fiscal 2018 target long-term incentive opportunities as a percentage of base salary remained unchanged from Fiscal 2017.

Types of Equity Awards

The Committee awards three different types of equity awards to NEOs: PSUs, stock options and RSUs.

•
PSUs reward executives for meeting key financial goals that are important to the long-term performance of the Company, even if the achievement of those goals is not necessarily reflected in the share price as the market does not always respond to earnings growth in a predictable manner.

•	Stock options reward executives for increases in stock price and provide returns aligned with those of shareholders, whether or not performance goals have been met.

•
RSUs support talent attraction and retention objectives. Together with stock options, RSUs also balance an inherent challenge associated with PSUs, as non-controllable and highly variable external factors may affect the Company's three-year performance period.

Prior to Fiscal 2017, all executive officers were provided long-term incentives divided equally between PSUs and stock options. It was the Committee's practice to award RSUs on occasion for reasons such as recognition of prior performance; promotion; attraction of new talent; retention of key talent; and in lieu of cash compensation increases.
Starting in Fiscal 2017, executive officers other than the CEO and those with the title of EVP have been granted 50% of their long-term incentives in the form of PSUs, 25% in the form of stock options, and 25% in the form of RSUs. The CEO and executive officers with the title of EVP (currently, Mark J. Erceg and Philippe Galtie) continue to receive 50% of their long-term incentives in the form of PSUs and 50% in the form of stock options.

For purposes of achieving the grant date target value, apportioned according to the above-described mix of long-term incentives, the Committee values awards as follows:

•
for PSUs and RSUs, using the higher of (i) the simple arithmetic mean of the high and low sale price of the Company's common stock on the New York Stock Exchange on the grant date or (ii) the closing price on such Exchange on the grant date; and assuming that PSUs will vest at the target value described under "Performance-Based Restricted Stock Unit Grants" below; and

•	for stock options, on the basis of the Black-Scholes value on the grant date.

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Performance-Based Restricted Stock Unit Grants

Performance-Based Restricted Stock Units Granted for Fiscal 2018 and Fiscal 2017

The Committee's practice has generally been to award PSUs to executive officers in January of each year. For the PSUs granted in January 2018 and 2017, the Committee established threshold, target and maximum goals for EPS and operating cash flow at the start of the performance period. Vesting of these PSUs is dependent upon achievement of either the EPS or operating cash flow threshold. If neither threshold is met, no PSUs will vest. The Committee has provided guidance to the executive officers indicating that, if either the EPS or operating cash threshold is met, it intends to calculate the number of PSUs to vest based 80% on EPS goals and 20% on operating cash flow goals. Thus, full achievement of the EPS goals and operating cash flow goals at the maximum goal levels will result in vesting of 80% and 20%, respectively, of the maximum PSUs granted (160% and 40%, respectively, of target PSUs).

•
EPS was selected as a performance metric to reward earnings growth and incentivize execution of the Company's strategic plans relating to sales growth, margin expansion, network optimization and efficient capital allocation. This metric also aligns with shareholder interests, as the Committee believes the Company's stock price over the long term is primarily driven by growth in EPS. EPS goals are measured on a diluted basis and calculated on a cumulative basis for the three-year performance period.

•
Operating cash flow was added as a performance metric in January 2017, in lieu of the ROA modifier used in prior years, to reward cash flow generation from operations through measures such as inventory management, procurement initiatives intended to reduce costs, and systems and process enhancements. Operating cash flow goals are also calculated on a cumulative basis for the three-year performance period. The target goal is expressed as a range.

•	The EPS and operating cash flow goals were set by the Committee with reference to the Company's strategic plan as approved by the Board.

•
For the Fiscal 2018 PSUs, the EPS and operating cash flow threshold, target and maximum goals, and the corresponding percentage of target shares to be paid out at the end of the performance period (if any), are shown below. In evaluating achievement of performance goals, the Committee is permitted under the 2014 Employee Incentive Plan to exclude certain events. See "Permissible Adjustments to Evaluation of Performance" at PS-60.

	EPS		Operating Cash Flow
	EPS	Percentage of target shares earned*	Operating Cash Flow (millions)	Percentage of target shares earned:*
Below Threshold	Less than $10.77	0%	Less than $1,798	0%
Threshold	Equal to $10.77	20%	Equal to $1,798	0%
Target	Equal to $14.36	80%	Within the range of $2,202 to $2,270	20%
Maximum	Equal to or greater than $15.43	160%	Equal to or greater than $2,359	40%
	Shares calculated based on EPS goals plus operating cash flow goals = total percentage of target shares paid out*
*Subject to linear interpolation if actual performance falls between threshold and target (or, in the case of a target expressed as a range, the bottom of the target range), or between target (or, in the case of a target expressed as a range, the top of the target range) and maximum. Target ranges include the ends of the ranges.

•	Payout of the Fiscal 2017 PSUs is determined using the same chart shown above, based on the threshold, target and maximum performance goals established at the start of the

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performance period and shown in the chart below under "Comparison of Performance Goals" at PS-64.

•
Notwithstanding the above guidance, the Committee has retained the discretion to vest the maximum number of PSUs granted, or reduce the number to vest from the maximum to any number down to zero, provided that either the EPS or operating cash flow threshold is met.

Performance-Based Restricted Stock Units Granted for Fiscal 2016 and 2015

Vesting of the PSUs granted in January 2016 and 2015 is dependent upon the achievement of an EPS threshold. If the EPS threshold is not met, no PSUs will vest. The Committee provided guidance to the executive officers indicating that, if the EPS threshold is met, it intends to calculate the number to vest based on achievement of EPS goals and an average ROA goal over the applicable three-year performance period. The Committee provided the following chart to the NEOs to illustrate the manner in which the number to vest would be calculated at the conclusion of the three-year performance period, subject to interpolation if actual amounts fall between the levels shown:

EPS Performance	Percentage of Target Shares Earned under EPS Goal	ROA ADJUSTMENT TO SHARES EARNED UNDER EPS GOAL				Percentage of Target Shares Earned with Impact of ROA Adjustment
		ROA Achievement of 0 to 89.9%	ROA Achievement of 90.0% to 99.9%	ROA Achievement of 100.0% to 109.9%	ROA Achievement of 110% or Greater
EPS Threshold Not Reached	0%	No ROA Adjustment	No ROA Adjustment	No ROA Adjustment	No ROA Adjustment	0%
EPS Threshold Reached	25%	No ROA Adjustment	No ROA Adjustment	0% to 9% upward adjustment contingent on level of ROA achievement, e.g. Achievement of 105% of ROA Target = 5% adjustment upward; Achievement of 109% of ROA Target = 9% adjustment upward	+10%	25% to 35%
EPS Target Reached	100%	-10%	-1% to -9% downward adjustment contingent on level of ROA achievement, e.g. Achievement of 95% of ROA Target = 5% adjustment downward; Achievement of 99% of ROA Target = 1% adjustment downward		+10%	90% to 110%
EPS Maximum Reached	190%	-10%			+10%	180% to 200%
Notwithstanding the guidance shown above, the Committee retained the discretion to vest the maximum number of PSUs granted, or reduce the number to vest from the maximum to any number down to zero, provided the EPS threshold is met.

The EPS and ROA goals for the January 2016 and 2015 grants were set by the Committee in March of each respective year, with reference to the Company's strategic plan as approved by the Board. The EPS goals are cumulative over the three-year performance period and determined on a diluted basis. The ROA goal is calculated for each year, as a percentage, and then averaged over each of the three years in the performance period.

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Comparison of Performance Goals

The performance goals established for the PSUs granted in January 2018, 2017, 2016 and 2015 are shown below. In each case, the goals are subject to adjustment as permitted under the 2014 Employee Incentive Plan.

For Performance Period:	EPS			ROA	Operating Cash Flow (millions)
	Threshold	Target	Maximum	Target	Threshold	Target	Maximum
February 2015 - January 2018	$10.38	$13.89	$15.76	10.6%	Not applicable
February 2016 - January 2019	$8.80	$11.79	$12.58	9.2%	Not applicable
February 2017 - January 2020	$9.55	$12.80	$13.66	Replaced with operating cash flow	$1,997	Within the range of $2,447 to $2,547	$2,746
February 2018 - January 2021	$10.77	$14.36	$15.43		$1,798	Within the range of $2,202 to $2,270	$2,359

The performance goals established for the PSU awards granted in January 2018 are informed by the three-year strategic plan approved by the Board in March 2018. The EPS goals reflect increased investment spending in a number of areas in Fiscal 2018, which management and the Board believe is necessary to achieve longer-term financial objectives. The operating cash flow goals reflect plans and assumptions for Fiscal 2018 concerning the timing of payables and taxes and increases in net inventories. (For information concerning the Company’s Fiscal 2018 outlook and underlying assumptions, see K-48 of the Company’s Annual Report on Form 10-K.) Both sets of goals are intended to incorporate financial performance goals that are both challenging and realistic, as well as to balance near-term financial objectives with brand stewardship and sustainable growth.

Vesting of Performance-Based Restricted Stock Units Granted for Fiscal 2015

In March 2018, the PSU awards granted in January 2015, for the three-year period ended January 31, 2018, vested at 53.4% of target shares (26.7% of maximum shares). This was based on cumulative EPS of $11.71 for the three-year period ended January 31, 2018 (taking into account adjustments permitted under the 2014 Employee Incentive Plan, see "Vesting of Performance-Based Restricted Stock Units for the February 2015 - January 2018 Performance Period" at PS-85), against the EPS target of $13.89 for such three-year period, and without an ROA modifier based on ROA of 9.5% compared to the ROA target of 10.6%.

For additional information about the PSUs, including a description of the circumstances in which a portion of the units may vest in various circumstances of death, disability, retirement, a change in control or at the initiative of the Company, see "Performance-Based Restricted Stock Units" at PS-84.

Stock Option Grants
Each January, the Committee grants stock options in order to further link the interests of the executive officers and the Company's shareholders in long-term growth in stock price and to support the brand stewardship over the long term. Special grants are occasionally made in connection with promotions and new hires, and for recognition purposes.
The 2014 Employee Incentive Plan under which stock options are granted require the exercise price of each option to be established by the Committee (or determined by a formula established by the

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Committee) at the time the option is granted. Options are to be granted with an exercise price equal to or greater than the fair market value of a share as of the grant date. The Committee calculates the exercise price to be the higher of (i) the simple arithmetic mean of the high and low sale price of such stock on the New York Stock Exchange on the grant date or (ii) the closing price on such Exchange on the grant date. The incentive plan does not permit repricing of underwater options at a later date without shareholder approval.
For more information about stock options see "Stock Options" at PS-85.
Time-Vesting Restricted Stock Unit Awards
The RSUs granted to certain NEOs in January 2018 vest ratably over four years. For additional information about the RSUs, see "Time-Vesting Restricted Stock Units" at PS-86. Special grants of RSUs may be made from time to time in connection with promotions and new hires, and for recognition purposes.

Other Grants of Long-Term Incentive Awards in Fiscal 2017

In addition to the annual grants of PSUs, RSUs and stock options provided to executives in January 2018, the Committee made the following grants to NEOs during Fiscal 2017:

•	On February 15, 2017, in connection with his appointment as Interim CEO, Michael J. Kowalski was granted 43,615 stock options, all of which vested on the first anniversary of the grant date.

•
On March 16, 2017, in recognition of her contributions in connection with the CEO transition and other matters, and in furtherance of the goals of motivating and retaining talent, Leigh M. Harlan was granted 30,396 stock options and 5,544 RSUs, in each case to vest in equal installments on the first three anniversaries of the grant date.

•
On July 19, 2017, in connection with his assumption of additional responsibilities, Philippe Galtie was granted 33,312 stock options and 5,444 RSUs, in each case to vest in equal installments on the first four anniversaries of the grant date.

•
On November 16, 2017, following his relinquishment of the role of Interim CEO, Mr. Kowalski was granted 571 restricted stock units, to vest in a single installment on the first anniversary of the grant date, and 3,334 stock options, to vest the day following the grant date. The grant was made pursuant to the 2017 Directors Equity Compensation Plan and was calculated to be a pro-rata share of non-employee director equity compensation for the 2017 compensation year, based on Mr. Kowalski's dates of service as a non-employee director.

•
On January 17, 2018, in connection with his recruitment, and as provided for in his offer letter, Alessandro Bogliolo was granted 70,143 stock options and 12,846 RSUs, in each case to vest in equal installments on the first three anniversaries of his commencement date.

RETIREMENT BENEFITS

Retirement benefits are offered to attract and retain qualified executive officers. Retirement benefits offer financial security in the future and are not entirely contingent upon corporate performance factors. It is the case, however, that the compensation on which the retirement benefits of each executive officer are based includes bonus and incentive awards made in the past; such awards are determined by corporate and individual performance factors in the year awarded.

Defined Contribution Retirement Benefit

For the NEOs other than Michael J. Kowalski and Pamela H. Cloud, a defined contribution retirement benefit ("DCRB") is available through the 401K Plan. Excess defined contribution retirement benefit contributions ("Excess DCRB Contributions") are credited to the Tiffany and Company Executive Deferral Plan ("Deferral Plan"). Employer contributions credited to the Deferral Plan are calculated to

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compensate executives for pay amounts limited by reason of the Internal Revenue Code. Mark J. Erceg, Philippe Galtie and Leigh M. Harlan are eligible to receive Excess DCRB Contributions. Frederic Cumenal became entitled to distribution of his vested Excess DCRB Contributions upon his departure from the Company, and forfeited the unvested portion of his Excess DCRB Contributions. See Note (b) to the Nonqualified Deferred Compensation Table at PS-97.

Mr. Cumenal's employment agreement called for payments during the first 10 years of his employment to an interest-bearing retirement account. These payments were intended to make Mr. Cumenal whole for significant long-term pension benefits he forfeited at his prior employer. See "Frederic Cumenal Employment Agreement and Separation Agreement" at PS-86. Upon his departure, the balance of this account became payable in ten annual installments, beginning within 30 days of February 10, 2018 (the first anniversary of his termination date). During his employment, additional contributions were made on his behalf to certain French social security and pension schemes.

Mr. Galtie also receives additional retirement benefits agreed upon at the time of his recruitment. See "Philippe Galtie Compensatory Arrangement" at PS-87.
Traditional Pension Retirement Benefit

Ms. Cloud participates in the Tiffany and Company Pension Plan ("Pension Plan"), the tax-qualified defined benefit pension plan available to all full-time U.S. employees hired before January 1, 2006. She also receives incremental benefits under the 2004 Tiffany and Company Un-funded Retirement Income Plan to Recognize Compensation in Excess of Internal Revenue Code Limits ("Excess Plan") and the 1994 Tiffany and Company Supplemental Retirement Income Plan ("Supplemental Plan"). Mr. Kowalski also participated in the Pension Plan, the Excess Plan and the Supplemental Plan prior to his retirement from the Company in March 2015. See the Pension Benefits Table at PS-93.

The Excess Plan credits base salary and short-term incentive payments in excess of amounts that the Internal Revenue Service ("IRS") allows the tax-qualified pension plan to credit in computing benefits, although benefits under both of these plans are computed under the same formula. The Committee considers it fair and consistent with the employee retention purpose of the Pension Plan to maintain for executives the relationship established for employees compensated below the IRS limit between annual cash compensation and pension benefits.

The Supplemental Plan serves as a retention incentive for experienced executives by increasing the percentage of average final compensation provided as a benefit when the executive reaches specified service milestones.

For a further description of these traditional pension retirement benefits see "Features of the Pension Benefit Plans" at PS-94.

Equity Grants - Retirement Provisions

RSUs are forfeited upon retirement. Prior to January 2017, the terms applicable to stock options did not provide for continued vesting beyond retirement, and the exercise period for vested options was two years from retirement. Stock options awarded in January 2017 and thereafter provide for continued vesting upon retirement (defined as resignation after reaching age 65, or age 55 following ten years of service), and an exercise period for vested options of five years from retirement, provided that the grant was made at least six months prior to the retirement date, and subject to continued compliance with post-employment restrictive covenants.

PSUs awarded in January 2015 and 2016 provide for continued vesting beyond retirement (defined as resignation after age 65, or age 55 pursuant to Tiffany's retirement practices). A recipient of these awards who retires from employment during the applicable performance period will vest in a pro-rated portion of the award, reflective of the period of time worked during the performance period, and contingent on the satisfaction of pre-determined performance goals. PSUs awarded in January 2017 and thereafter also provide for continued vesting beyond retirement (as defined above with respect to stock options awarded in January 2017 and thereafter), but without pro-rating based on length of time worked during the performance period, provided that the grant was awarded at least six months

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prior to the retirement date, and subject to continued compliance with post-employment restrictive covenants.

The changes made in January 2017 to the retirement terms applicable to stock options and PSUs were intended to advance the Company's goals of attracting and retaining talent and ensuring executives remain focused on the Company's long-term performance. None of the NEOs currently serving as executive officers have met the age and service requirements that must be satisfied to be eligible for retirement treatment under these terms.

LIFE INSURANCE BENEFITS

IRS limitations render the life insurance benefits that the Company provides to all full-time U.S. employees in multiples of their annual base salaries largely unavailable to the Company's executive officers. The Company maintains the relationship established for lower-compensated employees between annual base salaries and life insurance benefits through executive-owned, employer-paid whole-life policies. (For an explanation of the key features of the life insurance benefits, see "Life Insurance Benefits" at PS-86.) Life insurance premiums are taxable to the executives, and no gross-up is paid.

DISABILITY INSURANCE BENEFITS

The Company provides executive officers special disability insurance benefits to take into account the income replacement limits of the Company's standard disability insurance policies. These special disability benefits maintain the relationship established for employees compensated below the IRS limit between annual cash compensation and disability benefits. Disability insurance premiums are taxable to the executives, and no gross-up is paid.

EQUITY OWNERSHIP BY EXECUTIVE OFFICERS AND NON-EXECUTIVE DIRECTORS

The Company has in place a share ownership policy for executive officers and non-executive directors, to enhance alignment of management's interests with those of shareholders over the long term.

Significant Portfolio

Under the share ownership policy, executive officers and non-executive directors are subject to restrictions on the disposal of shares of the Company's common stock. For each executive officer or non-executive director, "Significant Portfolio" means ownership of shares having a total market value equal to or greater than the following multiples of their annual base salaries/annual retainer:

Position/Level	Market Value of Company Stock Holdings as a Multiple of Base Salary/Retainer (Significant Portfolio Requirement)
Chief Executive Officer	Five Times
Non-Executive Director	Five Times
Executive Vice President	Three Times
Senior Vice President	Two Times

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Equity Used to Meet Stock Ownership Guidelines

The share ownership policy counts shares owned as follows:

Shares Counted:	Shares not Counted:
Outstanding shares that the person beneficially owns or is deemed to beneficially own, directly or indirectly, under the federal securities laws, including shares held in the 401k Plan.	Rights to acquire shares of the Company's common stock through derivative securities, including stock options or the vesting of restricted stock units.
RSUs issued, and the corresponding dividend equivalent units credited, under the Company's 2008 Directors Equity Compensation Plan and the 2017 Directors Equity Compensation Plan that have vested but will not be delivered until retirement of the applicable director from the Board.
Shares of the Company's common stock that are pledged to a third party (for example, where common stock is held in a margin account maintained at a brokerage firm).

For purposes of determining the amount of shares constituting a Significant Portfolio, shares will be valued at the mean of the high and low trading prices on the New York Stock Exchange on the relevant calculation date.

Each officer's or director's attainment of a Significant Portfolio is measured annually on April 1 or the first trading day thereafter. However, an officer or director who acquires a Significant Portfolio after the annual calculation date shall be deemed to hold a Significant Portfolio for purposes of any proposed disposition after such acquisition.

Disposal Restrictions

An executive officer or non-executive director who has a Significant Portfolio may not dispose of shares of the Company's common stock if the disposition would cause his or her holdings to fall below the Significant Portfolio threshold. He or she may, however, dispose of any or all shares in excess of the Significant Portfolio threshold.

For an executive officer or non-executive director who does not have a Significant Portfolio, he or she is permitted to dispose of shares of the Company's common stock only as follows:

•	no more than 50% of the net shares deemed issued as a consequence of any vesting or exercise of an equity award;

•	under circumstances constituting a financial hardship, as so determined by the Board; or

•	pursuant to a qualified domestic relations order.
Compliance

The amended and restated policy does not contain an express compliance deadline in recognition that the disposal restrictions ensure that the executive officers and non-executive directors are making progress toward meeting the Significant Portfolio requirements and provide for greater administrative ease.

As of January 31, 2018, one NEO held a Significant Portfolio. The remaining NEOs were all appointed to their current positions in Fiscal 2014 or later, and they remain subject to the share disposal restrictions described above that are intended to ensure continued progress towards share ownership goals. All the non-executive directors held Significant Portfolios as of January 31, 2018.

HEDGING NOT PERMITTED

The Company maintains a worldwide policy on insider information, applicable to all employees, officers and directors. The policy, which was adopted by the Board, expressly prohibits speculative transactions (i.e., hedging), such as the purchase of calls or puts, selling short or speculative transactions as to any rights, options, warrants or convertible securities related to Company securities.

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RETENTION AGREEMENTS

The Committee continues to believe that, during any time of possible or actual transition of corporate control, it would be important to keep the team of executive officers in place and free of distractions that might arise out of concern for personal financial advantage or job security. Since the Company went public in 1987, it has not had a single controlling shareholder, and, depending upon the circumstances, executive officers could consider acquisition of a controlling interest, as described in the retention agreements, to be a prelude to a significant change in corporate policies and an incentive to leave. To ensure that executive officers remain with the Company, stay focused on the business and maximize shareholder value during a period of uncertainty resulting from a potential Change in Control transaction (as defined below), the Company has entered into retention agreements with each of the current executive officers, which provide financial incentives for them to remain in place during any such times. For a description of the retention agreements, see "Explanation of Potential Payments on Termination Following a Change in Control–Severance Arrangements" at PS-102. For a description of Frederic Cumenal's employment agreement, which contained comparable provisions to those of the retention agreements, see "Other Employment Agreements or Severance Plans for Named Executive Officers" below.

The Committee believes that the retention agreements serve the best interests of the Company's shareholders because such agreements:

•	will increase the value of the Company to a potential acquirer that requires delivery of an intact management team;

•	will help to keep management in place and focused should any situation arise in which a Change in Control looms but is not welcome or agreement has not yet been reached;

•	are a prudent defense to the possibility that one or more senior executive officers might retire or take a competing job offer during a time of transition; and

•	are not overly generous.
The Committee also believes that the independent directors are fully capable of weighing the merits of any proposed transaction and reaching a proper conclusion in the interests of the shareholders, even if management would benefit financially from change in control payments to the executive officers.

Dual Triggers

The retention agreements are "dual-trigger" arrangements in that they provide no benefits unless two events occur: (i) a Change in Control followed by (ii) a loss of employment.

Definition of "Change in Control"

For a description of events that constitute a "Change in Control" for purposes of the retention agreements, see "Definition of a Change in Control" at PS-103.

No Gross-Ups
The retention agreements do not provide executive officers with reimbursement for excise taxes or other taxes in connection with severance payments or other amounts relating to the Change in Control.

OTHER EMPLOYMENT AGREEMENTS OR SEVERANCE PLANS FOR NAMED EXECUTIVE OFFICERS

Aside from the retention letters previously described and the arrangements described below, the Company is not party to any employment agreement with an NEO that currently provides for cash severance or other severance benefits upon termination, although the Company is permitted to provide such benefits if it deems appropriate to do so.

TIFFANY & CO.

Under his employment agreement with Tiffany, Frederic Cumenal was entitled to cash payments and other severance benefits upon termination of his employment under certain circumstances. Under the offer letters extended to them, Alessandro Bogliolo and Mark J. Erceg are similarly entitled to severance benefits upon termination of employment under certain circumstances. The foregoing arrangements were negotiated in connection with the recruitment of those individuals to the Company.

Alessandro Bogliolo Offer Letter

In connection with his employment, Mr. Bogliolo was provided an offer letter by Tiffany and the Company, dated July 12, 2017. In addition to the compensatory terms described above under "Alessandro Bogliolo Appointment as Chief Executive Officer" at PS-43, the offer letter provides for the following severance benefits, absent a Change in Control, in the event of termination of employment without Cause or resignation for Good Reason prior to October 2, 2020 (the third anniversary of his appointment):

•	Lump sum payment equal to 24 months of then-current annual base salary;

•	Prorated portion of the annual incentive award for the fiscal year in which the termination occurs (to be calculated based on actual performance);

•	Payment of any earned but unpaid annual incentive award for the prior fiscal year;

•	Reimbursement of the cost of continued health care coverage for up to 18 months; and

•
Amendment of equity grants to provide for continued vesting of stock options and RSUs that would have vested during the 24-month period following the termination date, with the options remaining exercisable for 12 months following the vesting date, and for continued vesting of PSUs, with the payout based on actual performance and calculated on a pro-rata basis to reflect his employment during the applicable performance period.

The above benefits are subject to the execution of a release and compliance with cooperation, non-disparagement, non-competition, non-solicitation, no-hire and confidentiality covenants. The offer letter further provides that, in the event of termination of employment following a Change in Control, Mr. Bogliolo will be provided the severance benefits described above under "Retention Agreements" at PS-69. "Change in Control," "Cause" and "Good Reason" are defined in the offer letter.

Frederic Cumenal Employment Agreement

On March 10, 2011, Mr. Cumenal commenced employment with Tiffany as an executive officer and was promoted to CEO effective April 1, 2015. Tiffany entered into an employment agreement with Mr. Cumenal as part of the recruiting process in Fiscal 2011. The employment agreement, which was approved by the Committee, addressed certain elements of the personal costs, foregone compensation and professional risk that Mr. Cumenal incurred to accept the position and relocate his family to the United States. The employment agreement provided for the following severance benefits:

•
Severance absent a Change in Control - Applicable in the event of termination without Cause or resignation for Good Reason, including Tiffany's refusal to extend the term: $605,000, subject to increase based on annual cost of living adjustments; base salary for the balance of the term (minimum of one year); any unpaid short-term incentive award for the last completed fiscal year; and continuation of medical and dental benefits for one year;

•
Severance payments and other benefits following a Change in Control - Certain payments and other benefits applicable in the event of termination without Cause or resignation for Good Reason, including Tiffany's refusal to extend the term; and

•	Absent termination with cause or for disability, upon termination of employment, Tiffany would pay an additional $200,000 if it wished Mr. Cumenal to continue to comply with non-competition covenants.

The employment agreement contained definitions of "Change in Control," "Cause" and "Good Reason." For a description of other key terms of the employment agreement, including provisions relating to

TIFFANY & CO.

initial base salary, short-term and long-term incentives and certain sign-on awards, see "Frederic Cumenal Employment Agreement and Separation Agreement" at PS-86. For a discussion of benefits provided to Mr. Cumenal upon his departure in February 2017, pursuant to the employment agreement and otherwise, see "Frederic Cumenal Departure" at PS-43.

Offer Letters Extended to Other NEOs

Offer letters were also extended to Mark J. Erceg and Philippe Galtie in connection with their respective recruitments to the company. Each of these offer letters captures the key terms negotiated as part of the recruitment, including compensatory terms relating to base salary, short-term incentives, long-term incentives, sign-on awards and, in Mr. Galtie's case, payments to certain retirement schemes. Mr. Erceg is also entitled to severance benefits in the event of certain terminations absent a change in control of the Company. For a more detailed discussion of these arrangements, see "Mark J. Erceg Compensatory Arrangement" and "Philippe Galtie Compensatory Arrangement" beginning at PS-87.

CHANGE IN CONTROL PROVISIONS

Equity awards and certain executive retirement benefits provide certain entitlements following a Change in Control, which entitlements will only be triggered on a loss of employment (a "dual trigger") or if the Company does not survive the transaction. For a more detailed discussion of applicable change in control provisions, see "Explanation of Potential Payments on Termination Following a Change in Control" at PS-102.

TERMINATION FOR CAUSE

Stock options granted under the 2005 Employee Incentive Plan or the 2014 Employee Incentive Plan may not be exercised after a termination for cause. PSUs will not vest if termination for cause occurs before the conclusion of the three-year performance period. Likewise, RSUs will not vest if termination for cause occurs before the vesting date provided for in the award.

RESTRICTIVE COVENANTS

Frederic Cumenal's employment agreement provided for certain post-employment restrictions (as modified by his separation agreement). See "Frederic Cumenal Departure" at PS-43.

The remaining NEOs (other than Michael J. Kowalski) are subject to restrictive covenants with a post-employment term that will end upon the earlier of a Change in Control (as defined in the retention agreements), or the first anniversary of the termination of employment. The restrictive covenants include a non-compete restriction, a non-solicitation restriction with respect to employees, customers, vendors, business partners and suppliers, and a no-hire restriction with respect to employees and others engaged by the Company or its affiliates.

Violation of the covenants will result in:

•	loss of certain benefits under the nonqualified retirement plans;

•	loss of all rights under stock options, RSUs and PSUs (whether or not vested); and

•
mandatory repayment of all proceeds from stock options exercised or RSUs or PSUs vested during a period beginning 180 days before termination and throughout the duration of the non-competition covenant.

CLAWBACK POLICY

The executive officers are subject to a policy that expressly provides for recoupment of executive incentive-based compensation if an accounting restatement is required due to material noncompliance with any financial reporting requirements. For purposes of the policy, incentive-based compensation means pay which has been calculated based on objective performance criteria included

TIFFANY & CO.

in publicly reported financial information reported by the Company, and includes PSUs and cash incentive awards. Time-vesting stock options and RSUs, or proceeds therefrom, are not subject to this policy.

Under the policy, in the event of a material restatement, the Board will review the incentive-based compensation paid to executive officers during the three-year period preceding the issuance of the restatement to determine if excess incentive compensation was paid. Excess incentive compensation is defined to be any incentive compensation in excess of that which would have been paid if the applicable material restatement had been applied at the time of payment.

The Board may seek recoupment of after-tax excess incentive compensation from one or more of the executive officers who received excess payment.

COMPENSATION RISK ASSESSMENT

The Committee annually reviews an assessment by management of the Company's compensation programs and practices for employees, including executive and non-executive programs and practices. Selected key areas that are reviewed, together with management's assessment of these elements, included pay mix, performance metrics, performance goals and payout curves, payment timing and adjustments, equity incentives, stock ownership requirements and trading policies, and leadership and culture. Sound practices are identified in each of these respective areas. As a result of the Committee's Fiscal 2017 review, the Committee determined that any risks that may result from the Company's compensation programs and practices are not reasonably likely to have a material adverse effect on the Company.

LIMITATION UNDER SECTION 162(m) OF THE INTERNAL REVENUE CODE

Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation expense a company can deduct in calculating its federal income taxes in any one year with respect to compensation paid to certain executive officers. Although the Committee has designed the executive compensation program with tax considerations in mind, the Committee does not believe that it would be in the best interests of the Company to adopt a policy that would preclude compensation arrangements subject to deduction limitations.

Previously the limit in Section 162(m) was subject to an exception for "performance-based compensation." This performance-based exception has been repealed, effective for tax years beginning after December 31, 2017, such that no compensation paid to covered executive officers in excess of $1 million will be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.  Because of uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of transition relief, no assurance can be given that compensation that was intended to satisfy the requirements for exemption from Section 162(m) when granted will in fact be exempted from the Section 162(m) limits on deductibility. Further, the Committee may decide, in the course of exercising its business judgment, to adjust payouts or otherwise modify compensation elements that were initially intended to be exempt from Section 162(m) if it determines that doing so is consistent with the Company's business needs.

* * *

TIFFANY & CO.

REPORT OF THE COMPENSATION COMMITTEE

We have reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with the management of Tiffany & Co. Based on our review and discussions, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended January 31, 2018.

Compensation Committee and its Stock Option Subcommittee:

Gary E. Costley, Chair
Rose Marie Bravo
Roger N. Farah
Abby F. Kohnstamm
Charles K. Marquis
Robert S. Singer

March 14, 2018

TIFFANY & CO.

SUMMARY COMPENSATION TABLE
Fiscal 2017, Fiscal 2016 and Fiscal 2015

Name and Principal Position	Year	Salary ($) (a)	Bonus ($)	Stock Awards ($) (b)	Option Awards ($) (c)	Non- Equity Incentive Plan Compensation ($) (d)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (e)	All Other Compensation ($) (f)	Total ($)
Alessandro Bogliolo Chief Executive Officer[1]	2017	$414,269	$—	$4,775,179	$4,771,638	$702,570	$—	$3,312,762	$13,976,418
Frederic Cumenal Chief Executive Officer[2]	2017	$71,922	$—	$2,089,266	$2,859,100	$—	$—	$2,824,812	$7,845,100
	2016	$1,246,644	$—	$3,125,069	$3,128,754	$1,631,250	$—	$941,686	$10,073,403
	2015	$1,239,931	$—	$2,886,364	$3,131,796	$1,406,250	$—	$758,640	$9,422,981
Michael J. Kowalski Interim Chief Executive Officer[3]	2017	$470,116	$—	$51,938	$678,479	$—	$2,042,668	$33,187	$3,276,388
	2016	$—	$—	$78,005	$79,492	$—	$783,771	$110,000	$1,051,268
	2015	$184,119	$—	$3,931,166	$80,142	$—	$496,393	$466,748	$5,158,568
Mark J. Erceg Executive Vice President - Chief Financial Officer[4]	2017	$847,718	$—	$1,062,544	$1,061,734	$705,840	$—	$1,056,423	$4,734,259
	2016	$224,971	$—	$2,979,811	$3,065,962	$—	$—	$815,104	$7,085,848
Pamela H. Cloud Senior Vice President - Chief Merchandising Officer	2017	$646,912	$—	$828,978	$276,124	$404,820	$572,832	$53,920	$2,783,586
	2016	$597,909	$—	$828,904	$276,630	$356,400	$170,297	$53,920	$2,284,060
	2015	$572,977	$—	$484,952	$526,151	$258,750	$—	$64,667	$1,907,497
Philippe Galtie Executive Vice President - Global Sales[5]	2017	$715,286	$—	$1,300,236	$1,299,994	$584,522	$—	$255,182	$4,155,220
	2016	$572,018	$—	$731,531	$244,044	$341,550	$—	$278,773	$2,167,916
Leigh M. Harlan Senior Vice President - Secretary & General Counsel[6]	2017	$571,892	$—	$1,147,086	$715,744	$358,110	$—	$86,257	$2,879,089

[1]	Mr. Bogliolo assumed responsibilities as CEO on October 2, 2017.

[2]	Mr. Cumenal held the role of CEO from April 1, 2015 to February 5, 2017.

[3]
Mr. Kowalski held the role of Interim CEO from February 5, 2017 to October 2, 2017, having previously served as CEO from 1999 until March 31, 2015. He was an NEO for the fiscal year ended January 31, 2016 ("Fiscal 2015"), but was not an NEO for Fiscal 2016.

[4]	Mr. Erceg assumed responsibilities as Executive Vice President - Chief Financial Officer on October 18, 2016.

[5]	Mr. Galtie assumed responsibilities as an executive officer of the Company on August 17, 2015, and was not an NEO for Fiscal 2015.

[6]	Ms. Harlan assumed responsibilities as Senior Vice President - Secretary & General Counsel on May 22, 2014, and was not an NEO for Fiscal 2015 or Fiscal 2016.

Notes to Summary Compensation Table:

(a)
Salary. Salary amounts include amounts deferred at the election of the executive under the Deferral Plan and under the 401(k) Plan. Amounts deferred to the Deferral Plan are also shown in the Nonqualified Deferred Compensation Table at PS-97.

(b)
Stock Awards. Except to the extent otherwise noted below in this note, amounts shown represent the dollar amount of the grant date fair value of the stock unit award calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation ("Codification Topic 718"), disregarding any estimates of forfeitures related to service-based vesting conditions, for the fiscal year in which the award was granted. The amounts shown for Fiscal 2017 include grants of PSUs and RSUs, in each case where applicable, made in January 2018, and the amounts shown for the prior fiscal years likewise include grants made in January of the applicable fiscal year. The amounts shown are based on the assumption that applicable performance targets for the three-year performance period established by the Committee for each respective grant of PSUs will be met at 100%. The amounts further reflect that the PSU and RSU grants made beginning in January 2017 provide for dividend equivalent units, while prior awards do not.

TIFFANY & CO.

The maximum value of each PSU award, assuming the highest level of performance conditions are met for the applicable period, calculated in accordance with Codification Topic 718, appears in the chart below. No amounts are shown for Mr. Kowalski in the chart below as he was not awarded PSUs in any of the years presented.

For Mr. Cumenal, the amount reported for Fiscal 2017 in the table above reflects the fair value of PSUs granted in January 2015 as of March 14, 2017, the date the terms of that award were amended to permit continued vesting following his departure and a pro-rated payout (contingent on achievement of performance goals) based on the length of his employment during the performance period. See "Payments and Other Benefits Provided to Frederic Cumenal" at PS-100. The maximum value of this PSU award, assuming the highest level of performance conditions are met for the applicable period, calculated in accordance with Codification Topic 718, appears in the chart below in the column headed "2017." The actual number of PSUs vested in connection with this grant is described under "Performance-Based Restricted Stock Units" at PS-45. The amounts reported in the table above for Fiscal 2016 and 2015 (which represent PSUs granted in January 2017 and January 2016, respectively) were forfeited upon Mr. Cumenal's departure in February 2017.

For Mr. Kowalski, the Fiscal 2017 amount reflects the grant date fair value of RSUs granted to him in connection with his service, beginning in October 2017, as a non-employee director. See the Director Compensation Table at PS-105. The Fiscal 2016 amount reflects the grant date fair value of RSUs granted to him in connection with his service as a non-employee director. The Fiscal 2015 amount reflects (i) the grant date fair value of RSUs granted to him in connection with his service as a non-employee director ($78,957), and (ii) the fair value of PSUs awarded in January 2013 and January 2014 on the date the terms of those awards were amended in March 2015 to permit continued vesting, subject to the other terms and conditions previously established for those awards. The fair value on that date of the January 2013 award and the January 2014 award was $1,997,534 and $1,854,675, respectively.

For Mr. Bogliolo, the Fiscal 2017 amount reflects the grant date fair value of (i) an annual grant of PSUs for Fiscal 2018 awarded to him on January 17, 2018 ($3,375,093), at the same time annual PSU grants were made to the other executive officers, and (ii) a one-time grant of RSUs awarded to him on the same date in connection with his recruitment ($1,400,086).

For Mr. Erceg, the Fiscal 2016 amount reflects the grant date fair value of (i) PSUs awarded on January 19, 2017 ($1,062,554), and (ii) a one-time award of RSUs granted to him on November 16, 2016 in connection with his recruitment ($1,917,257).

For Mr. Galtie, the Fiscal 2017 amount reflects the grant date fair value of (i) PSUs awarded on January 17, 2018 ($800,096), and (ii) a one-time promotional award of RSUs granted to him on July 19, 2017 ($500,140).

For Ms. Harlan, the Fiscal 2017 amount reflects the grant date fair value of (i) PSUs awarded on January 17, 2018 ($431,273), (ii) RSUs awarded on January 17, 2018 ($215,800) and (iii) a one-time recognition award of RSUs granted to her on March 16, 2017 ($500,013).

Maximum Value of Stock Awards at Grant Date Value

Executive	2017	2016	2015
Frederic Cumenal	$4,178,532	$6,250,138	$5,772,729
Alessandro Bogliolo	$6,750,187	Not a named executive officer	Not a named executive officer
Mark J. Erceg	$2,125,087	$4,042,364	Not a named executive officer
Pamela H. Cloud	$1,105,159	$1,381,454	$969,903
Philippe Galtie	$1,600,191	$1,219,033	Not a named executive officer
Leigh M. Harlan	$862,547	Not a named executive officer	Not a named executive officer

(c)
Option Awards. Amounts shown represent the dollar amount of the grant date fair value of the stock option award (which includes the grants made in January 2018) calculated in accordance with Codification Topic 718 for the fiscal year in which the award was granted, disregarding any estimates of forfeitures related to service-based vesting conditions.

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For Mr. Cumenal, the amount reported for Fiscal 2017 is the fair value of previously granted stock option awards as of March 14, 2017, the date the terms of those awards were amended (i) to permit stock options that were scheduled to vest in Fiscal 2017 (including, among other grants, 57,743 stock options included in the grants reported for Fiscal 2015) to vest on the amendment date, and (ii) to provide that the foregoing options, as well as others that were vested but unexercised as of the date of Mr. Cumenal's departure from the Company, would remain exercisable until February 10, 2018. See "Payments and Other Benefits Provided to Frederic Cumenal" at PS-100. The remaining unvested portion of the stock option grants included in the amounts reported for Fiscal 2015, and the stock option grants reported for Fiscal 2016, were forfeited upon Mr. Cumenal's departure in February 2017.

For Mr. Kowalski, the Fiscal 2017 amount is the grant date fair value of (i) a one-time award of stock options granted to him on February 15, 2017, in connection with his appointment as Interim CEO ($625,395) and (ii) stock options granted to him on November 16, 2017, in connection with his service, beginning in October 2017, as a non-employee director ($53,084). See "Michael J. Kowalski Service as Interim Chief Executive Officer" at PS-44 and the Director Compensation Table at PS-105. The Fiscal 2016 and Fiscal 2015 amounts are the grant date fair value of options granted to him in connection with his service as a non-employee director.

For Mr. Bogliolo, the Fiscal 2017 amount is the grant date fair value of (i) stock options awarded on January 17, 2018 ($3,372,608) and (ii) a one-time award of stock options granted to him on the same date in connection with his recruitment to the Company ($1,399,030).

For Mr. Erceg, the Fiscal 2016 amount is the grant date fair value of (i) stock options awarded on January 19, 2017 ($1,063,808) and (ii) a one-time award of stock options granted to him on November 16, 2016 in connection with his recruitment to the Company ($2,002,154).

For Mr. Galtie, the Fiscal 2017 amount is the grant date fair value of (i) stock options awarded on January 17, 2018 ($799,491) and (ii) a one-time promotional award of stock options granted to him on July 19, 2017 ($500,503).

For Ms. Harlan, the Fiscal 2017 amount is the grant date fair value of (i) stock options awarded on January 17, 2018 ($215,490) and (ii) a one-time recognition award of stock options granted to her on March 16, 2017 ($500,254).

(d)
Non-Equity Incentive Plan Compensation. This column reflects cash short-term incentive awards under the 2014 Employee Incentive Plan. These awards are earned in the fiscal year ended January 31 and are paid on the basis of achieved performance goals after the release of the Company's financial statements for the fiscal year. (For a description of the performance goals, see "Discussion of Summary Compensation Table and Grants of Plan-Based Awards–Non-Equity Incentive Plan Awards" at PS-84.) This column includes amounts deferred at the election of the executive under the Deferral Plan. Amounts so deferred are also shown in the Nonqualified Deferred Compensation Table.

(e)
Change in Pension Value and Nonqualified Deferred Compensation Earnings. This column represents the aggregate change, over the course of the fiscal year, in the actuarial present value of the executive's accumulated benefit under all defined benefit plans. This column does not include earnings under the Deferral Plan because it does not pay above-market or preferential earnings on compensation that is deferred.

TIFFANY & CO.

For each fiscal year reported, the present value of the benefit is affected by a number of factors including compensation levels, credited years of service, the discount rate used to determine the present value of the benefit, the executive's age, and the applicable mortality table. For the reported fiscal years, applicable discount rates were as follows:

	Discount Rate Applicable to Benefits Accrued under Qualified Pension Plan	Discount Rate Applicable to Benefits Accrued under Nonqualified Pension Plans
Fiscal 2017	4.00%	3.75%
Fiscal 2016	4.25%	4.25%
Fiscal 2015	4.50%	4.25%
Fiscal 2014	3.75%	3.75%

For additional information, see "Assumptions Used in Calculating the Present Value of the Accumulated Benefits" at PS-93.

The change in pension value for Fiscal 2017, Fiscal 2016 and Fiscal 2015 for Mr. Kowalski reflects the changes in applicable discount rates shown above, his chosen form of payment of a 100% joint and survivor annuity with a reduction for commencement prior to age 65, and pension payments made to him following his retirement in March 2015. For information on payments made during Fiscal 2017, see the Pension Benefits Table at PS-93.

The Fiscal 2015 change in pension value was a negative amount for Ms. Cloud (-$82,253) due to the change in applicable discount rates between Fiscal 2014 and Fiscal 2015 shown above.

(f)
All Other Compensation. The table below shows a detailed description of all other compensation paid to the NEOs. In addition to the payments reported below, executive officers are from time to time permitted to borrow merchandise for their personal use to support the Company's marketing efforts.

		Leadership Benefits		Broad-Based Retirement Benefits			Other ($)	Notes	Total ($)
Name	Year	Premium on Additional Disability Insurance ($)	Premium on Life Insurance ($)	401(k) Plan Company Match ($)	Defined Contribution Retirement Benefit ($) (i)	Excess Defined Contribution Retirement Benefit ($) (ii)
Alessandro Bogliolo	2017	8,301	2,581	—	—	—	3,301,880	(iii)	3,312,762
Frederic Cumenal	2017	650	—	7,950	9,275	83,401	2,723,536	(iv)	2,824,812
	2016	13,194	276,513	7,950	9,275	72,952	561,802	(v)	941,686
	2015	12,475	178,671	7,800	7,800	46,294	505,600	(vi)	758,640
Michael J. Kowalski	2017	—	—	—	—	—	33,187	(vii)	33,187
	2016	—	—	—	—	—	110,000	(viii)	110,000
	2015	650	—	7,800	—	—	458,298	(ix)	466,748
Mark J. Erceg	2017	10,714	168,352	6,749	3,994	—	866,614	(x)	1,056,423
	2016	6,578	1,540	—	—	—	806,986	(xi)	815,104
Pamela H. Cloud	2017	9,366	36,604	7,950	—	—	—		53,920
	2016	9,366	36,604	7,950	—	—	—		53,920
	2015	9,366	47,001	7,800			500	(xii)	64,667
Philippe Galtie	2017	13,662	124,457	7,950	7,950	11,700	89,463	(xiii)	255,182
	2016	10,043	106,103	7,950	5,466	—	149,211	(xiv)	278,773
Leigh M. Harlan	2017	3,900	55,991	7,950	6,625	11,341	450	(xv)	86,257

(i)
The amount shown in this column reflects the benefit paid in the year listed for the prior plan year under the DCRB feature of the 401(k) Plan. See "Defined Contribution Retirement Benefit" at PS-65. Mr. Cumenal forfeited a portion of these benefits upon his departure from the Company.

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(ii)
The amount shown in this column reflects the benefit paid in the year listed for the prior plan year under the Excess DCRB feature of the Deferral Plan. See "Defined Contribution Retirement Benefit" at PS-65. Mr. Cumenal forfeited a portion of these benefits upon his departure from the Company. See Note (b) under "Note to Nonqualified Deferred Compensation Table" at PS-97.

(iii)
For Mr. Bogliolo, the amount reported as "other compensation" for Fiscal 2017 is a cash sign-on bonus ($2,800,000), a payment to reimburse relocation costs ($500,000) and payment towards tax consultation services ($1,880), each of which was contemplated in the offer letter extended to him. For a more detailed discussion of Mr. Bogliolo's compensatory arrangements, see "Alessandro Bogliolo Appointment as Chief Executive Officer" at PS-43.

(iv)
For Mr. Cumenal, the amount reported as "other compensation" for Fiscal 2017 reflects: (i) cash severance ($1,909,387), payment for accrued but unused vacation time and in lieu of notice ($89,042) and the cost of one year of continued health coverage ($23,572), in each case as required by his employment agreement and separation agreement, (ii) an additional cash amount of $690,613 paid pursuant to his separation agreement, (see "Frederic Cumenal Departure" at PS-43), (iii) defined contribution to certain French social security and pension schemes ($9,835), as provided for in his employment agreement, and (iv) payment towards tax consultation services ($1,087).

(v)
For Mr. Cumenal, the amount reported as "other compensation" for Fiscal 2016 represents: defined contribution to certain French social security and pension schemes ($80,046); payment to a special retirement account ($462,834); and payment towards tax preparation consultation services ($18,922). See the discussion of Mr. Cumenal's employment agreement and compensation paid thereunder under "Frederic Cumenal Employment Agreement and Separation Agreement" at PS-86.

(vi)
For Mr. Cumenal, the amount reported as "other compensation" for Fiscal 2015 represents: defined contribution to certain French social security and pension schemes ($75,017); payment towards tax preparation consultation services ($22,895); and payment to a special retirement account ($407,688).

(vii)
For Mr. Kowalski, the amount reported as "other compensation" for Fiscal 2017 is the retainer paid to him in connection with his service, beginning in October 2017, as a non-employee director. See the Director Compensation Table at PS-105.

(viii)	For Mr. Kowalski, the amount reported as “other compensation” for Fiscal 2016 is the retainer paid to him in connection with his service as a non-employee director.

(ix)
For Mr. Kowalski, the amount reported as "other compensation" for Fiscal 2015 is a distribution paid under the Excess Plan ($352,315), a payment of accrued but unused vacation time as of Mr. Kowalski's retirement from the role of CEO in March 2015 ($15,983) and the retainer paid to him in connection with his service as a non-employee director ($90,000).

(x)
For Mr. Erceg, the amount reported as "other compensation" for Fiscal 2017 is a cash sign-on bonus ($750,000), payment towards reimbursement of moving costs ($114,664) and payment towards tax consultation services ($1,950), each of which was contemplated in the offer letter extended to him. For a more detailed discussion of Mr. Erceg's compensatory arrangements, see "Mark J. Erceg Compensatory Arrangement" at PS-87.

(xi)
For Mr. Erceg, the amount reported as "other compensation" for Fiscal 2016 represents relocation expenses ($56,986), and a one-time cash payment ($750,000) to reimburse Mr. Erceg for his repayment of a prior sign-on bonus, each of which was contemplated in the offer letter extended to him.

(xii)	For Ms. Cloud, the amount reported as "other compensation" for Fiscal 2015 reflects a payment made pursuant to a Company travel policy.

(xiii)
For Mr. Galtie, the amount reported as "other compensation" for Fiscal 2017 represents: defined contribution to certain French social security and pension schemes ($87,113), as provided for in the offer letter extended

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to him, and payment towards tax consultation services ($2,350). For a more detailed discussion of Mr. Galtie's compensatory arrangements, see "Philippe Galtie Compensatory Arrangement" at PS-87.

(xiv)
For Mr. Galtie, the amount reported as "other compensation" for Fiscal 2016 represents: defined contribution to certain French social security and pension schemes ($106,354) and relocation costs provided in the offer letter extended to Mr. Galtie ($42,857).

(xv)	For Ms. Harlan, the amount reported as "other compensation" for Fiscal 2017 is a reimbursement of certain health and fitness expenses.

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GRANTS OF PLAN-BASED AWARDS
Fiscal 2017

2014 Employee Incentive Plan (a)

Name	Award Type	Grant Date	Estimated Future/Possible Payouts Under Non-Equity Incentive Plan Awards (b)			Estimated Future/Possible Payouts Under Equity Incentive Plan Awards (c)			All Other Option/ Stock Awards: Number of Securities Underlying Options/Awards (#) (d)	Exercise or Base Price of Option Awards ($/Sh) (e)	Grant Date Fair Value of Equity Awards (f)
			Threshold ($)	Target ($)	Maximum ($)	Threshold Number of Shares	Target Number of Shares	Maximum Number of Shares
Alessandro Bogliolo	Fiscal 2017 Annual Incentive	7/12/2017	$—	$676,849	$1,353,699
	Fiscal 2018 Annual Incentive	1/17/2018	$—	$2,025,000	$4,050,000
	Sign-On Stock Option	1/17/2018							70,143	$108.99	$1,399,030
	Stock Option	1/17/2018							169,092	$108.99	$3,372,608
	Sign-On RSU	1/17/2018							12,846		$1,400,086
	PSU	1/17/2018				6,194	30,967	61,934			$3,375,093
Frederic Cumenal	Stock Option	3/14/2017							417,927	$72.70	$2,859,100
	PSU	3/14/2017				6,000	23,998	47,996			$2,089,266
Michael J. Kowalski	Stock Option	2/15/2017							43,615	$83.23	$625,395
	Stock Option	11/16/2017							3,334	$92.94	$53,084
	RSU	11/16/2017							571		$51,938
Mark J. Erceg	Annual Incentive	1/17/2018	$—	$680,000	$1,360,000
	Stock Option	1/17/2018							53,232	$108.99	$1,061,734
	PSU	1/17/2018				1,950	9,749	19,498			$1,062,544
Pamela H. Cloud	Annual Incentive	1/17/2018	$—	$390,000	$780,000
	Stock Option	1/17/2018							13,844	$108.99	$276,124
	PSU	1/17/2018				1,014	5,070	10,140			$552,579
	RSU	1/17/2018							2,536		$276,399

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Name	Award Type	Grant Date	Estimated Future/Possible Payouts Under Non-Equity Incentive Plan Awards (b)			Estimated Future/Possible Payouts Under Equity Incentive Plan Awards (c)			All Other Option/ Stock Awards: Number of Securities Underlying Options/Awards (#) (d)	Exercise or Base Price of Option Awards ($/Sh) (e)	Grant Date Fair Value of Equity Awards (f)
			Threshold ($)	Target ($)	Maximum ($)	Threshold Number of Shares	Target Number of Shares	Maximum Number of Shares
Philippe Galtie	Fiscal 2017 Annual Incentive	7/19/2017	$—	$317,370	$634,740
	Stock Option	7/19/2017							33,312	$91.87	$500,503
	RSU	7/19/2017							5,498		$500,140
	Fiscal 2018 Annual Incentive	1/17/2018	$—	$640,000	$1,280,000
	Stock Option	1/17/2018							40,084	$108.99	$799,491
	PSU	1/17/2018				1,469	7,341	14,682			$800,096
Leigh M. Harlan	Stock Option	3/16/2017							30,396	$90.19	$500,254
	RSU	3/16/2017							5,657		$500,013
	Annual Incentive	1/17/2018	$—	$345,000	$690,000
	Stock Option	1/17/2018							10,804	$108.99	$215,490
	PSU	1/17/2018				792	3,957	7,914			$431,273
	RSU	1/17/2018							1,980		$215,800

Notes to Grants of Plan-Based Awards Table

(a)
The stock options and RSUs granted to Mr. Kowalski on November 16, 2017, in connection with his service as a non-employee director were granted pursuant to the 2017 Directors Equity Compensation Plan. The remaining awards shown were granted pursuant to the 2014 Employee Incentive Plan.

(b) For Mr. Bogliolo, the grant shown as a "Fiscal 2017 Annual Incentive" is a short-term incentive award for Fiscal 2017 granted on July 12, 2017 in connection with his recruitment, the payout of which was subject to pro-rating to reflect his employment during the performance period. See "Short-Term Incentive Award" at PS-45. The amounts reported in the "Threshold," "Target" and "Maximum" columns reflect estimated possible payouts for this award, taking into account such pro-rating. The actual payout amount for this award is shown in the Summary Compensation Table at PS-74 under the column headed "Non-Equity Incentive Plan Compensation."

For Mr. Galtie, the grant shown as a "Fiscal 2017 Annual Incentive" is a short-term incentive award granted on July 19, 2017 for the portion of Fiscal 2017 beginning on August 4, 2017 and ending on January 31, 2018, in connection with his assumption of additional responsibilities. See "Short-Term Incentives" at PS-56. The amounts reported in the "Threshold," "Target" and "Maximum" columns reflect estimated possible payouts for this award, taking into account the applicable period. The actual payout amount for this award is included in the amount shown in the Summary Compensation Table at PS-74 under the column headed "Non-Equity Incentive Plan Compensation."

The remaining grants shown in this column reflect annual incentives granted to the NEOs in respect of Fiscal 2018. The amounts reported in the "Threshold," "Target" and "Maximum" columns reflect estimated future payouts under these awards.

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(c)
For Mr. Cumenal, the PSU award shown with a grant date of March 14, 2017 reflects PSUs granted to him in January 2015 and amended in March 2017 to permit continued vesting following his departure and a pro-rated payout (contingent on achievement of performance goals) based on the length of his employment during the performance period. The amounts reported in the "Threshold," "Target" and "Maximum" columns reflect estimated possible payouts for this award, taking into account such pro-rating. See "Payments and Other Benefits Provided to Frederic Cumenal" at PS-100. For information concerning the actual payout of this award, see "Vesting of Performance-based Restricted Stock Units Granted for Fiscal 2015" at PS-64.

The remaining grants shown in this column reflect PSUs granted in January 2018 in respect of Fiscal 2018. For these grants, the Committee established threshold, target and maximum goals for EPS and operating cash flow at the beginning of the applicable performance period. The Committee has communicated to the NEOs that, if the EPS threshold or the operating cash flow threshold is attained, the Committee intends to calculate the number of PSUs to vest as indicated in the chart below, based on actual results compared to threshold, target and maximum goals shown; however, the Committee retains the discretion to vest the maximum number of shares granted, or reduce the number to vest to any amount down to zero, provided the EPS or operating cash flow threshold is met.

	EPS		Operating Cash Flow
	EPS	Percentage of target shares earned*	Operating Cash Flow (millions)	Percentage of target shares earned:*
Below Threshold	Less than $10.77	0%	Less than $1,798	0%
Threshold	Equal to $10.77	20%	Equal to $1,798	0%
Target	Equal to $14.36	80%	Within the range of $2,202 to $2,270	20%
Maximum	Equal to or greater than $15.43	160%	Equal to or greater than $2,359	40%
	Shares calculated based on EPS goals plus operating cash flow goals = total percentage of target shares paid out*
*Subject to linear interpolation if actual performance falls between threshold and target (or, in the case of a target expressed as a range, the bottom of the target range), or between target (or, in the case of a target expressed as a range, the top of the target range) and maximum. Target ranges include the ends of the ranges.

Amounts listed in the sub-column labeled "Target Number of Shares" reflect the number of shares awarded assuming the EPS and operating cash flow targets are met at 100%. By contrast, if the EPS target is met at 100% and the operating cash flow threshold is not met, exercise of the Committee's discretion in accordance with the chart above would result in vesting of 80% of target stock units for each NEO, corresponding to an aggregate number of shares as follows: Mr. Bogliolo - 24,774 shares, Mr. Erceg - 7,800 shares, Ms. Cloud - 4,056 shares, Mr. Galtie - 5,873 shares and Ms. Harlan - 3,166 shares. Conversely, if the EPS threshold is not met and the operating cash flow target is met at 100%, exercise of the Committee's discretion in accordance with the chart above would result in vesting of 20% of target stock units for each NEO, corresponding to an aggregate number of shares as follows: Mr. Bogliolo - 6,194 shares, Mr. Erceg - 1,950 shares, Ms. Cloud - 1,014 shares, Mr. Galtie - 1,469 shares and Ms. Harlan - 792 shares. Amounts listed in the sub-column labeled "Maximum Number of Shares" reflects the number of shares awarded assuming the EPS and operating cash flow maximums are met.

(d)
For Mr. Cumenal, the amount reported in this column reflects the number of stock options previously granted to him for which the terms were amended on March 14, 2017 to permit stock options that were scheduled to vest in Fiscal 2017 to vest on the amendment date, and to provide that such stock options, as well as others that were vested but unexercised as of the date of Mr. Cumenal's departure from the Company, would remain exercisable until February 10, 2018. See "Payments and Other Benefits Provided to Frederic Cumenal" at PS-100.

For Mr. Kowalski, the amount reported in this column reflects stock options granted on February 15, 2017, in connection with his appointment as Interim CEO, which vested on February 15, 2018; stock options granted to him on November 16, 2017, in respect of his service as a non-employee director, which vested the first business

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day following the grant date; and RSUs granted to him on the same day, also in respect of his service as a non-employee director, which will vest on November 16, 2018.

For Ms. Harlan, the amount reported in this column reflects, in addition to the stock options and RSUs referenced in the paragraph below, stock options and RSUs granted as a one-time recognition award on March 16, 2017, which will vest in equal installments on the first three anniversaries of the grant date.

The remaining RSUs and stock options shown in this column reflect RSUs and stock options granted in January 2018 in respect of Fiscal 2018. These RSUs and stock options will vest in equal installments on the first, second, third and fourth anniversaries of the grant date. The amount reported in this column includes whole dividend equivalent units (if any) credited as of January 31, 2018 with respect to the RSU grants shown.

(e)
The exercise price for the options shown for Mr. Cumenal represent the weighted-average exercise price of all stock options amended on March 14, 2017 as described in note (d) above. The exercise price of all remaining options was the higher of the (i) the simple arithmetic mean of the high and low sale price of the Company's common stock on the New York Stock Exchange on the grant date and (ii) the closing price on such Exchange on the grant date.

(f)
The amount reported for Mr. Cumenal reflects the fair value of the PSU grant and stock option grants shown on March 14, 2017, the date those grants were amended as described above in notes (c) and (d), calculated in accordance with Codification Topic 718 as of the amendment date. The fair value of the amended PSU grant was computed assuming that the EPS target was reached at 100% but not exceeded and the ROA target was not met (so no ROA adjustment was applied), resulting in vesting of the target number of PSUs.

The fair value of each remaining stock option and PSU award was computed as of the grant date in accordance with Codification Topic 718 for the fiscal year in which the award was granted, disregarding any estimates of forfeitures related to service-based vesting conditions. The fair value of the PSU awards was computed assuming that the EPS target and operating cash flow target were each met at 100% but not exceeded, resulting in vesting of the target number of PSUs. For additional information regarding PSU awards, see the table titled "Outstanding Equity Awards at Fiscal Year-End" at PS-89. The amount reported for the RSUs shown represents the grant date fair value of those grants.

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DISCUSSION OF SUMMARY COMPENSATION TABLE
AND GRANTS OF PLAN-BASED AWARDS

NON-EQUITY INCENTIVE PLAN AWARDS

Fiscal 2017 Grants - Performance and Payout
Payout amounts for the short-term incentive awards granted for Fiscal 2017 are shown in the Summary Compensation Table under the column headed "Non-Equity Incentive Plan Compensation." For a description of these awards, including the performance goals established at the start of the performance period for the corporate and individual portions, see "Short-Term Incentives–Fiscal 2017" at PS-57.

In March 2018, the Committee determined that the operating earnings threshold of $469 million had been met. The Committee further determined that the payout percentage for the corporate portions of the award would be 83.8% of the overall target award, based on Fiscal 2017 operating earnings of $794.5 million, net sales growth of 4%, and Constant Currency Sales Growth of 4% (see Appendix I at PS-112).

Based on achievement of individual goals, the Committee determined that the payout percentage of the Individual Portion would be 20% of the overall target award for the NEOs.

As a result of the determinations described above, each of the NEOs eligible for a short-term incentive for Fiscal 2017 was paid 103.8% of his or her overall target award.

Fiscal 2016 and Fiscal 2015 Grants
In Fiscal 2016 and 2015, short-term incentive awards were paid out to the executive officers as follows:

•
In Fiscal 2016, the Company's consolidated operating earnings exceeded the threshold established by the Committee, and short-term incentive awards were paid out at 98% of the target amount, on average.

•
In Fiscal 2015, the Company's consolidated operating earnings exceeded the threshold established by the Committee, and short-term incentive awards were paid out at 75% of the target amount, on average.

EQUITY INCENTIVE PLAN AWARDS – PERFORMANCE-BASED RESTRICTED STOCK UNITS

The PSUs awarded in January 2018 are reflected in the Grants of Plan-Based Awards table under the column headed "Estimated Future/Possible Payouts Under Equity Incentive Plan Awards."

General Terms of PSU Grants

PSU grants have the following general features:

•	Stock units included in the grant ("Units") are exchanged on a one-to-one basis for shares of the Company's common stock if the Units vest.

•	Vesting is determined at the end of a three-year performance period.

•
No Units vest if the executive voluntarily resigns (unless for retirement, as described below) or is terminated for cause during the three-year performance period, although partial vesting is provided for in cases of termination for death or disability (or, if such death or disability occurs in the final year of the performance period, then full vesting will occur, subject to performance conditions).

•
PSUs granted in January 2018 and 2017 continue to vest upon retirement, subject to compliance with applicable restrictive covenants, though payout remains contingent on the extent to which pre-established performance goals have been achieved. PSUs granted in January 2016 and 2015 similarly continue to vest upon retirement, but on a pro-rated basis reflecting the portion of the performance period worked.

•
In the event of an executive's involuntary termination without cause following at least 10 years of service, PSUs granted in January 2018 and 2017, if granted at least six months prior to such termination, will continue to vest, though payout again remains contingent on attainment of performance goals, and is further subject to compliance with applicable restrictive covenants. PSUs granted in January 2016 and 2015 are

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forfeited upon involuntary termination without cause, subject to the Committee's discretion to permit continued vesting as provided by the applicable terms.

•
Dividends are not paid on PSUs. However, PSUs granted in January 2018 and 2017 accrue dividend equivalent units that will only be paid out upon vesting of the underlying Units, if any. Whole dividend equivalent units are paid out in shares, and fractional dividend equivalent units are paid out cash. No dividend equivalent units are paid or accrued on PSUs granted prior to January 2017.

•
Vesting of PSUs (for reasons other than those described above or upon a Change in Control) is dependent upon achievement of one or more threshold performance goals established by the Committee within 90 days of the start of the performance period.

•	Under no combination of circumstances will vesting occur for more than the number of Units granted (twice the number of target Units).

For a further description of the PSUs granted in January 2018, 2017, 2016 and 2015, including the performance goals established at the start of each performance period, see "Performance-Based Restricted Stock Unit Grants" at PS-62 to PS-64.

Vesting of Performance-Based Restricted Stock Units for the February 2015 - January 2018 Performance Period

In March 2018, for the three-year performance period ending January 31, 2018, it was determined that a cumulative EPS of $11.71 per diluted share was achieved, compared to the EPS target of $13.89 and, based on ROA of 9.5% compared to the ROA target of 10.6%, no ROA modifier was applied. As a result, vesting of 53.4% of target shares (26.7% of the maximum shares granted) occurred.

As permitted under the 2014 Employee Incentive Plan, the Committee retains the discretion to adjust achieved performance so that executive officers will not be advantaged or disadvantaged by certain types of events. For the PSUs granted for the three-year performance period ending January 31, 2018:

•
The EPS considered for Fiscal 2015 excluded $29.9 million associated with impairment charges related to a financing arrangement with Koidu Limited and expenses associated with specific cost-reduction initiatives.

•	The EPS considered for Fiscal 2016 excluded $24.0 million associated with impairment charges related to capitalized software development costs and loans to diamond mining companies.

•	The EPS considered for Fiscal 2017 excluded a net charge of $146.2 million related to the enactment of the 2017 U.S. Tax Cuts and Jobs Act.

EQUITY INCENTIVE PLAN AWARDS – STOCK OPTIONS

Stock options typically vest (become exercisable) in four equal annual installments. Vesting of each installment is typically contingent on continued employment, except in the event of death, disability, certain events following a Change in Control or, in the case of stock options granted in or after January 2017, retirement or involuntary termination without cause following at least 10 years of service, provided certain conditions are met. See "Explanation of Potential Payments on Termination Following a Change in Control" at PS-102. Special grants are occasionally made in connection with promotions and new hires and for recognition purposes, and may be awarded on a cliff-vesting basis. For an explanation of the method of determining the exercise price of options, see "Stock Option Grants" at PS-64.

Stock options expire no later than the tenth anniversary of the grant date. Stock options generally expire earlier on:

•	Termination of employment for cause (immediately upon termination);

•	Voluntary resignation, other than for retirement (three months after termination);

•	Retirement (for stock options granted in or after January 2017, five years after retirement provided certain circumstances are met; for prior grants, two years after retirement);

•
Involuntary termination without cause (for stock options granted in or after January 2017, five years after termination provided the executive has accrued 10 years of service as a senior executive and other circumstances are met; otherwise, and for prior grants, three months after termination); or

•	Death or disability (two years after the event).

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EQUITY INCENTIVE PLAN AWARDS – TIME-VESTING RESTRICTED STOCK UNITS

The annual awards of RSUs granted in January 2018 vest in equal installments on the first, second, third and fourth anniversary of the grant date. Outstanding RSUs vest upon death, disability or certain events following a Change in Control. Termination of employment for any other reason results in forfeiture of any unvested RSUs.

RSUs may also be granted from time to time in connection with promotions and new hires and for recognition purposes, and may be awarded on a cliff-vesting basis. Dividends are not paid on RSUs. However, RSUs granted in January 2017 and later accrue dividend equivalent units that will only be paid out upon vesting of the underlying RSUs, with whole dividend equivalent units to be paid out in shares, and fractional dividend equivalent units to be paid out in cash.

LIFE INSURANCE BENEFITS

The key features of the life insurance benefit that the Company provides to its executive officers are:

•	executive officers own whole life policies on their own lives;

•	the pre-retirement death benefit is three times annual base salary and target short-term incentive award;

•	the Company pays the premium on such policies in an amount sufficient to accumulate cash value;

•	premiums are calculated to accumulate a target cash value at age 65;

•
the target cash value will allow the policy to remain in force after age 65 without payment of further premiums with a death benefit equivalent to twice the average of the executive officer's annual base salary and target short-term incentive award for his or her final three years;

•	the amount of the premiums paid by the Company is taxable income to the executive officer; and

•	the Company does not pay any additional amounts to offset the income tax attributable to the premiums paid on behalf of the executives.
See the table shown under note (f) to the Summary Compensation Table at PS-74 for information concerning life insurance premiums paid for the benefit of certain NEOs.

ALESSANDRO BOGLIOLO COMPENSATORY ARRANGEMENT
Elements of Mr. Bogliolo's compensation disclosed in the Summary Compensation Table are provided pursuant to the offer letter extended to him in connection with his recruitment. For terms of the offer letter, see "Alessandro Bogliolo Appointment as Chief Executive Officer" and "Alessandro Bogliolo Offer Letter" at PS-43 and PS-70, respectively. The offer letter has been filed with the SEC as Exhibit 10.39 to the Company's Current Report on Form 8-K filed with the SEC on July 13, 2017.

FREDERIC CUMENAL EMPLOYMENT AGREEMENT AND SEPARATION AGREEMENT

Elements of Mr. Cumenal's compensation disclosed in the Summary Compensation Table were provided pursuant to the employment agreement, entered into between Tiffany, the Company and Mr. Cumenal as part of his recruiting process in March 2011, and the separation agreement, entered into by the same parties, in March 2017. The employment agreement included the following compensatory features, subject to increase:

•	Term: Sequential one-year terms following an initial term;

•	Initial compensatory terms related to base salary, short-term incentive award and long-term incentive award, a sign-on equity grant and a one-time relocation award;

•
Deferred compensation: Credit of $365,000 per year, subject to cost of living adjustments, for the first 10 years of employment to an interest-bearing account for retirement. Mr. Cumenal became fully vested in this account after three years of employment. Together with the sign-on equity awards, these payments were intended as "make whole" payments for significant long-term pension benefits Mr. Cumenal forfeited at his prior employer;

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•
French pension scheme payments: Payment of approximately $75,000 annually for the benefit of Mr. Cumenal's account with certain French social security and pension schemes. This payment was intended to avoid loss of Mr. Cumenal's accruals under those schemes; and

•	Severance benefits following certain terminations of employment, as described under "Frederic Cumenal Employment Agreement" at PS-70.

The employment agreement has been filed with the SEC as Exhibit 10.154 to the Company's Report on Form 8-K dated March 21, 2011. As the Summary Compensation Table reflects, after being hired in Fiscal 2011, Mr. Cumenal received various compensation increases and promotions outside of the original terms of the above agreement. See PS-74. For a description of the benefits provided to Mr. Cumenal pursuant to his separation agreement, see "Frederic Cumenal Departure" at PS-43. The separation agreement has been filed with the SEC as Exhibit 10.41 to the Company's Current Report on Form 8-K filed with the SEC on March 7, 2017.

MARK J. ERCEG COMPENSATORY ARRANGEMENT

Elements of Mr. Erceg's compensation disclosed in the Summary Compensation Table are provided pursuant to the offer letter extended to him in connection with his recruitment. The key terms of the offer letter were:

•	Initial Base Salary: $850,000 per year;

•	Initial Target Annual Incentive Award (beginning in Fiscal 2017): 80% of base salary;

•	Initial Target Long-term Incentive Award (beginning in Fiscal 2017): 250% of base salary;

•
One-time sign-on awards of (i) RSUs with a grant date value of $2,000,000, to vest in equal installments on the first, second and third anniversary of the grant date; (ii) stock options with a grant date value of $2,000,000, to vest in equal installments on the first, second and third anniversary of the grant date; and (iii) a $750,000 cash bonus, and an additional cash payment of $750,000 as reimbursement for the repayment of a sign-on award to his prior employer, both of which are subject to recoupment pursuant to a schedule in the event of resignation without Good Reason or termination with Cause on or before January 31, 2020; and

•
Severance benefits, absent a Change in Control, in the event of termination without Cause or resignation for Good Reason prior to the second year anniversary of hire: one year of base salary; any unpaid short-term incentive award for the last completed fiscal year; pro-rated short-term incentive award for the current year (calculated based on actual corporate results and as if individual achievement goals had been met at target); plus reimbursement of continued health coverage for one year.

The offer letter incorporates definitions of "Change in Control," "Cause" and "Good Reason," and has been filed with the SEC as Exhibit 10.29 to the Company’s Annual Report on Form 10-K dated March 17, 2017.

PHILIPPE GALTIE COMPENSATORY ARRANGEMENT

Elements of Mr. Galtie's compensation disclosed in the Summary Compensation Table are provided pursuant to the terms of the offer letter extended to Mr. Galtie in connection with his recruitment. The key terms of the offer letter were:

•	Initial base salary: $500,000 per year;

•	Initial Target Annual Incentive Award: 50% of base salary;

•	Initial Target Long-term Incentive Award: 150% of base salary;

•
One-time sign-on awards of (i) RSUs with a grant date value of $375,000, to vest in equal installments on the first, second, third and fourth anniversary of the grant date; and (ii) stock options with a grant date value of $375,000, to vest in equal installments on the first, second, third and fourth anniversary of the grant date;

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•
French pension scheme payments: payment of contributions for the benefit of Mr. Galtie's account with certain French social security and pension schemes. This payment is intended to avoid loss of Mr. Galtie's accrual under such schemes; and

•	Certain relocation costs.

The offer letter has been filed with the Securities and Exchange Commission as Exhibit 10.32 to the Company's Annual Report on Form 10-K dated March 17, 2017.

TIFFANY & CO.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
January 31, 2018

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date (a)	Equity Incentive Plan Awards Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (b)		Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Alessandro Bogliolo
	—	169,092	$108.99	1/17/2028
	—	70,143	$108.99	1/17/2028
					6,194/61,934	(c)	$660,590	(d)
					12,846/12,846	(e)	$1,370,026	(f)
Frederic Cumenal
					12,815/47,996	(g)	$1,366,720	(h)
Michael J. Kowalski
	3,409	—	$94.63	5/28/2025
	6,020	—	$63.38	5/26/2026
	—	43,615	$83.23	2/15/2027
	3,334	—	$92.94	11/16/2027
					571/571	(i)	$60,897	(f)
Mark J. Erceg
	46,949	93,898	$76.19	11/16/2026
	18,282	54,846	$79.23	1/19/2027
	—	53,232	$108.99	1/17/2028
					2,737/27,370	(j)	$291,901	(k)
					1,950/19,498	(c)	$207,968	(d)
					17,502/17,502	(l)	$1,866,588	(f)
Pamela H. Cloud
	18,000	—	$60.54	1/18/2022
	18,000	—	$63.76	1/16/2023
	17,900	—	$88.77	1/16/2024
	19,500	6,500	$86.74	1/14/2025
	19,402	19,402	$61.80	1/20/2026
	4,754	14,262	$79.23	1/19/2027
	—	13,844	$108.99	1/17/2028
					3,471/13,000	(g)	$370,182	(h)
					2,124/16,992	(m)	$226,525	(n)
					1,423/14,233	(j)	$151,763	(k)
					1,014/10,140	(c)	$108,143	(d)
					2,669/2,669	(o)	$284,649	(f)
					2,536/2,536	(p)	$270,464	(f)

TIFFANY & CO.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date (a)	Equity Incentive Plan Awards Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (b)		Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Philippe Galtie
	—	9,704	$81.44	9/16/2025
	—	15,938	$61.80	1/20/2026
	—	12,582	$79.23	1/19/2027
	—	33,312	$91.87	7/19/2027
	—	40,084	$108.99	1/17/2028
					1,745/13,958	(m)	$186,104	(n)
					1,255/12,557	(j)	$133,846	(k)
					1,469/14,682	(c)	$156,669	(d)
					2,302/2,302	(q)	$245,508	(f)
					2,357/2,357	(o)	$251,374	(f)
					5,498/5,498	(r)	$586,362	(f)
Leigh M. Harlan
	5,996	1,998	$92.79	3/19/2024
	8,500	4,250	$86.74	1/14/2025
	9,260	13,860	$61.80	1/20/2026
	3,710	11,130	$79.23	1/19/2027
	—	30,396	$90.19	3/16/2027
	—	10,804	$108.99	1/17/2028
					2,297/8,600	(g)	$244,975	(h)
					1,517/12,136	(m)	$161,788	(n)
					1,111/11,110	(j)	$118,488	(k)
					792/7,914	(c)	$84,467	(d)
					108/108	(s)	$11,518	(f)
					2,084/2,084	(o)	$222,259	(f)
					5,657/5,657	(t)	$603,319	(f)
					1,980/1,980	(p)	$211,167	(f)
Notes to Outstanding Equity Awards at Fiscal Year-End Table

(a)
For all option grants shown, the grant date was 10 years prior to the expiration date shown. All options vest 25% per year over the four-year period following the grant date, other than (i) the option grants expiring November 16, 2026 (granted to Mr. Erceg) and March 16, 2027 (granted to Ms. Harlan), both of which vest in three equal installments on the respective anniversaries of the grant date, (ii) the option grant expiring on February 15, 2027 (granted to Mr. Kowalski), which vested on February 15, 2018, (iii) the option grants expiring on May 28, 2025, May 26, 2026 and November 16, 2027 (also granted to Mr. Kowalski), which vested on the first business day following the grant date, and (iv) the option grant expiring on January 17, 2028 (granted to Mr. Bogliolo), which will vest in three equal installments over a three-year period ending on October 2, 2020.

TIFFANY & CO.

(b)
In this column, the number to the left of the slash mark indicates the number of shares on which the payout value shown in the column to the right was computed. See notes (c), (d), (g), (h), (j), (k), (m) and (n) below. The number to the right of the slash mark indicates the total number of shares that would vest upon attainment of all performance objectives at the maximum goal level over the three-year performance period. For PSUs and RSUs granted in January 2017 and later, both numbers include whole dividend equivalent units accrued as of January 31, 2018.

(c)
This January 2018 grant of PSUs will vest three business days following the date on which the Company's audited financial results for the fiscal year ending January 31, 2021 ("Fiscal 2020") are publicly reported.

(d)
This value has been computed at 10% of maximum on the assumption that the EPS and operating cash flow thresholds are reached but not exceeded for the performance period of Fiscal 2018 through Fiscal 2020. The resulting value was computed on the basis of the closing stock price of $106.65 on January 31, 2018. If the EPS and operating cash flow targets are both met at 100%, the value would be computed at 50% of maximum, corresponding to an aggregate number of shares as follows: Mr. Bogliolo - 30,967 shares, Mr. Erceg - 9,749 shares, Ms. Cloud - 5,070 shares, Mr. Galtie - 7,341 shares and Ms. Harlan - 3,957 shares.

(e)
This one-time RSU award, granted to Mr. Bogliolo in January 2018 in connection with his recruitment, vests in equal installments over a three-year period ending October 2, 2020. The number of shares shown is the portion of the award that had not vested as of January 31, 2018.

(f)	The value was computed on the basis of the Company's closing stock price of $106.65 on January 31, 2018.

(g)
This January 2015 grant of PSUs vested three business days following the date on which the Company's audited financial results for Fiscal 2017 were publicly reported. For Mr. Cumenal, the terms of the grants shown, which ordinarily would have been forfeited upon his departure in February 2017, were amended in March 2017 to provide for continued vesting following his departure. Payout of this award remained contingent upon pre-established performance goals, was calculated on a pro-rata basis to reflect his employment during the performance period, and was only subject to reduction at the Committee's discretion if the reduction applied to the executive officers generally. See "Frederic Cumenal Departure" at PS-43.

(h)
This value has been computed at 26.7% of maximum based on Company EPS and ROA performance in Fiscal 2015, Fiscal 2016 and Fiscal 2017. The resulting value was computed on the basis of the closing stock price of $106.65 on January 31, 2018.

(i)	This RSU award, granted to Mr. Kowalski in November 2017 in connection with his service as a non-employee director, will vest in one installment on November 16, 2018.

(j)
This January 2017 grant of PSUs will vest three business days following the date on which the Company's audited financial results for the fiscal year ending January 31, 2020 ("Fiscal 2019") are publicly reported.

(k)
This value has been computed at 10% of maximum on the assumption that the EPS and operating cash flow thresholds are reached but not exceeded for the performance period of Fiscal 2017 through Fiscal 2019. The resulting value was computed on the basis of the closing stock price of $106.65 on January 31, 2018. If the EPS and operating cash flow targets are both met at 100%, the value would be computed at 50% of maximum, corresponding to an aggregate number of shares as follows: Mr. Erceg - 13,685 shares, Ms. Cloud - 7,116 shares, Mr. Galtie - 6,278 shares and Ms. Harlan - 5,555 shares.

(l)
This one-time RSU award, granted to Mr. Erceg in November 2016 in connection with his recruitment, vests in equal installments over a three-year period ending November 16, 2019. The number of shares shown is the portion of the award that had not vested as of January 31, 2018.

(m)	This January 2016 grant of PSUs will vest three business days following the date on which the Company's audited financial results for Fiscal 2018 are publicly reported.

(n)
This value has been computed at 12.5% of maximum on the assumption that the EPS threshold is reached but not exceeded and the ROA target is not met (resulting in no ROA adjustment) for the performance period of Fiscal 2016 through Fiscal 2018. The resulting value was computed on the basis of the closing stock price

TIFFANY & CO.

of $106.65 on January 31, 2018. If the EPS and ROA targets are both met at 100% (again resulting in no ROA adjustment) for the respective performance period, the value would be computed at 50% of maximum, corresponding to an aggregate number of shares as follows: Ms. Cloud - 8,496 shares, Mr. Galtie - 6,979 and Ms. Harlan - 6,068 shares.

(o)
This January 2017 grant of RSUs will vest in equal installments over a four-year period ending January 19, 2021. The number of shares shown is the portion of the award that had not vested as of January 31, 2018.

(p)
This January 2018 grant of RSUs will vest in equal installments over a four-year period ending January 17, 2022. The number of shares shown is the portion of the award that had not vested as of January 31, 2018.

(q)
This one-time RSU award, granted to Mr. Galtie in September 2015 in connection with his recruitment, vests in equal installments over a four-year period ending September 16, 2019. The number of shares shown is the portion of the award that had not vested as of January 31, 2018.

(r)
This one-time RSU award, granted to Mr. Galtie in July 2017 in connection with his assumption of additional responsibilities, vests in equal installments over a four-year period ending July 19, 2021. The number of shares shown is the portion of the award that had not vested as of January 31, 2018.

(s)
This RSU award was an annual incentive grant provided to Ms. Harlan in March 2014, in connection with the position she held before assuming her current role. This award vests in equal installments over a four-year period ending March 19, 2018. The number of shares shown is the portion of the award that had not vested as of January 31, 2018.

(t)
This one-time RSU award, granted to Ms. Harlan in March 2017 in furtherance of recognition and retention goals, vests in equal installments over a three-year period ending March 16, 2020. The number of shares shown is the portion of the award that had not vested as of January 31, 2018.

TIFFANY & CO.

OPTION EXERCISES AND STOCK VESTED
Fiscal 2017

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Alessandro Bogliolo	—		—	—	—
Frederic Cumenal	417,927	(a)	$14,750,844	12,419	$1,013,390
Michael J. Kowalski	—		—	12,357	$1,164,585
Mark J. Erceg	—		—	8,751	813,274
Pamela H. Cloud	37,000	(b)	$1,606,768	4,278	$415,035
Philippe Galtie	29,838	(c)	$1,163,522	1,921	$186,799
Leigh M. Harlan	8,850	(d)	$322,343	2,117	$208,694

(a) Weighted-average holding period for options exercised: 3.7 years
(b) Weighted-average holding period for options exercised: 7.2 years
(c) Weighted-average holding period for options exercised: 2.0 years
(d) Weighted-average holding period for options exercised: 2.5 years

PENSION BENEFITS TABLE

Name (a)	Plan Name (b)	Number of Years of Credited Service (c)	Actuarial Present Value of Accumulated Benefits	Payments During Last Fiscal Year
Michael J. Kowalski	Pension Plan	36.9	$1,652,831	$31,979
	Excess Plan		$18,898,647	$1,065,104
	Supplemental Plan		$1,484,204	$83,648
Pamela H. Cloud	Pension Plan	23.5	$615,150	$—
	Excess Plan		$1,871,081	$—
	Supplemental Plan		$688,842	$—

Notes to Pension Benefits Table

(a)
Only executive officers hired prior to January 1, 2006 are eligible for participation in the Pension Plan, Excess Plan, and Supplemental Plan. Frederic Cumenal, Alessandro Bogliolo, Mark J. Erceg, Philippe Galtie and Leigh M. Harlan accordingly do not participate in these plans.

(b)
The formal names of the plans are: the Tiffany and Company Pension Plan, the 2004 Tiffany and Company Un-funded Retirement Income Plan to Recognize Compensation in Excess of Internal Revenue Code Limits and the 1994 Tiffany and Company Supplemental Retirement Income Plan.

(c)	The credited service shown for Mr. Kowalski is as of his original retirement date in March 2015.
Assumptions Used in Calculating the Present Value of the Accumulated Benefits
The assumptions used in the Pension Benefit Table are that an active executive would retire at age 65; post-retirement mortality based upon the RP-2014 Male/Female Mortality Table with White Collar Adjustments regressed to base year 2006 and projected generationally from 2006 with Scale MP-2017; and a discount rate of 4.00% for

TIFFANY & CO.

the Pension Plan and 3.75% for the Excess and Supplemental Plans.  All assumptions were consistent with those used to prepare the financial statements for Fiscal 2017, except for the retirement age assumption, which represents the normal retirement age under these plans.
Features of the Pension Benefit Plans
Tiffany established three traditional pension retirement plans for eligible employees hired before January 1, 2006: the Pension Plan, the Excess Plan and the Supplemental Plan. Michael J. Kowalski and Pamela H. Cloud are eligible to receive benefits under these plans.

Average Final Compensation
Average final compensation is used in each plan to calculate benefits. A participant's "average final compensation" is the average of the highest five years of compensation received in the last 10 years of creditable service.
In general, compensation reported in the Summary Compensation Table at PS-74 as "Salary", "Bonus" or "Non-Equity Incentive Plan Compensation" is compensation for purposes of the Plans; amounts attributable to the exercise of stock options or to the vesting of restricted stock are not included. However, Internal Revenue Code requirements limit the amount of compensation that may be included in calculating the benefit under the Pension Plan.

Pension Plan
These are the key features of the Pension Plan:

•	it is a "tax-qualified" plan, that is, it is designed to comply with those provisions of the Internal Revenue Code applicable to retirement plans;

•	it is a "funded" plan (money has been deposited into a trust that is insulated from the claims of the Company's creditors);

•	it is available at no cost to U.S. employees hired by Tiffany before January 1, 2006;

•	executive officers hired before January 1, 2006 are participants;

•	benefits vest after five years of service;

•	benefits are based on the participant's average final compensation and years of service;

•	benefits are subject to Internal Revenue Code limitations on the total benefit and the amount that may be included in average final compensation; and

•	benefits are not offset by Social Security.
The benefit formula under the Pension Plan first calculates an annual amount based on average final compensation and then multiplies it by years of service. This is the formula: [[(average final compensation less covered compensation) x 0.015] plus [(average final compensation up to covered compensation) x 0.01]] x years of service. "Covered compensation" varies by the participant's birth date and is an average of taxable wage bases calculated for Social Security purposes.
Example: covered compensation for a person born in 1952 is $79,824. This person has average final compensation of $100,000 and 25 years of service. The Pension benefit at age 65 would be calculated as follows: [[($100,000 - $79,824) x 0.015] plus [($79,824) x 0.01]] x 25 = $27,522 annual benefit for a single life annuity.
The form of benefit elected can reduce the amount of benefit. The highest benefit is available for an unmarried participant who elects to take the benefit over the course of his or her own life (a single-life annuity). A person who elects to take the benefit over the course of two lives, such as a 100% annuity over the lives of the participant and his or her spouse, will experience an actuarial reduction in the amount of his or her benefit.
Excess Plan
These are the key features of the Excess Plan:

•	it is not a qualified plan and is not subject to Internal Revenue Code limitations;

•	it is not funded (benefits are paid out of the Company's general assets, which are subject to the claims of the Company's creditors);

TIFFANY & CO.

•
it is available only to officers and other select management employees whose benefits under the Pension Plan are affected by Internal Revenue Code limitations, including executive officers who participate in the Pension Plan;

•
it uses the same retirement benefit formula as is set forth in the Pension Plan, but includes in average final compensation earnings that are excluded under the Pension Plan due to Internal Revenue Code Limitations;

•	benefits are offset by benefits payable under the Pension Plan;

•	benefits are not offset by benefits payable under Social Security;

•	benefits vest after five years of service;

•	benefits are subject to forfeiture if employment is terminated for cause;

•	for those who leave Tiffany prior to age 65, benefits are subject to forfeiture for failure to execute and adhere to non-competition and confidentiality covenants;

•	benefits are payable upon the later of the participant's separation from service, as defined under the plan, or attainment of age 55; and

•	participants will not receive any distribution from the plan until six months following separation from service.

Supplemental Plan

These are the key features of the Supplemental Plan:

•	it is not a qualified plan and is not subject to Internal Revenue Code limitations;

•	it is not funded (benefits are paid out of the Company's general assets, which are subject to the claims of the Company's creditors);

•	it is available only to executive officers hired before January 1, 2006;

•	it uses a different benefit formula than that used by the Pension Plan and the Excess Plan;

•	benefits are offset by benefits payable under the Pension Plan and the Excess Plan;

•	benefits are offset by benefits payable under Social Security;

•
benefits do not vest until the executive attains age 65 while employed, or age 55 if he or she has provided 10 years of service (but will vest earlier on a termination from employment following a Change in Control, see "Explanation of Potential Payments on Termination Following a Change in Control" at PS-102);

•	benefits are subject to forfeiture if employment is terminated for cause;

•	for those who leave Tiffany prior to age 65, benefits are subject to forfeiture for failure to execute and adhere to non-competition and confidentiality covenants; and

•	participants will not receive any distribution from the plan until six months following separation from service as defined under the plan.

As its name implies, the Supplemental Plan supplements payments under the Pension Plan, the Excess Plan and from Social Security so that total benefits equal a variable percentage of the participant's average final compensation.

TIFFANY & CO.

Depending upon the participant's years of service, the combined benefit under the Pension Plan, the Excess Plan, the Supplemental Plan and from Social Security would be as follows:

Years of Service	Combined Annual Benefit As a Percentage of Average Final Compensation
less than 10	(a)
10-14	20%
15-19	35%
20-24	50%
25 or more	60%

(a)
The formula for benefits under the Pension and Excess Plans is a function of years of service and covered compensation (subject to Internal Revenue Code limitations in the case of the Pension Plan) and not any specific percentage of the participant's average final compensation (see above). A retiree with less than 10 years of service would not receive any benefit under the Supplemental Plan but could expect to receive a benefit of approximately 13% of average final compensation under the Pension and Excess Plans.

Early Retirement and Extra Service Credit
The normal retirement age under the Pension, Excess and Supplemental Plans is 65. However, those eligible for early retirement (defined as age 55 with at least 10 years of service) may retire with a reduced benefit. For retirement at age 55, the reduction in benefit would be 40%, as compared to the benefit at age 65. The benefit reduction for early retirement is computed as follows:

•	For retirement between age 60 and age 65, the executive's age at early retirement is subtracted from 65; for each year in the remainder, the benefit is reduced by five percent;

•	Thus, for retirement at age 60 the reduction is 25%;

•	For retirement between age 55 and age 60, the reduction is 25% plus an additional three percent for each year by which retirement age precedes age 60.
Tiffany does not have a policy or practice of granting extra years of credited service under the Excess, Pension and Supplemental Plans.

Retirement Benefits for Executive Officers hired on or after January 1, 2006

Executive officers hired on or after January 1, 2006 are eligible for a defined contribution retirement benefit through the 401(k) Plan, and for an Excess DCRB Contribution, credited on their behalf to an account under the Deferral Plan. For details about the Excess DCRB Contribution, see "Excess DCRB Feature of the Deferral Plan" at PS-98. Alessandro Bogliolo, Mark J. Erceg, Pamela H. Cloud, Philippe Galtie and Leigh M. Harlan are eligible to receive Excess DCRB Contributions. Upon his departure, Frederic Cumenal became entitled to distribution of his vested Excess DCRB Contributions in the form he elected, and forfeited the unvested portion of his Excess DCRB Contributions. See Note (b) to the Nonqualified Deferred Compensation Table at PS-97 for further information concerning his Excess DCRB Contributions.
During Mr. Cumenal's employment, contributions intended to make up amounts he forfeited at his prior employer were made to a special retirement account for his benefit. Contributions were also made for the benefit of his account with certain French social security and pension schemes. Mr. Galtie also receives contributions for the benefit of his accounts with those schemes. For details about the foregoing retirement benefits, see "Frederic Cumenal Employment Agreement and Separation Agreement" at PS-86 and "Philippe Galtie Compensatory Arrangement" at PS-87.

TIFFANY & CO.

NONQUALIFIED DEFERRED COMPENSATION TABLE
(Fiscal 2017)

Name	Executive Contribution In Last Fiscal Year (a) ($)	Registrant Contribution In Last Fiscal Year (b) ($)	Aggregate Earnings In Last Fiscal Year (c) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At Last Fiscal Year End (d) ($)
Alessandro Bogliolo	$—		$—	$—	$—
Frederic Cumenal	$—	$83,401	$718,504	$20,294	$4,153,851
Michael J. Kowalski	$—	$—	$—	$—	$—
Mark J. Erceg	$—	$—	$—	$—	$—
Pamela H. Cloud	$—	$—	$—	$—	$—
Philippe Galtie	$34,155	$11,700	$7,364	$—	$53,220
Leigh M. Harlan	$—	$11,341	$5,296	$—	$47,399

Note to Nonqualified Deferred Compensation Table

(a)	This column includes amounts that are also included in the amounts shown in the columns headed "Salary" or "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table at PS-74.

(b)
The amounts shown in this column, which reflect Excess DCRB Contributions made in Fiscal 2017 for plan year 2016, are also included in the column headed "All Other Compensation" in the Summary Compensation Table at PS-74. For more information concerning Excess DCRB Contributions, see "Defined Contribution Retirement Benefit" at PS-65 and "Excess DCRB Feature of the Deferral Plan" below. At the time of his departure, Mr. Cumenal was vested in 80% of the total Excess DCRB Contributions credited to him, based on his years of service; following his departure, the vested amount of his aggregate Excess DCRB contributions, totaling $216,886 following the contribution for plan year 2016 and including accumulated earnings, became payable to him in accordance with the form of payment he elected, and the remainder was forfeited. Mr. Galtie and Ms. Harlan are vested 20% and 80%, respectively, in the total Excess DCRB Contributions credited to them.

(c)
Amounts shown in this column are not reported as compensation in the Summary Compensation Table because the Deferral Plan does not pay above-market or preferential earnings on compensation that is deferred.

(d)
Amounts shown in this column include amounts that were reported as compensation in the Summary Compensation Table to the extent that such amounts were contributed by the executive or the Company but not to the extent that such amounts represent earnings. See Note (c) above.

Features of the Deferral Plan
These are the key features of the Company's Deferral Plan:

•	Participation is open to directors and executive officers of the Company as well as other vice presidents and "director-level" employees of Tiffany;

•	Directors of the Company may defer all of their cash compensation;

•	Employees may defer up to 50% of their salary and up to 90% of their short-term cash incentive or bonus compensation;

•
Other than the Excess Defined Contribution Retirement Benefits available to individuals who do not participate in the Company's defined benefit pension plan, the Company makes no contribution to the plan;

•	The Company guarantees no specific return on contributions under the plan;

•	Deferrals are placed in a trust that is subject to the claims of Tiffany's creditors;

TIFFANY & CO.

•	The value in the participant's account depends on the return on investments in various mutual funds that may be selected by the participant;

•	Deferrals may be made to a retirement account and to accounts which will pay out on specified "in-service" dates;

•	Participants must elect to make deferrals in advance of the period during which the deferred compensation is earned;

•	Retirement accounts pay out in 5, 10, 15 or 20 annual installments after retirement as elected in advance by the participant;

•
Except in the case of previously elected "in-service" payout dates, participants are not allowed to withdraw funds while they remain employed other than for unforeseeable emergencies and then only with the permission of the Board;

•	Termination of services generally triggers a distribution of all account balances other than, in the case of retirement or disability, retirement balances; and

•	Most participants, including all executive officers, will not receive any distribution from the plan until six months following termination of services.
Excess DCRB Feature of the Deferral Plan
The Deferral Plan provides for an Excess DCRB Contribution each year with respect to certain eligible employees under the DCRB feature of the 401(k) Plan. If an eligible employee under the DCRB feature (i) holds a title of Vice President or above, (ii) receives a DCRB Contribution under the 401(k) Plan in a given year, and (iii) such DCRB Contribution is curtailed by reason of the limitations under Sections 401(a)(17) or 415 of the Internal Revenue Code, the eligible employee shall have an Excess DCRB Contribution credited to his or her Deferred Benefit Accounts under the Deferral Plan.
The Excess DCRB feature is intended to benefit those eligible employees who were hired on or after January 1, 2006, and accordingly were precluded from participation in the Pension Plan, Excess Plan and Supplemental Plan. Alessandro Bogliolo, Mark J. Erceg, Philippe Galtie and Leigh M. Harlan are eligible for benefits under the Excess DCRB feature of the Deferral Plan. Upon his departure, Frederic Cumenal became entitled to distribution of his vested Excess DCRB Contributions, and forfeited the unvested portion. See Note (b) to the Nonqualified Deferred Compensation Table above for further information concerning their Excess DCRB Contributions.

The Excess DCRB Contribution vests in accordance with the vesting schedule for DCRB Contributions under the 401(k) Plan, as follows:

Years of Service	Vested Percentage
Less than 2 Years	—%
2 years or more	20%
3 years or more	40%
4 years or more	60%
5 years or more	80%
6 years or more	100%

TIFFANY & CO.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

The following table shows benefits payable to the NEOs shown upon involuntary termination absent a Change in Control (defined below), and upon involuntary termination subsequent to a Change in Control. In either case, the values below assume the NEO shown was involuntarily terminated on January 31, 2018. An "involuntary termination" does not include a termination for cause, but does include a resignation for good reason.

No information is shown for Frederic Cumenal or Michael J. Kowalski on the following table because their departures from the role of CEO and Interim CEO, respectively, were prior to the date of the assumed involuntary termination. For information about payments and other benefits provided to Mr. Cumenal upon his actual departure in February 2017, see “Payments and Other Benefits Provided to Frederic Cumenal” below. Mr. Kowalski was not provided payments or other benefits when his service as Interim CEO ended. However, in November 2017, he was provided a pro-rata portion of the retainer fee, RSUs and stock options provided to non-employee directors for 2017, to reflect his service as a non-employee director beginning in October 2017. See "Michael J. Kowalski Service as Interim CEO" at PS-44.

	Involuntary Terminations Absent a Change in Control				Involuntary Terminations Following a Change in Control
Name	Cash Severance Payment (a)	Welfare Benefit (a)	Early Vesting of Equity Awards	Total	Early Vesting of Supplemental Plan (b)	Cash Severance Payment (c)	Welfare Benefits (d)	Early Vesting of Stock Options (e)	Early Vesting of Restricted Stock Units (f)	Total
Alessandro Bogliolo	$3,396,858	$35,690	$—	$3,432,548	$—	$6,750,000	$47,592	$—	$1,370,026	$8,167,618
Mark J. Erceg	$1,553,906	$23,789	$—	$1,577,695	$—	$3,060,000	$47,592	$4,364,010	$3,472,071	$10,943,673
Pamela H. Cloud	$—	$—	$—	$—	$719,176	$2,020,000	$47,592	$1,390,659	$2,706,965	$6,884,392
Philippe Galtie	$—	$—	$—	$—	$—	$2,726,250	$34,931	$1,796,807	$2,638,619	$7,196,607
Leigh M. Harlan	$—	$—	$—	$—	$—	$1,840,000	$47,592	$1,539,434	$2,623,696	$6,050,722

Notes to Potential Payments on Termination or Change in Control Table

(a)
Mr. Bogliolo and Mr. Erceg are entitled to certain cash and welfare benefits in the event of involuntary termination, without cause, in the absence of a change in control. For a summary of these arrangements, see "Alessandro Bogliolo Offer Letter" at PS-70 and "Mark J. Erceg Compensatory Arrangement" at PS-87.

(b)
Following a Change in Control, the Supplemental Plan will vest upon involuntary termination, or at the time of the Change in Control if the participant has either attained age 65, or age 55 with 10 years of service. The value reported reflects the present value at age 55 of the benefit accrued as of January 31, 2018, reduced for early retirement.

(c)	Cash severance payments were determined by multiplying the sum of (i) actual salary and (ii) the target short-term incentive award or bonus, by two.

(d)
The amounts shown in this column represent two years of health care coverage determined on the basis of the Company's "COBRA" rates for post-employment continuation coverage. Such rates are available to all participating employees who terminate from employment and were determined on the basis of the coverage elections made by the executive officer.

(e)
The value of early vesting of annual stock option grants made in January 2015, 2016, 2017 and 2018 was determined using $106.65, the closing value of the Company's common stock on January 31, 2018. In the event of a Change in Control that is not a Terminating Transaction (as defined below), the unvested portion of

TIFFANY & CO.

such options will vest only upon the executive's involuntary termination from employment. For the purposes of this table, it is assumed that the Change in Control was a 35% share acquisition and not a Terminating Transaction. This column also assumes early vesting of the outstanding portions of the one-time stock option grants awarded to Mr. Bogliolo in January 2018 in connection with his appointment (70,143 outstanding), to Mr. Erceg upon his hire in November 2016 (93,898 outstanding), to Mr. Galtie upon his hire in September 2015 (9,704 outstanding) and his assumption of new responsibilities in July 2017 (33,312 outstanding) and to Ms. Harlan upon her appointment to her current role in March 2014 (1,998 outstanding) and as a recognition award in March 2017 (30,396 outstanding).

(f)
The value of early vesting of annual PSU grants made in January 2015, 2016, 2017 and 2018, and of annual RSU grants made in January 2017 and 2018, was determined using $106.65, the closing value of the Company's common stock on January 31, 2018. In the event of a Change in Control that is not a Terminating Transaction, vesting of these RSUs and PSUs will only occur upon the executive's involuntary termination from employment. Upon such an involuntary termination, the outstanding portion of the RSUs will vest in full, while the portion of PSUs to vest will be determined by a schedule based on the applicable three-year performance period. For the purposes of this table, it is assumed that the Change in Control was a 35% share acquisition and not a Terminating Transaction. Accordingly, this column assumes early vesting of 23.1% of the total number of PSUs granted in 2015; early vesting of 55% of the PSUs granted in 2016 and 2017; and no early vesting of PSUs granted in 2018. In addition to assuming early vesting of certain annual PSU and RSU grants, this column also assumes early vesting of 100% of the outstanding portions of the RSUs granted to Mr. Bogliolo in January 2018 (12,846 outstanding), to Mr. Erceg in November 2016 (17,502 outstanding), to Mr. Galtie in September 2015 (2,302 outstanding) and in July 2017 (5,498 outstanding) and to Ms. Harlan in March 2014 (108 outstanding) and March 2017 (5,657 outstanding).

Payments and Other Benefits Provided to Frederic Cumenal
In connection with the termination of his employment on February 10, 2017, Mr. Cumenal was provided the following severance payments and benefits, as required by his employment agreement and affirmed in his separation agreement with Tiffany and the Company:

•	Cash severance in the amount of $1,909,387;

•
Payment of his short-term incentive award for Fiscal 2016. Based on achievement of corporate goals and individual performance factors, Mr. Cumenal was paid $1,631,250, less applicable withholdings; and

•	Payment of the cost of one year of continued health care coverage.

For a discussion of severance provisions in Mr. Cumenal's employment agreement, see "Frederic Cumenal Employment Agreement" at PS-70. For a discussion of his separation agreement, see "Frederic Cumenal Departure" at PS-43.
The separation agreement also provided for a release and waiver of claims by Mr. Cumenal in favor of the Company and its affiliates, as well as his agreement to assist in the transition of his responsibilities and with respect to litigation matters. As additional consideration for these benefits (which were not contemplated by his employment agreement), the separation agreement provided Mr. Cumenal (i) an additional cash payment of $690,613, (ii) a reduction in the length of certain post-employment non-solicitation obligations from 18 to 12 months, (iii) certain outplacement benefits and (iv) amendment to the terms applicable to certain of Mr. Cumenal's equity awards to provide that:

•
The following stock option grants, or portions thereof, which ordinarily would have been forfeited on his termination date, vested as of March 14, 2017: 36,523 stock options granted in September 2013, 11,000 stock options granted in January 2014, 35,250 stock options granted in January 2015, and 57,743 stock options granted in January 2016. These stock options, as well as stock options that were vested but unexercised as of February 10, 2017, remained exercisable until February 10, 2018. The aggregate fair value of the amended stock option grants described, calculated in accordance with Codification Topic 718 as of the amendment date, was $2,859,100.

•
A maximum number of 71,000 PSUs granted to Mr. Cumenal in January 2015, which otherwise would have been forfeited upon his termination date, continued to vest in accordance with their terms. The payout of

TIFFANY & CO.

this award to Mr. Cumenal remained contingent upon pre-established performance goals, was pro-rated to reflect Mr. Cumenal's employment during the performance period, and was only subject to reduction in the Committee's discretion if the reduction applied to the executive officers generally. The fair value of the amended award, calculated in accordance with Codification Topic 718 as of the amendment date, was $2,089,266 (computed at 50% of maximum on the assumption that the EPS target was reached but not exceeded and the ROA target was not met (resulting in no ROA adjustment) for the performance period of Fiscal 2015 through Fiscal 2017). For information concerning the payout of this award, see PS-46.

The Company will be entitled to recover or revoke the additional consideration in the event Mr. Cumenal breaches his agreement to provide transition or litigation assistance or his applicable confidentiality, no-hire and non-solicitation obligations. As required by his employment agreement, the Company also paid Mr. Cumenal for accrued but unused vacation and an amount in lieu of the applicable notice period.
In addition, upon the termination date, 12,419 RSUs granted to Mr. Cumenal in September 2013 vested according to their terms. Based on $81.37, the closing value of the Company's stock on February 10, 2017, the value of the early vesting of this award was $1,010,534.
PSUs granted to Mr. Cumenal in January 2014 for the performance period ending on January 31, 2017 likewise vested according to their terms, as the performance period had been completed by the time of his departure from the Company. Based on the Company's achievement of applicable performance goals, this award vested at 54.92% of target shares, resulting in the vesting of 8,348 shares for Mr. Cumenal.
For information concerning the distribution, following the termination of Mr. Cumenal's employment, of his vested, nonqualified deferred compensation benefits and the special retirement account required by his employment agreement, see Note (b) to the Nonqualified Deferred Compensation Table at PS-97 and "Defined Contribution Retirement Benefit" at PS-65, respectively.
Explanation of Potential Payments on a Termination Absent a Change in Control

Cash Severance Benefits
Alessandro Bogliolo and Mark J. Erceg are entitled to cash severance benefits in the event of an involuntary termination in the absence of a Change in Control, as was Frederic Cumenal prior to his departure from the Company. For a full discussion of these arrangements, see "Alessandro Bogliolo Offer Letter" at PS-70, "Mark J. Erceg Compensatory Arrangement" at PS-87, and "Frederic Cumenal Employment Agreement" at PS-70. Aside from these individuals, the Company is not obligated to pay cash severance benefits to any other NEO upon termination absent a Change in Control, although the Company is permitted to provide such benefits if it deems it appropriate to do so.
Equity Awards Granted to Mr. Bogliolo
In addition to providing for certain cash severance payments, the offer letter provided to Mr. Bogliolo specifies that, in the event of an involuntary termination without cause absent a change in control prior to October 2, 2020, equity grants provided to him will be amended to permit (i) continued vesting of stock options and RSUs that would have vested during the 24-month period following his termination date, (ii) stock options so vested to remain exercisable for 12 months following the vesting date, and (iii) continued vesting of all outstanding PSUs, with the final payout to be based on actual performance, as determined in accordance with the applicable terms and in the same manner as PSUs provided for other executives, and pro-rated to reflect his employment during the applicable performance period. Because these provisions call for continued vesting rather than accelerated vesting, the amounts reported above for Mr. Bogliolo do not include any stock options, RSUs or PSUs vested in this manner.
Other Equity Awards
The terms applicable to PSUs reserve the right of the Committee, under certain circumstances, to permit vesting of such units in the event of an involuntary termination without cause absent a Change in Control. The amounts reported assume no units were vested in this manner.
In addition, the terms applicable to stock options and PSUs granted in January 2017 and later provide for continued vesting in the event of an involuntary termination without cause absent a Change in Control following at least 10 years of service as an executive, provided that such grants were made at least six months prior to termination, and subject to compliance with applicable restrictive covenants. Stock options vested in this manner will remain

TIFFANY & CO.

exercisable for five years after the termination date. In addition, the terms of the stock options and RSUs granted to Leigh M. Harlan in March 2017 provide for continued vesting in the event of involuntary termination without cause, absent a change in control, subject to compliance with restrictive covenants, with the options remaining exercisable for three years following the termination date. Because all of these provisions call for continued rather than accelerated vesting, the amounts reported do not include any stock options, PSUs or RSUs vested in this manner.
Explanation of Potential Payments on Termination Following a Change in Control
Severance Arrangements
The Company and Tiffany entered into retention agreements with each of the executive officers (other than Frederic Cumenal, whose employment agreement with the Company addressed severance benefits following a change in control). These agreements would provide a covered executive with compensation if he or she should incur an involuntary termination after a Change in Control.
In the event that a Change in Control occurs, the covered executives would have fixed terms of employment under their retention agreements of two years.
If the executive incurs an involuntary termination during his or her fixed term of employment under a retention agreement, compensation would be payable to the executive as follows:

•	Target short-term incentive award for the pending fiscal year, to be calculated on a pro-rata basis to reflect the executive's service during such year;

•	Two times the sum of the executive's salary and target short-term incentive award, as severance; and

•	Two years of benefits continuation under Tiffany's health and welfare plans.

Vesting of Options and Restricted Stock Units on an Involuntary Termination Following a Change in Control

Stock Option Grants

Outstanding stock options will vest in full and become exercisable in the event of a Change in Control that is a Terminating Transaction (as defined below in "Definition of a Change in Control.")

For all other Change in Control events (see "Definition of a Change in Control" below), early vesting will occur in full but only if the executive is involuntarily terminated from employment following the Change in Control.

Performance-Based Restricted Stock Unit Grants

In the event of a Change in Control, PSUs convert to time-vesting restricted stock units as follows:

i.	If a Change in Control occurs before the start of the three-year performance period, no conversion or vesting shall occur for the award in connection with the change in control;

ii.
If a Change in Control occurs in the first or second fiscal year of the three-year performance period, then 55% of the performance-based stock units awarded shall convert to time-vesting restricted stock units; and

iii.
If a Change in Control occurs in the last fiscal year of the three-year performance period, the percentage of PSUs to convert to time-vesting restricted stock units will be based on the Company's cumulative performance during the first and second fiscal year of the performance period, as compared to the performance goals expressed in the original notice of grant; however, such performance goals will be pro-rated for the cumulative two-year period (66.67%). For PSUs granted in January 2015 and 2016, the ROA target will be disregarded for these purposes.

The resulting time-vesting restricted stock units will vest on the earlier of (i) the original maturity date in the notice of grant (which, for all outstanding PSU grants, is three business days following the public announcement of the Company's audited, consolidated financial results for the last fiscal year in the performance period), or (ii) if the executive is earlier involuntarily terminated without cause, on such termination date.

TIFFANY & CO.

An assumed Change of Control on January 31, 2018, would occur in the third year of the performance period of the PSUs granted in 2015. Actual results for the first and second years of the performance period, compared to pro-rated performance goals, would result in 23.1% of the total number of such PSUs converting to time-vesting restricted stock units. The assumed Change in Control would occur in the first two years of the performance period of the 2016 and 2017 PSUs, resulting in 55% of each of those grants converting to time-vesting restricted stock units. For the grants awarded in January 2018, the three-year performance period began on February 1, 2018; because the Change in Control is assumed to have taken place before that date, no portion of the January 2018 grants are reflected as vested as a result of the assumed Change in Control.

Time-Vesting Restricted Stock Unit Grants
Outstanding RSUs will vest in full and convert to shares in the event of a Terminating Transaction. For all other Change in Control events (see "Definition of a Change in Control" below), RSUs will vest in full if the executive is involuntarily terminated following the Change in Control event.
Supplemental Retirement Benefits Vest on a Change in Control
Pamela H. Cloud participates in the Pension Plan, Excess Plan, and Supplemental Plan. She is vested in the Pension Plan and Excess Plan but not in the Supplemental Plan. No other NEO employed as of January 31, 2018 was a participant in these retirement plans.
Definition of a Change in Control
For purposes of the Supplemental Plan, unvested equity awards made to the NEOs, and the retention agreements, the term "Change in Control" means that one of the following events has occurred:

•
A person or group of persons acting in concert (a "person" being an individual or organization) is or becomes the beneficial owner of Company stock representing 35% or more of the combined voting power of the Company's then-outstanding stock (subject to certain exceptions such as in the case of a trustee of a Company employee benefit plan);

•
A majority of the Board is, for any reason, not made up of individuals who are currently on the Board or who are incumbent directors. Incumbent directors are defined for purposes of the Supplemental Plan, the retention agreements and certain unvested equity awards as directors approved by a majority of the current directors or directors who were themselves approved by a majority of the current directors. The terms of other unvested equity awards use the same definition, but with the proviso that incumbent directors do not include a director who joined the board after having been designated to do so pursuant to an agreement between the Company and another person to effect a transaction that would otherwise constitute a Change in Control;

•
As a result of a corporate transaction such as a merger, the shareholders of the Company immediately prior to such transaction do not own more than 50% of the combined voting power of the surviving entity; or

•
50% or more of the consolidated assets of the Company and its subsidiaries are sold, liquidated or distributed, unless the shareholders of the Company continue to own those assets in the same proportion as their ownership of Company stock prior to the sale, liquidation or distribution (in the case of the Supplemental Plan, the retention agreements and certain unvested equity awards); or all or substantially all assets of the Company or Tiffany are sold or disposed of to an unrelated party (in the case of other unvested equity awards).

Certain Change in Control events will be considered "Terminating Transactions," provided the acquirer does not arrange to assume or replace the grant. Terminating Transactions include (i) the dissolution of the Company, or (ii) if the Company comes under the substantial ownership (80%) of another person.
Non-Competition Covenants Affected by Change in Control
In the event of a Change in Control, certain non-competition covenants, which ordinarily would apply for the year following termination of employment, would terminate upon the Change in Control. In the table at PS-99, no value has been assigned to a potential reduction.

TIFFANY & CO.

Other Terminations

Death or Disability

If any of the NEOs had died or become disabled on January 31, 2018, stock options then unvested would have vested at the values disclosed in the column "Early Vesting of Stock Options" in the table above at PS-99. Further, RSUs and certain PSUs would have vested under the terms of the outstanding awards at the following values: Alessandro Bogliolo, $1,370,026; Mark J. Erceg, $2,362,828; Pamela H. Cloud, $1,429,338; Philippe Galtie, $1,817,104; and Leigh M. Harlan, $1,689,864.

CEO PAY RATIO

The SEC has adopted a rule under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 that requires the disclosure of the ratio of (i) the median annual total compensation for all employees of the Company and its subsidiaries other than the CEO, to (ii) the annual total compensation of the CEO.

To determine the median annual total compensation for all employees other than the CEO, a median employee was identified from the population of all employees of the Company and its subsidiaries worldwide as of January 31, 2018 (including all seasonal and part-time employees, as well as all full-time employees), using annual cash compensation as of December 31, 2017. For these purposes, annual cash compensation was calculated using base salary, cash bonuses and all other elements of cash compensation, such as overtime pay and commissions. Equity awards, the value of retirement benefits and other elements of non-cash compensation were not included. Once the median employee was identified, the median employee's total compensation for Fiscal 2017 was determined in the same manner that total compensation was determined for the CEO in the Summary Compensation Table that appears on PS-74.

For purposes of the pay ratio, CEO compensation was calculated as the aggregate of the total compensation reported in the Summary Compensation Table for Alessandro Bogliolo, Frederic Cumenal, and Michael J. Kowalski, each of whom served as CEO during a portion of Fiscal 2017. This aggregate figure includes one-time payments such as severance payments provided to Mr. Cumenal and sign-on awards provided to Mr. Bogliolo.

On the basis described above, we determined that the median annual compensation for all employees, excluding the executives who served as CEO, was $32,055, and the annual combined compensation of Mr. Bogliolo, Mr. Cumenal and Mr. Kowalski was $25,097,905. Accordingly, the ratio of the two amounts is 783 to 1. Because the annual CEO compensation used in calculating this ratio includes the combined compensation of three executives who served as CEO, as well as certain one-time transition payments, the Company’s pay ratio for Fiscal 2017 may not be comparable to its pay ratio in other years. For example, if the target direct compensation established for Mr. Bogliolo for Fiscal 2018 had been used in place of the combined compensation of Mr. Bogliolo, Mr. Cumenal and Mr. Kowalski for Fiscal 2017, the Company's pay ratio would have been 316 to 1. See "Target Compensation for Named Executive Officers in Fiscal 2018" at PS-46. For the same reason, the Company's pay ratio may not be comparable to the pay ratios of other companies. Other companies may also, as permitted by the SEC rule, adopt different methodologies, rely on different estimates or assumptions or, unlike the Company, make adjustments in calculating their pay ratios.

TIFFANY & CO.

DIRECTOR COMPENSATION TABLE
Fiscal 2017

Name	Fees Earned or Paid in Cash ($) (a)	Option Awards ($) (b) (c)	Stock Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (d)	All Other Compensation ($)	Total ($)
Rose Marie Bravo	$80,000	$80,049	$78,400	$22,839	$—	$261,288
Gary E. Costley	$100,000	$80,049	$78,400	N/A	$—	$258,449
Roger N. Farah	$98,959	$99,129	$97,139	N/A	$—	$295,227
Lawrence K. Fish	$95,000	$80,049	$78,400	N/A	$—	$253,449
Abby F. Kohnstamm	$80,000	$80,049	$78,400	N/A	$—	$238,449
Michael J. Kowalski	$33,187	$53,084	$51,938	N/A	$—	$138,209
James E. Lillie	$79,068	$99,129	$97,139	N/A	$—	$275,336
Charles K. Marquis	$95,000	$80,049	$78,400	$—	$—	$253,449
Peter W. May (e)	$20,000	$—	$—	N/A	$—	$20,000
William A. Shutzer	$95,000	$80,049	$78,400	$2,798	$—	$256,247
Robert S. Singer	$100,000	$80,049	$78,400	N/A	$—	$258,449
Francesco Trapani (f)	$59,068	$99,129	$97,139	N/A	$—	$255,336

Notes to Director Compensation Table

(a)	Includes amounts deferred under the Deferral Plan.

(b)
Amounts shown represent the grant date fair value for stock options granted for Fiscal 2017. In valuing option awards, the Company made certain assumptions. For a discussion of those assumptions, please refer to Part II of the Company's Annual Report on Form 10-K for Fiscal 2017. See "Note M. Stock Compensation Plans," in Notes to Consolidated Financial Statements, under Item 8. Financial Statements and Supplementary Data.

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(c)	Supplementary Table: Outstanding Director Option Awards at Fiscal Year End:

Name	Aggregate Number of Option Awards Outstanding at Fiscal Year End (number of underlying shares)
Rose Marie Bravo	29,956
Gary E. Costley	20,741
Roger N. Farah	6,749
Lawrence K. Fish	26,096
Abby F. Kohnstamm	34,673
Michael J. Kowalski	12,763
James E. Lillie	6,749
Charles K. Marquis	29,956
Peter W. May	49,223
William A. Shutzer	34,673
Robert S. Singer	23,619
Francesco Trapani	6,749

The amount reported above and in the Director Compensation Table for Mr. Kowalski is limited to awards granted to him in connection with his service as a non-employee director and does not include awards granted to him in connection with his employment with Tiffany.

(d)
The actuarial valuation shown takes into account the current age of the director and is based on the following assumptions: RP2014 Male/Female Mortality Table with White Collar Adjustments regressed to base year 2006 and projected generationally from 2006 with Scale MP-2017; discount rate of 3.75%; and assumed retirement age of 65 (if the director is over age 65, the director is assumed to retire on January 31, 2018). These assumptions are consistent with those used to prepare the Company's financial statements, except for the retirement age assumption. This column does not include earnings under the Deferral Plan because the Deferral Plan does not pay above-market or preferential earnings on compensation that is deferred. Where an N/A appears, the director is not eligible for this benefit. The pension benefit for Mr. Marquis declined by $2,882. In addition, this column does not include changes in pension value or nonqualified deferred compensation earnings for Mr. Kowalski that are attributable to his employment.

(e)
Mr. May did not stand for re-election at the 2017 Annual Meeting. The amount reported above for Mr. May is a retainer fee for the final quarter of the director compensation year ending May 31, 2017, which was paid in March 2017.

(f)
For administrative reasons, a portion of the fees ($20,000) payable to Mr. Trapani with respect to his service for the director compensation year ending on May 31, 2018 will be paid in Fiscal 2018, and is therefore not reflected in the amount reported above.

TIFFANY & CO.

Discussion of Director Compensation Table

Directors who are not employees of the Company or its subsidiaries are paid or provided with the following for their service on the Board:

Board Fees
Annual Cash Retainer	$80,000
Annual Cash Retainer for Non-Executive Chairperson	$30,000
Stock Options 10-year option vested immediately; options have a strike price equal to fair market value on date of grant.	targeted at approximately $80,000
Restricted Stock Units Payable after one year of service or on retirement, at the prior election of the director.	targeted at approximately $80,000
Committee Fees
Audit Committee Chair	$20,000
Compensation Committee Chair	$20,000
Corporate Social Responsibility Committee Chair	$15,000
Finance Committee Chair	$15,000
Nominating/Corporate Governance Committee Chair	$15,000

Directors are also reimbursed for expenses they incur in attending Board and committee meetings, including expenses for travel, food and lodging.

The Nominating/Corporate Governance Committee of the Board reviews comparisons of the compensation of the Company's directors to the compensation of directors of peer companies. See "Defining Appropriate Comparators–Peer Group" at PS-53. For Fiscal 2017, compensation of the Company's directors was between the median and 75th percentile of the Company's peer group.

Directors first elected prior to January 1, 1999 who retire as non-employee directors with five or more years of Board service are also entitled to receive an annual retirement benefit equal to $38,000, payable at the later of age 65 or the retirement date. This benefit is payable quarterly and continues for a period of time equal to the director's length of service on the Board, including periods served as an employee director, or until death, if earlier. Directors Bravo, Marquis and Shutzer are the only directors entitled to participate in this benefit plan.

Under the Deferral Plan, directors may defer up to one hundred percent (100%) of their cash compensation and invest the amounts they defer in various accounts and funds established under the plan. However, the Company does not guarantee any return on said investments. The following table provides data concerning director participation in this plan:

Name	Director Contribution In Last Fiscal Year ($)	Registrant Contribution In Last Fiscal Year ($)	Aggregate Earnings/(Losses) In Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At Last Fiscal Year End ($)
Gary E. Costley	$—	$—	$25,704	$—	$135,183
Roger N. Farah	$86,685	$—	$12,274	$—	$98,959
Charles K. Marquis	$—	$—	$112,110	$—	$825,266
William A. Shutzer	$—	$—	$316,781	$—	$1,878,060
Frederic Cumenal and Alessandro Bogliolo, as employees during Fiscal 2017, received no separate compensation for service as directors during Fiscal 2017.

TIFFANY & CO.

Additional Compensation from JANA Partners LLC
In addition to the compensation described above to be paid by the Company as compensation for his service as a director, Francesco Trapani received additional compensation from JANA in connection with his appointment to the Board. Pursuant to the nomination agreement (the "Nomination Agreement") entered into between JANA and Mr. Trapani on February 8, 2017, in which Mr. Trapani agreed to serve as a nominee of a JANA affiliate for election or appointment to the Board, Mr. Trapani received from JANA:

•	$100,000 in cash paid by JANA within three business days of the date of the Nomination Agreement;

•
$150,000 in cash paid by JANA within three business days of the appointment of Mr. Trapani to the Board. The Nomination Agreement requires Mr. Trapani to hold an amount of Company common stock with a fair market value equal to the estimated after-tax proceeds of $250,000 (assuming a combined federal, state and city tax rate of 45%) until at least the later of (A) the first date as of which Mr. Trapani is no longer a director of the Company and (B) three (3) years from the date of his appointment or election. As Mr. Trapani owned more than such after-tax amount in Company common stock at the time of his appointment to the Board, he was not required to invest any additional funds in Company shares; and

•
certain cash settled stock appreciation rights ("SARs") with respect to a total of 75,000 shares of Company common stock as follows: (i) SARs with respect to 37,500 shares payable in 2020 (the "2020 SARs"); and (ii) SARs with respect to 37,500 shares payable in 2022 (the "2022 SARs"). The payment obligations with respect to the 2020 SARs and 2022 SARs are subject to the requirement that Mr. Trapani have served as a director for one full term. The amounts payable by JANA with respect to the SARs, if any, will be based on the increase in value from the share price on the date of the Nomination Agreement and the lesser of the share price and the 30 day volume weighted average price on the third anniversary (in respect of the 2020 SARs) and fifth anniversary (in respect of the 2022 SARs) of Mr. Trapani's appointment to the Board, as applicable.

The 2020 SARs vest immediately on the third anniversary of Mr. Trapani's appointment to the Board and the 2022 SARs vest immediately on the fifth anniversary of his appointment to the Board. The 2020 SARs and 2022 SARS will be settled in cash within 10 business days of the applicable vesting date.
The payment obligations with respect to the 2020 SARs and 2022 SARs are subject to the terms of the Nomination Agreement. The Company is not party to the Nomination Agreement nor is the Company responsible for any of the payments thereunder.

TIFFANY & CO.

EQUITY COMPENSATION PLAN INFORMATION
(As of Fiscal Year 2017)

	Column A		Column B	Column C
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by security holders	1,285,177	[a]	$88.87	6,418,302	[b]
Equity compensation plans not approved by security holders	—		—	—
Total	1,285,177	[a]	$88.87	6,418,302	[b]

(a)
Shares indicated are the aggregate of those issuable upon exercise of outstanding options awarded under the Company's 2014 Employee Incentive Plan (the "2014 Plan") and the 2017 Directors Equity Plan (the "Directors Plan"). They do not include 1,109,580 shares issuable with respect to stock units awarded under those plans. They also do not include shares issuable under options or stock units that were awarded and remain outstanding under the Company's 2005 Employee Incentive Plan, which total 154,469 and 28,213 shares, respectively, or the Company's 2008 Directors Equity Plan, which total 284,950 and 31,443 shares, respectively. All amounts shown take into account accrued dividend equivalent units where applicable.

(b)	Shares indicated are the aggregate of those available for grant under the 2014 Plan and the Directors Plan.

TIFFANY & CO.

OTHER MATTERS
Shareholder Proposals for Inclusion in the Proxy Statement for the 2019 Annual Meeting

If you wish to nominate a candidate for election as a director to be included in the Company's Proxy Statement for our 2019 Annual Meeting, we must receive notice of such nomination no earlier than November 6, 2018 and no later than December 6, 2018. If you wish to submit a proposal of other business to be included in the Company's Proxy Statement for our 2019 Annual Meeting, we must receive such proposal no later than December 6, 2018. Proposals should be sent to the Company at 727 Fifth Avenue, New York, New York 10022 to the attention of the Corporate Secretary (Legal Department).
Other Proposals
If you wish to nominate a candidate for election as a director at an annual meeting or propose other business for consideration at an annual meeting, but do not intend for such nomination or proposal to be included in the Company's Proxy Statement for the 2019 Annual Meeting, written notice complying with the requirements set forth in our By-laws generally must be delivered to the Company at 727 Fifth Avenue, New York, New York 10022 to the attention of the Corporate Secretary (Legal Department), not later than 90 days, and not earlier than 120 days, prior to the first anniversary of the preceding year's annual meeting. Accordingly, a shareholder nomination or proposal intended to be considered at the 2019 Annual Meeting, but not intended to be included in the Company's Proxy Statement, must be received by the Company no earlier than January 24, 2019 and no later than February 23, 2019.

Except as required by applicable law, the Company will consider only proposals that are received by the Company within the applicable time frames set forth above, and that meet the applicable requirements of the SEC and our By-laws.

Householding
The SEC allows us to deliver a single proxy statement and annual report to an address shared by two or more of our shareholders. This delivery method, referred to as "householding," can result in significant cost savings for us. In order to take advantage of this opportunity, the Company and banks and brokerage firms that hold your shares have delivered only one proxy statement and annual report to multiple shareholders who share an address unless one or more of the shareholders has provided contrary instructions. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a request to Annual Report Administrator, Tiffany & Co., 200 Fifth Avenue, 14th floor, New York, New York 10010 or by calling 212-230-5302. You may also obtain a copy of the proxy statement and annual report from the Company's website www.tiffany.com, by clicking "Investors" at the bottom of the page, and selecting "Financial Information" from the left-hand column. Shareholders of record sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of the Company's shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

TIFFANY & CO.

Reminder to Vote
Please be sure to either complete, sign and mail the proxy card or voting instruction form, as applicable, in the return envelope provided or call in your instructions or vote via the Internet as soon as you can so that your vote may be recorded and counted.
BY ORDER OF THE BOARD OF DIRECTORS
Leigh M. Harlan
Secretary

New York, New York
April 6, 2018

TIFFANY & CO.

APPENDIX I
NON-GAAP MEASURES

Net Sales. The Company's reported net sales reflect either a translation-related benefit from strengthening foreign currencies or a detriment from a strengthening U.S. dollar. Internally, management monitors and measures its sales performance on a non-GAAP basis that eliminates the positive or negative effects that result from translating sales made outside the U.S. into U.S. dollars ("constant-exchange-rate basis"). Sales on a constant-exchange-rate basis are calculated by taking the current year's sales in local currencies and translating them into U.S. dollars using the prior year's foreign currency exchange rates. Management believes this constant-exchange-rate basis provides a useful supplemental basis for the assessment of sales performance and of comparability between reporting periods. The following table reconciles the sales percentage increases (decreases) from the GAAP to the non-GAAP basis versus the previous year:

	2017
	GAAP Reported	Translation Effect	Constant- Exchange- Rate Basis
Net Sales:
Worldwide	4%	—%	4%
Americas	2	1	1
Asia-Pacific	10	2	8
Japan	(1)	(2)	1
Europe	6	3	3
Other	26	—	26

Net earnings. Internally, management monitors and measures its earnings performance excluding certain items listed below. Management believes excluding such items provides a useful supplemental basis for the assessment of the Company's results relative to the corresponding period in the prior year. The following tables reconcile certain GAAP amounts to non-GAAP amounts:

(in millions, except per share amounts)	GAAP	Charges related to the 2017 Tax Acta)	Non-GAAP
Year Ended January 31, 2018
Provision for income taxes	$390.4	$(146.2)	$244.2
Effective income tax rate	51.3%	(19.2)%	32.1%
Net earnings	370.1	146.2	516.3
Diluted earnings per share*	2.96	1.17	4.13

(a)
Net expense recognized in 2017 related to the estimated impact of the 2017 U.S. Tax Cuts and Jobs Act (the "2017 Tax Act"). See "Item 8. Financial Statements and Supplementary Data - Note O. Income Taxes" in our Annual Report on Form 10-K, filed with the SEC on March 16, 2018, for further information.

TIFFANY & CO.

(in millions, except per share amounts)	GAAP	Impairment charges (b)	Non-GAAP
Year Ended January 31, 2017
Selling, general and administrative ("SG&A") expenses	$1,769.1	$(38.0)	$1,731.1
As a % of sales	44.2%		43.3%
Earnings from operations	721.2	38.0	759.2
As a % of sales	18.0%		19.0%
Provision for income taxes (c)	230.5	14.0	244.5
Net earnings	446.1	24.0	470.1
Diluted earnings per share *	3.55	0.19	3.75
*Amounts may not add due to rounding.

(b)	Expenses associated with the following:

•
$25.4 million of pre-tax expense ($16.0 million after tax expense, or $0.13 per diluted share) associated with an asset impairment charge related to software costs capitalized in connection with the development of a new finished goods inventory management and merchandising information system. See "Item 7. Management's Discussion and Analysis–Information Systems Assessment" in our Annual Report on Form 10-K, filed with the SEC on March 16, 2018, for further information; and

•
$12.6 million of pre-tax expense ($8.0 million after tax expense, or $0.06 per diluted share) associated with impairment charges related to financing arrangements with diamond mining and exploration companies. See "Item 7. Management's Discussion and Analysis–Financing Arrangements with Diamond Mining and Exploration Companies" in our Annual Report on Form 10-K, filed with the SEC on March 16, 2018, for further information.

(c)
The income tax effect resulting from the adjustments has been calculated as both current and deferred tax benefit (expense), based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying adjustment.

Free Cash Flow. Internally, management monitors its cash flow on a non-GAAP basis. Free cash flow is calculated by deducting capital expenditures from net cash provided by operating activities. The ability to generate free cash flow demonstrates how much cash the Company has available for discretionary and non-discretionary purposes after deduction of capital expenditures. The Company's operations require regular capital expenditures for the opening, renovation and expansion of stores and distribution and manufacturing facilities as well as ongoing investments in information technology. Management believes this provides a useful supplemental basis for assessing the Company's operating cash flows. The following table reconciles GAAP net cash provided by operating activities to non-GAAP free cash flow:

(in millions)	2017	2016
Net cash provided by operating activities	$932.2	$705.7
Less: Capital expenditures	(239.3)	(222.8)
Free cash flow [a]	$692.9	$482.9

[a]
Net cash provided by operating activities and free cash flow in 2017 reflected more effective management and timing of payables and reduced payments for income taxes, partly offset by increased inventory purchases. Additionally, net cash provided by operating activities and free cash flow in 2017 and 2016 reflected a voluntary cash contribution of $15.0 million and $120.0 million, respectively, made by the Company to its U.S. pension plan. See "Item 8. Financial Statements and Supplementary Data–Note N. Employee Benefit Plans" in our Annual Report on Form 10-K, filed with the SEC on March 16, 2018, for further information.

TIFFANY & CO.

TIFFANY & CO.

TIFFANY & CO.
200 FIFTH AVENUE
ATTN: INVESTOR RELATIONS
NEW YORK, NY 10010

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION
To vote and/or attend the meeting, go to the "Register for Meeting" link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E43079-P05910 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

TIFFANY & CO.

The Board of Directors recommends you vote FOR the following:

		For	Against	Abstain
1.	Election of Directors			
1a.	Alessandro Bogliolo	☐	☐	☐
1b.	Rose Marie Bravo	☐	☐	☐
1c.	Roger N. Farah	☐	☐	☐
1d.	Lawrence K. Fish	☐	☐	☐
1e.	Abby F. Kohnstamm	☐	☐	☐
1f.	James E. Lillie	☐	☐	☐
1g.	William A. Shutzer	☐	☐	☐
1h.	Robert S. Singer	☐	☐	☐
1i.	Francesco Trapani	☐	☐	☐
1j.	Annie Young-Scrivner	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
THURSDAY, MAY 24, 2018

The Annual Meeting of Shareholders of Tiffany & Co. (the "Company") will be held at The Rubin Museum of Art, 150 West 17th Street, New York, New York on Thursday, May 24, 2018, at 9:30 a.m. EDT to consider and take action on the following:

1. Election of 10 directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified;
2. Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm to audit the Company's consolidated financial statements for the fiscal year ending January 31, 2019; and
3. Approval, on an advisory basis, of the compensation paid to the Company's named executive officers in Fiscal 2017.

All shareholders are cordially invited to attend, although only those shareholders of record as of the close of business on March 26, 2018 will be entitled to notice of and to vote at the Meeting or any adjournments thereof. The transfer books will not be closed.

A list of shareholders entitled to vote will be available for inspection by interested shareholders at the offices of the Company, 727 Fifth Avenue, New York, New York, commencing on May 14, 2018 during ordinary business hours.

BY ORDER OF THE BOARD OF DIRECTORS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders.
The Proxy Statement and the Annual Report to Shareholders for the year ended January 31, 2018 are available at: www.proxyvote.com

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM IN THE ENCLOSED ENVELOPE. ▼

E43080-P05910

TIFFANY & CO.

Proxy — Tiffany & Co.

SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS OF TIFFANY & CO. (THE "COMPANY") TO BE HELD MAY 24, 2018 AT 9:30 A.M. EDT AT THE RUBIN MUSEUM OF ART, 150 WEST 17TH STREET, NEW YORK, NEW YORK. THE BOARD OF DIRECTORS RECOMMENDS A VOTE: "FOR" ALL NOMINEES FOR DIRECTOR IN ITEM 1; "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING JANUARY 31, 2019 IN ITEM 2; AND "FOR" APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS IN FISCAL 2017 IN ITEM 3.

SHARES REPRESENTED BY THIS PROXY WILL BE SO VOTED UNLESS OTHERWISE INDICATED, IN WHICH CASE THEY WILL BE VOTED AS MARKED. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR IN ITEM 1, AND "FOR" ITEMS 2 AND 3. IF ANY NOMINEE NAMED ON THE REVERSE SIDE OF THIS CARD IS UNABLE TO SERVE AS A DIRECTOR, THE BOARD OF DIRECTORS MAY NOMINATE ANOTHER PERSON OR PERSONS IN SUBSTITUTION FOR SUCH NOMINEE AND THE PROXIES NAMED BELOW WILL VOTE FOR THE PERSON OR PERSONS SO NOMINATED.

The undersigned hereby appoints A. BOGLIOLO, M. J. ERCEG, L. M. HARLAN and each of them as proxies, with full power of substitution, to act for the undersigned, and to vote all shares of common stock represented by this proxy which the undersigned may be entitled to vote at the 2018 Annual Meeting of Shareholders (and any adjournment thereof) as directed and permitted on the reverse side of this card and, in their judgment, on such matters as may be incident to the conduct of, or may properly come before, the meeting.

YOUR VOTE IS IMPORTANT. EVEN IF YOU WISH TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY INTERNET, CALL IN YOUR VOTE, OR SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.